UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WAL-MART STORES, INC.

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Notice of 2015
Annual Shareholders’
Meeting and Proxy Statement

Friday,
June 5, 2015,
at 7:30 a.m.,
Central time

Bud Walton Arena, University of Arkansas,
Fayetteville, Arkansas
NYSE: WMT

April 22, 2015

Dear Fellow Shareholders:

We hope you will review the information provided in this proxy statement and attend Walmart’s 2015 Annual Shareholders’ Meeting, which will be held on Friday, June 5, 2015, at 7:30 a.m. Central Time at Bud Walton Arena on the University of Arkansas campus in Fayetteville, Arkansas. See page 102 for admission requirements if you plan to attend the meeting in person. The meeting will also be webcast on our website at http://stock.walmart.com/annual-reports. Regardless of whether or not you attend the meeting in person, your vote is important to us and we encourage you to cast your votes. See pages 99-100 for instructions regarding voting your shares.

As you will see, we continue to make enhancements to the format and content of our proxy statement to provide a clear and detailed overview of the topics that we will address at the meeting. Many of these changes were influenced by feedback from you, our shareholders. For example, in the Corporate Governance section beginning on page 12, we now include additional information regarding the skills, experiences, and qualifications of our Board of Directors, our Board evaluation process, and Board succession planning. The Compensation Discussion and Analysis section, beginning on page 43, describes how our executive compensation program is designed to support our company’s enterprise strategy, align with shareholder interest, and pay for performance.

Thank you for being a Walmart shareholder. We look forward to seeing you at the 2015 Annual Shareholders’ Meeting.

S. Robson Walton	Dr. James I. Cash, Jr.
Chairman	Lead Independent Director

Wal-Mart Stores, Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
(479) 273-4000
http://corporate.walmart.com

Notice of 2015 Annual Shareholders’ Meeting

Friday, June 5, 2015

7:30 a.m., Central time

Bud Walton Arena, University of Arkansas Campus, Fayetteville, Arkansas 72701

Please join our Board of Directors, senior leadership, and other shareholders for the 2015 Annual Shareholders’ Meeting of Wal-Mart Stores, Inc. The meeting will be held on Friday, June 5, 2015, at 7:30 a.m., Central time in Bud Walton Arena on the campus of the University of Arkansas, Fayetteville, Arkansas 72701. The purposes of the meeting are:

1.	to elect as directors the 15 nominees identified in the accompanying proxy statement;

2.	to ratify the appointment of Ernst & Young LLP as the company’s independent accountants for the fiscal year ending January 31, 2016;

3.	to vote on a non-binding advisory resolution to approve the compensation of the company’s named executive officers as disclosed in the accompanying proxy statement;

4.	to vote on the approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, as described in the accompanying proxy statement;

5.	to vote on the 5 shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting; and

6.	to transact any other business properly brought before the 2015 Annual Shareholders’ Meeting.

The Board of Directors set April 10, 2015 as the record date for the meeting. This means that only shareholders of record of Walmart as of the close of business on that date are entitled to:

•	receive this notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

Attending the meeting in person. If you plan to attend the meeting in person, please see page 102 for information regarding what you must bring with you to gain admittance to the 2015 Annual Shareholders’ Meeting.

Your vote is important to us. Regardless of whether you plan to attend, we urge all shareholders to vote on the matters described in the accompanying proxy statement. Please see pages 99-100 for information about voting by mail, telephone, the internet, mobile device, or in person at the 2015 Annual Shareholders’ Meeting. Voting in advance of the meeting in any of the ways described will not prevent you from attending the 2015 Annual Shareholders’ Meeting.

The proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2015 are available in the “Investors” section of our corporate website at http://stock.walmart.com/annual-reports.

April 22, 2015

Bentonville, Arkansas

By Order of the Board of Directors

Jeffrey J. Gearhart

Corporate Secretary

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Proxy Statement Summary

You have received these proxy materials because the Board is soliciting your proxy to vote your Shares at the 2015 Annual Shareholders’ Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. Please refer to the Table of Abbreviations on page 104 for the meaning of certain terms used in this summary and the rest of this proxy statement. This proxy statement and the related proxy materials were first mailed to shareholders and made available on the internet on April 22, 2015.

Annual Shareholders’ Meeting

Date and Time: June 5, 2015, 7:30 a.m., Central time Place: Bud Walton Arena, University of Arkansas Campus, Fayetteville, Arkansas 72701

Record Date: You can vote if you were a shareholder of record of the company at the close of business on April 10, 2015 (page 97).

Admission: You must have proof of ownership of Shares as of the record date above to attend the 2015 Annual Shareholders’ Meeting (page 102).

If you are unable to attend in person, you can view a live webcast of the 2015 Annual Shareholders’ Meeting at http://stock.walmart.com/annual-reports.

Voting Matters and Board Recommendations

The Board is not aware of any matter that will be presented for a vote at the 2015 Annual Shareholders’ Meeting other than those shown below.

	Board Vote Recommendation	Page Reference (for more detail)
Item 1: Election of Directors
The Board and the CNGC believe that the 15 nominees described in this proxy statement have the necessary skills and qualifications to provide effective oversight and strategic guidance.	FOR each Director Nominee	12
Item 2: Ratification of EY as Independent Accountants
The Audit Committee believes that continuing to engage EY as Walmart’s independent accountants for fiscal 2016 is in the best interests of Walmart and its shareholders, and we are asking shareholders to ratify the Audit Committee’s selection of EY for fiscal 2016.	FOR	37
Item 3: Advisory Vote to Approve Named Executive Officer Compensation
The CNGC has carefully designed our executive compensation program to emphasize pay for performance and support our enterprise strategy. We are asking shareholders to approve, on a non-binding, advisory basis, the compensation of Walmart’s NEOs as described in this proxy statement.	FOR	77
Item 4: Approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015
We are seeking shareholders’ approval of our 2015 Stock Incentive Plan, which is an amendment and restatement of our existing Stock Incentive Plan. Shareholder approval is required for certain performance-based awards under this plan to be eligible to be tax deductible to Walmart. We are not requesting approval of any additional Shares for issuance under this plan.	FOR	81
Items 5-9: Shareholder Proposals
After careful consideration, the Board recommends a vote against each of the five shareholder proposals described in this proxy statement.	AGAINST each shareholder proposal	87

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How to Cast Your Vote (pages 99-100)

You can vote by any of the following methods:

via the internet by going to www.proxyvote.com and following the instructions at that website;

by scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form with your mobile device;

via telephone by calling 1-800-690-6903; or

if you received a proxy card or voting instruction form in the mail, by completing, signing, dating, and returning your proxy card or voting instruction form in the return envelope provided to you in accordance with the instructions provided with the proxy card or voting instruction form.

You can also vote in person at the 2015 Annual Shareholders’ Meeting. You must bring proof of ownership of Shares as of the record date to attend the 2015 Annual Shareholders’ Meeting. See page 102 for a description of acceptable forms of proof of Share ownership.

If you vote via the internet, by scanning the QR code, or via telephone, you must vote no later than 11:59 p.m. Eastern time on June 4, 2015. If you return a proxy card by mail, it must be received before the polls close at the 2015 Annual Shareholders’ Meeting. If your Shares are held through a Walmart 401(k) plan, earlier voting deadlines apply. See pages 99-100.

Board Nominees (pages 15-22)

10 of our 15 Board nominees are independent, and all members of the Audit Committee and CNGC are independent. Despite their significant Share ownership, only three members of the Walton family are Board members.

									Other Public
		Director			Key Committee Membership				Company
Name	Age	Since	Principal Occupation	Independent	AC	CNGC	SPFC	TeCC	Boards
Aida M. Alvarez	65	2006	Former Administrator, U.S. Small Business Administration						0
James I. Cash, Jr.*	67	2006	James E. Robison Professor of Business Administration Emeritus, Harvard Business School						2
Roger C. Corbett	72	2006	Retired CEO and Group Managing Director, Woolworths Limited						2
Pamela J. Craig	58	2013	Retired CFO, Accenture plc						2
Michael T. Duke	65	2008	Retired President and CEO, Walmart						0
Timothy P. Flynn	58	2012	Retired Chairman and CEO, KPMG						2
Thomas W. Horton	53	2014	Former Chairman and CEO, American Airlines						1
Marissa A. Mayer	39	2012	President and CEO, Yahoo! Inc.						1
C. Douglas McMillon	48	2013	President and CEO, Walmart						0
Gregory B. Penner**	45	2008	General Partner, Madrone Capital Partners						1
Steven S Reinemund	67	2010	Retired Dean of Business, Wake Forest University, and retired Chairman and CEO, PepsiCo., Inc.						3
Kevin Y. Systrom	31	2014	CEO and Co-Founder, Instagram						0
Jim C. Walton	66	2005	Chairman and CEO, Arvest Bank Group, Inc.						0
S. Robson Walton***	70	1978	Chairman, Walmart						0
Linda S. Wolf	67	2005	Retired Chairman and CEO, Leo Burnett Worldwide, Inc.						1

Chair   Member

AC = Audit Committee; CNGC = Compensation, Nominating and Governance Committee; SPFC = Strategic Planning and Finance Committee; TeCC = Technology and eCommerce Committee

*	Lead Independent Director	**	Board Vice Chairman	***	Board Chairman

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Board Overview

The following graphs show the composition of our Board after the 2015 Annual Shareholders’ Meeting assuming all 15 nominees named in this proxy statement are elected at the 2015 Annual Shareholders’ Meeting.

Experience and Expertise	Tenure, Age, and Gender Diversity
Our director nominees bring a variety of backgrounds, qualifications, skills, and experiences needed to contribute to a well-rounded Board and provide effective oversight of our global operations in the rapidly evolving retail industry.	The Board is committed to thoughtful Board refreshment, ensuring an effective mix of deep company knowledge and fresh perspectives.

Director Attendance

•	Overall 98% attendance rate at Board and committee meetings during fiscal 2015

•	13 of 15 director nominees had perfect attendance at Board and committee meetings during fiscal 2015

•	All director nominees who were Board members at the time attended our 2014 Annual Shareholders’ Meeting

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Governance and Compensation Highlights

		Page
Governance Practices		Number
Board Independence	10 of our 15 director nominees are independent, and the Audit Committee and CNGC consist entirely of Independent Directors. Despite their significant Share ownership, only three members of the Walton family serve on the Board.	24
Board Leadership	We have separated the CEO and Chairman roles for more than 25 years and have a robust Lead Independent Director position.	29
Robust Board and Committee Evaluations	Annual Board and Board committee evaluations help promote Board and Board committee effectiveness.	33
Board Refreshment and Succession Planning	Through active succession planning and director tenure policies, the Board takes a thoughtful approach to Board refreshment.	33
Board-Level Risk Oversight	The Board and Board committees take an active role in the company’s risk oversight and risk management processes.	32
CNGC Oversight of Political Engagement	The CNGC reviews and advises management on Walmart’s legislative affairs and public policy engagement strategy, as well as its charitable giving strategy and social, community, and sustainability initiatives.	35
Active Shareholder Engagement	During fiscal 2015, Walmart significantly expanded its ongoing shareholder outreach on governance, executive compensation, and other matters.	35
Shareholder Rights
Annual Election of Directors	All directors are elected annually for one-year terms.	12
Majority Voting for Director Elections	Our bylaws require a majority voting standard in uncontested elections. Each director nominee has agreed to resign from the Board in the event that he or she fails to receive a majority vote.	98
Shareholder Right to Call Special Meetings	Shareholders owning 10% or more of Walmart’s outstanding common stock have the right to request a special meeting of shareholders.
No Poison Pill	Walmart does not have a poison pill or similar anti-takeover provision in place.
No Supermajority Voting Requirements	Walmart common stock is the only outstanding class of voting stock, and Walmart’s governance documents do not contain any supermajority voting requirements.
Executive Compensation
Pay for Performance	Over 75% of our CEO’s fiscal 2015 total direct compensation was tied to objective performance goals.	44
Incentive Payouts Aligned with Performance	For each of the last two years, our NEOs’ annual and long-term incentive payouts have been significantly below target levels.	45
Performance Metrics Aligned with Shareholder Value	Our NEOs’ annual and long-term incentive pay is based on operating income, sales, and ROI, which are aligned with our strategy, can be impacted by our executives, and are important indicators of retail performance.	50
Executive Pay Linked to Compliance and Diversity	Our NEOs’ annual cash incentive payouts may be reduced for failure to achieve compliance and diversity goals.	52
Mitigation of Risk	We mitigate risk in our executive compensation program by using a combination of performance metrics, linking a portion of each NEO’s pay to the performance of our company as a whole, and by capping maximum payouts tied to each performance metric.	65
Stock Ownership Guidelines	Robust stock ownership guidelines serve to align the interests of our executives with the interests of our shareholders.	64
Restrictions on Hedging and Pledging	All Associates and directors are prohibited from hedging or short-selling Walmart stock, and Executive Officers and directors are subject to significant restrictions on pledging Walmart stock.	64
No Employment Agreements	All of our Executive Officers are employed on an at-will basis.	63
No Change-In-Control Provisions	Our compensation plans do not contain any provisions under which our Executive Officers would be entitled to payments, accelerated equity vestings, or other benefits upon a change in control of our company.	63

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CORPORATE GOVERNANCE

Proposal No. 1	Election of Directors

What am I voting on?

You are voting on a proposal to elect each of the nominees named below as a director of the company for a one-year term. If you return your proxy, your proxy holder will vote your Shares FOR the election of each of the Board’s nominees named below unless you instruct otherwise. If the shareholders elect all of the director nominees named in this proxy statement at the 2015 Annual Shareholders’ Meeting, Walmart will have 15 directors. Each director nominee named in this proxy statement has consented to act as a director of Walmart if elected. If a nominee becomes unwilling or unable to serve as a director, your proxy holder will have the authority to vote your Shares for any substitute candidate nominated by the Board, or the Board may decrease the size of the Board.

What qualifications do the Compensation, Nominating and Governance Committee and the Board consider when selecting candidates for nomination?

An effective Board should be comprised of individuals who collectively provide an appropriate balance of distinguished leadership, diverse perspectives, strategic skill sets, and professional experience relevant to our company’s business and strategic objectives. In fulfilling its responsibility for identifying and evaluating director candidates, in accordance with Walmart’s Corporate Governance Guidelines, the CNGC selects potential candidates on the basis of: outstanding achievement in their professional careers; broad experience and wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience with and understanding of the business environment; willingness and ability to devote adequate time to Board duties; and such other experience, attributes, and skills that the CNGC determines qualify candidates for service on the Board. The CNGC also considers whether a potential candidate satisfies the independence and other requirements for service on the Board and its committees, as set forth in the NYSE Listed Company Rules and the SEC’s rules. Additional information regarding qualifications for service on the Board and the nomination process for director candidates is set forth in the CNGC’s charter and our Corporate Governance Guidelines, which are available on the Corporate Governance page of our website at http://stock.walmart.com.

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Depending on the current composition of the Board and Board committees and Walmart’s current needs and business priorities, the CNGC generally seeks director candidates who possess experience, skills, or background in one or more of the following areas:

Senior leadership
Senior leadership experience. Directors who have served in relevant senior leadership positions bring unique experience and perspective. We seek directors who have demonstrated expertise in governance, strategy, development, and execution.

Strategy

Retail experience. As the world’s largest retailer, we seek directors who possess an understanding of financial, operational, and strategic issues facing large retail companies.

Global or international business experience. Our company is a global organization. Directors with broad international exposure provide useful business and cultural perspectives, and we seek directors with relevant experience at multinational companies or in international markets.

Technology and e-commerce experience. E-commerce is a growing and important part of Walmart’s global business. Directors with experience in e-commerce or related industries, such as the digital, mobile, and consumer internet industries, provide valuable insights and perspective to the Board.

Marketing, brand management, or public relations experience. Directors with relevant experience in consumer marketing, brand management, and public relations, especially on a global basis, provide important insights to our Board.

Governance

Finance, accounting, or financial reporting experience. An understanding of finance and financial reporting processes is valued on the Board because of the importance our company places on accurate financial reporting and robust financial controls and compliance. We also seek to have a number of directors who qualify as audit committee financial experts.
Regulatory or legal experience. Our company’s business requires compliance with a variety of regulatory requirements across a number of countries. Our Board values the insights of directors who have experience advising or working at companies in regulated industries. Our board also benefits from the perspectives of directors with governmental, public policy, and other legal experience and expertise.

Diversity

The Board is committed to diversified membership because our global business serves a broad and diverse customer base, and we believe a board comprised of directors with diverse perspectives relevant to our company’s business and operations contributes to the Board’s effectiveness. Diversity and inclusion are values embedded into Walmart’s culture and fundamental to its business. In keeping with those values, when assessing a candidate, the CNGC and the Board consider the different viewpoints and experiences that a candidate could bring to the Board and how those viewpoints and experiences could enhance the Board’s overall effectiveness. The Board will not discriminate on the basis of race, color, national origin, gender, sexual orientation, religion, or disability in selecting nominees.

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Summary of Director Qualifications and Experience

Below we identify the balance of skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, what is noted represents the skills and qualifications reviewed by the CNGC and the Board in their consideration for re-nominating each candidate. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well-positioned to provide effective oversight and strategic advice to management of the Company.

			Strategy			Governance

	Senior leadership	Retail	Global or international business	Technology and e-commerce	Marketing, brand management, or public relations	Finance, accounting, or financial reporting	Regulatory or legal
Aida M. Alvarez
James I. Cash, Jr.
Roger C. Corbett
Pamela J. Craig
Michael T. Duke
Timothy P. Flynn
Thomas W. Horton
Marissa A. Mayer
C. Douglas McMillon
Gregory B. Penner
Steven S Reinemund
Kevin Y. Systrom
Jim C. Walton
S. Robson Walton
Linda S. Wolf
TOTAL	12	6	14	5	4	7	5
Douglas N. Daft(1)

(1)	Mr. Daft will retire from the Board effective June 5, 2015.

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Who are the 2015 director nominees?

Based on the recommendation of the CNGC, the Board has nominated the following candidates for election as directors at the 2015 Annual Shareholders’ Meeting. Each nominee is a highly-qualified, recognized leader in his or her respective industry, and the information set forth below includes, with respect to each nominee, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of Walmart, each Board committee on which he or she currently serves, whether he or she is independent, and directorships of other public companies held by each nominee during the past five years.

The Board recommends that shareholders vote FOR each of the nominees named below for election to the Board.

Aida M. Alvarez
From 1997 to 2001, Ms. Alvarez was a member of President Clinton’s Cabinet as the Administrator of the U.S. Small Business Administration (the “SBA”). She was the founding Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997. Ms. Alvarez was a vice president in public finance at First Boston Corporation and Bear Stearns & Co., Inc. prior to 1993. She is the Chair of the Latino Community Foundation and has served as a director of Oportun (formerly Progress Financial Corporation) since 2011, and as a director of Zoosk, Inc. since 2014. From 2004 to 2014, Ms. Alvarez served on the boards of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and Union Bank N.A.
Joined the Board: 2006 Age: 65 Board Committee: CNGC Other Current Public Company Directorships: None Independent Director	Skills and Qualifications:
Ms. Alvarez gained executive experience through her years in President Clinton’s Cabinet, her executive roles at government agencies, and her leadership at a prominent philanthropic organization.
Ms. Alvarez brings extensive knowledge of the federal government and insight into public policy.
The Board also benefits from Ms. Alvarez’s knowledge of investment banking and finance.
As the head of the SBA, Ms. Alvarez expanded the international role of the SBA and developed a global agenda for the SBA.

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James I. Cash, Jr.
Dr. Cash is the James E. Robison Professor of Business Administration Emeritus at Harvard Business School, where he served from July 1976 to October 2003. Dr. Cash served as the Senior Associate Dean and Chairman of HBS Publishing and Chairman of the MBA Program while on the faculty of the Harvard Business School. Dr. Cash holds an advanced degree in accounting and computer science and has been published extensively in accounting and information technology journals. He currently provides executive development and consulting services through The Cash Catalyst, LLC, which he formed in 2009. He has served as a director of The Chubb Corporation since 1996 and of General Electric Company since 1997. Dr. Cash has served as a director of a number of other public companies, including Phase Forward Incorporated from October 2003 to May 2009, and Microsoft Corporation from May 2001 to November 2009, and has served on the audit committees of several public companies. He also serves as a director of several private companies.

Joined the Board: 2006

Age: 67

Board Committees: Audit Committee; Executive Committee; TeCC

Other Current Public Company Directorships: The Chubb Corporation; General Electric Company

Lead Independent Director

Skills and Qualifications:
Dr. Cash brings financial, accounting, and strategic planning expertise from his distinguished career in academia, and from his service at HBS Publishing and on the boards of directors and audit committees of other large, multinational public companies.
Dr. Cash brings a global perspective gained from his service on boards of large, multinational companies in a variety of industries.
The Board benefits from Dr. Cash’s unique knowledge of information technology, as well as his experiences gained from consulting activities and service on the boards of directors of technology companies.

Roger C. Corbett
Mr. Corbett is the retired CEO and Group Managing Director of Woolworths Limited, the largest retail company in Australia, where he served from 1990 to 2006. He is a director of The Reserve Bank of Australia, and he is Chairman of Fairfax Media Limited (a major Australian newspaper, magazine and internet publisher). He also is a director and non-executive Chairman of Mayne Pharma Group Limited, an Australian specialist pharmaceutical company, and until recently was Chairman of PrimeAg Australia (a major Australian farming enterprise). Mr. Corbett is a former founding director of Outback Stores. He is also a member of, and holds leadership positions on, the boards and advisory councils of a number of industry, charitable, and non-profit organizations.
Joined the Board: 2006 Age: 72 Board Committee: SPFC Other Current Public Company Directorships: Fairfax Media Limited; Mayne Pharma Group Limited Independent Director	Skills and Qualifications:
Mr. Corbett has more than 50 years of experience in the retail industry, and brings unique financial, operational, and strategic expertise in matters facing large retail companies.
In addition, Mr. Corbett’s leadership positions with multinational companies bring to the Board an international retail perspective and understanding of international markets.

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Pamela J. Craig
Ms. Craig served as CFO of Accenture plc (“Accenture”), a multinational management consulting, technology and outsourcing company, from October 2006 to June 2013. On July 1, 2013, Ms. Craig stepped down as CFO and retired from Accenture in August 2013. She served in a variety of consulting, operational, and finance leadership roles at Accenture in her 34 years with the firm and its predecessor companies. Her three prior roles with Accenture from the time it became a public company were as senior vice president, finance, from March 2004 to October 2006, group director, business operations and services, from March 2003 to March 2004, and managing partner, global business operations, from June 2001 to March 2003. She has served on the boards of Akamai Technologies, Inc. since 2011 and VMWare, Inc. since 2013. In addition, she serves on the boards of directors and/or advisors of several private and charitable organizations.
Joined the Board: 2013 Age: 58 Board Committee: Audit Committee Other Current Public Company Directorships: Akamai Technologies, Inc.; VMWare, Inc. Independent Director	Skills and Qualifications:
Ms. Craig brings financial reporting, accounting, and risk management expertise gained through her service as the CFO of a major, publicly-held management consulting, technology, and outsourcing firm.
The Board benefits from Ms. Craig’s experience in global business leadership and governance.
Ms. Craig also brings experience gained from her service on the boards of directors of various technology companies.

Michael T. Duke
Mr. Duke was Walmart’s President and CEO from February 1, 2009 to January 31, 2014, and served as Chair of the Executive Committee from February 1, 2011 to January 31, 2015, when he retired from the company. Prior to his appointment as our company’s President and CEO, he held other positions with Walmart since July 1995, including Vice Chairman with responsibility for Walmart International beginning in September 2005 and Executive Vice President, President and CEO of Walmart U.S., beginning in April 2003. Mr. Duke has served on the board of directors of The Consumer Goods Forum and the board of advisors of the Conservation International’s Center for Environmental Leadership in Business, the University of Arkansas, and the Tsinghua University School of Economics and Management in Beijing, China. He is also a member of the National Academy of Engineering.
Joined the Board: 2008 Age: 65 Board Committees: SPFC; TeCC Other Current Public Company Directorships: None	Skills and Qualifications:
Mr. Duke brings years of executive leadership experience across multiple operating segments of our company.
The Board benefits from Mr. Duke’s decades of experience and leadership in the retail industry and at our company.
Mr. Duke has extensive knowledge of international markets and international retailing.

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Timothy P. Flynn
Mr. Flynn was the Chairman of KPMG International (“KPMG”), a global professional services organization that provides audit, tax, and advisory services, from 2007 until his retirement in October 2011. From 2005 until 2010, he served as Chairman and from 2005 to 2008 as Chief Executive Officer of KPMG LLP in the U.S., the largest individual member firm of KPMG. Prior to serving as Chairman and CEO of KPMG LLP in the U.S., Mr. Flynn was Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices. Mr. Flynn serves as a member of the board directors of The Chubb Corporation and JPMorgan Chase & Co. and as a member of the board of trustees of the University of St. Thomas, St. Paul, Minnesota. He previously has served as trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and was a founding member of The Prince of Wales’ International Integrated Reporting Committee.
Joined the Board: 2012 Age: 58 Board Committee: Audit Committee (Chair) Other Current Public Company Directorships: The Chubb Corporation; JPMorgan Chase & Co. Independent Director	Skills and Qualifications:
Mr. Flynn has over 32 years of experience in risk management, financial services, financial reporting, and accounting.
Mr. Flynn also brings extensive experience with issues facing complex, global companies, and expertise in accounting, auditing, risk management, and regulatory affairs for such companies.
In addition, Mr. Flynn’ brings his experiences in executive leadership positions at KPMG and his service on the boards of directors of other large public companies.

Thomas W. Horton
Mr. Horton most recently served as the Chairman of AMR Corporation, the parent company of American Airlines Group, Inc. (“AMR”) from December 2013 to June 2014. He also served in various other executive leadership positions at AMR, including as President from 2010 until his appointment as Chairman and CEO in 2011, during which time he led AMR through a successful restructuring and turnaround that culminated in the merger of AMR and US Airways, creating the world’s largest airline. From 2006 to 2010, Mr. Horton served as Executive Vice President of Finance and Planning at AMR. Mr. Horton joined AMR from AT&T Corporation, where he served in various roles between 2002 and 2005, including as Vice Chairman and as Chief Financial Officer. While at AT&T, Mr. Horton led the evaluation of strategic alternatives that ultimately led to the combination of AT&T and SBC Communications, Inc. Mr. Horton joined AT&T from AMR, where he had served in various roles from 1985 until 2002, including as Senior Vice President and Chief Financial Officer. Before joining AMR in 1985, Mr. Horton worked at an international accounting firm, Peat Marwick & Company, which is now KPMG. He also serves on the board of directors of Qualcomm, Inc. and on the executive board of the Cox School of Business at Southern Methodist University.
Joined the Board: 2014 Age: 53 Board Committee: Audit Committee Other Current Public Company Directorships: Qualcomm, Inc. Independent Director	Skills and Qualifications:
Mr. Horton brings valuable perspective developed from more than 30 years of experience in finance, accounting, auditing, and risk management.
Our Board benefits from Mr. Horton’s valuable experiences at complex, international business industries.
In addition, Mr. Horton brings unique insights gained from his executive leadership roles at large, highly-regulated, publicly-traded companies.

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Marissa A. Mayer
Ms. Mayer is President and Chief Executive Officer and a member of the board of directors of Yahoo! Inc. (“Yahoo!”), a digital media company, positions she has held since July 2012. Prior to assuming her role at Yahoo!, Ms. Mayer was the Vice President of Local and Maps for Google Inc. (“Google”) beginning in 2010, where she led the product management and engineering efforts of Google’s local, mobile, and location-based products, including Google Maps, Google Maps for Mobile, Local Search, Google Earth, and Street View. Ms. Mayer served in a variety of other capacities after joining Google as its first female engineer in 1999, and was responsible for launching hundreds of products and features during that time. Concurrently with her work at Google, Ms. Mayer taught introductory computer programming classes at Stanford University. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science from Stanford University. Ms. Mayer serves on the board of directors of AliphCom (which does business as Jawbone) and on the boards of the San Francisco Museum of Modern Art and the San Francisco Ballet.
Joined the Board: 2012 Age: 39 Board Committees: SPFC; TeCC Other Current Public Company Directorships: Yahoo! Inc. Independent Director	Skills and Qualifications:
Ms. Mayer brings extensive expertise and insight into the technology and consumer internet industries.
Her senior leadership experience is demonstrated by her executive role at a prominent consumer internet company and her positions on the boards of several non-profit organizations.
Ms. Mayer brings distinguished experience in internet product development, engineering, and brand management.
As the CEO of a global company, Ms. Mayer brings insights into global business, strategy, and governance.

C. Douglas McMillon
Mr. McMillon is the President and CEO of Walmart and has served in that position since February 1, 2014. Prior to this appointment, he held numerous other positions with Walmart, including Executive Vice President, President and CEO, Walmart International, from February 1, 2009 through January 31, 2014, and Executive Vice President, President and CEO, Sam’s Club, from August 2005 through January 2009. Mr. McMillon has held a variety of other leadership positions since joining our company more than two decades ago. Mr. McMillon also serves as a member of the executive committee of the Business Roundtable.
Joined the Board: 2013 Age: 48 Board Committees: Executive Committee (Chair); GCC (Chair) Other Current Public Company Directorships: None President and Chief Executive Officer	Skills and Qualifications:
Mr. McMillon brings years of executive leadership experience at our company and extensive expertise in corporate strategy, development, and execution.
In addition, Mr. McMillon brings extensive knowledge and unique experience with the Walmart International segment.
Mr. McMillon has more than two decades of experience in the retail industry and at our company.

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Gregory B. Penner+
Mr. Penner was appointed as Vice Chairman of the Board in June 2014. He has been a General Partner of Madrone Capital Partners (“Madrone”), an investment management firm, since 2005. From 2002 to 2005, he served as Walmart’s Senior Vice President and CFO - Japan. Before serving in that role, Mr. Penner was the Senior Vice President of Finance and Strategy for Walmart.com. Prior to working for Walmart, Mr. Penner was a General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co. Mr. Penner has been a member of the board of directors of Baidu, Inc. since 2004, and he previously served on the boards of Hyatt Hotels Corporation; eHarmony, Inc.; Castleton Commodities International, LLC; 99Bill Corporation; and Cuil, Inc.
Joined the Board: 2008 Age: 45 Board Committees: TeCC (Chair); SPFC; GCC Other Current Public Company Directorships: Baidu, Inc. Vice Chairman	Skills and Qualifications:
Mr. Penner brings expertise in strategic planning, finance, and investment matters, including prior experience as a CFO in our company’s operations in Japan, and his service on the boards of directors of public and private companies in a variety of industries.
The Board benefits from Mr. Penner’s retail experiences with our company’s operations in Japan and at Walmart.com.
In addition, Mr. Penner has broad knowledge of international business, particularly in Japan and China.
Mr. Penner brings unique technology expertise gained through both his service with the company and as a director of various technology companies.

Steven S Reinemund
Mr. Reinemund is the retired Dean of Business and Professor of Leadership and Strategy at Wake Forest University, a position he held from July 2008 to June 2014, and where he continues to serve in an advisory role as an Executive-in-Residence. Prior to joining the faculty of Wake Forest University, Mr. Reinemund had a distinguished 23-year career with PepsiCo, Inc. (“PepsiCo”), where he served as Chairman of the Board from October 2006 to May 2007, and Chairman and CEO from May 2001 to October 2006. Prior to becoming Chairman and CEO, Mr. Reinemund was PepsiCo’s President and Chief Operating Officer from 1999 to 2001 and Chairman and CEO of Frito-Lay’s worldwide operations from 1996 to 1999. Mr. Reinemund has served as a director of Exxon Mobil Corporation, American Express Company, and Marriott International, Inc. since 2007. He previously served as a director of Johnson & Johnson from 2003 to 2008. Mr. Reinemund is also a member of the board of trustees for The Cooper Institute and the United States Naval Academy Foundation.

Joined the Board: 2010

Age: 67

Board Committee: SPFC (Chair)

Other Current Public Company Directorships: American Express Company; Exxon Mobil Corporation; Marriott International, Inc.

Independent Director

Skills and Qualifications:
Mr. Reinemund has considerable international business leadership experience gained through his service as Chairman and CEO of a major global public company, through his service as dean of a prominent business school, and his service on the boards of several large companies in a variety of industries.
Mr. Reinemund also brings valuable experience with large, international businesses.
In addition, Mr. Reinemund’s experience in executive leadership positions at Pepsi and Frito-Lay provides valuable insights to our Board regarding brand management, marketing, finance, and strategic planning.

+	Gregory B. Penner is the son-in-law of S. Robson Walton.

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Kevin Y. Systrom
Mr. Systrom is the CEO and co-founder of Instagram, where he managed the company through a period of extremely rapid growth and through the purchase of Instagram by Facebook, Inc. in April 2012. Under his leadership as CEO, Instagram has continued its entrepreneurial development of a video sharing and direct messaging product, Instagram Direct, and has grown it to hundreds of millions of active users worldwide, making it one of the fastest growing social networks of all time. From 2006 until 2009, he was at Google Inc. and worked on large consumer products such as Gmail and Google Calendar. Before joining Google, Mr. Systrom worked with Odeo, a startup company that eventually became Twitter. He graduated from Stanford University with a bachelor of science in management science and engineering with a concentration in finance and decision analysis. While attending Stanford University, he participated in the Mayfield Fellows Program, a high-tech entrepreneurship program.
Joined the Board: 2014 Age: 31 Board Committees: CNGC; TeCC Other Current Public Company Directorships: None Independent Director	Skills and Qualifications:
Mr. Systrom provides unique insights, experiences, and expertise in developing impactful social networking and consumer internet products.
The Board benefits from Mr. Systrom’s successful entrepreneurial leadership in the technology and consumer internet industries.
In addition, Mr. Systrom brings distinguished experience in the design of internationally-recognized consumer internet products.
As the CEO of a fast-growing and complex, international company, Mr. Systrom brings valuable insights into global business, strategy, and governance.

Jim C. Walton*
Mr. Walton has been the Chairman and CEO of Arvest Bank Group, Inc., a group of banks operating in the states of Arkansas, Kansas, Missouri, and Oklahoma since 1990. Since 1982, Mr. Walton has also served as Chairman of Community Publishers, Inc., which operates newspapers in Arkansas, Missouri, and Oklahoma.
Joined the Board: 2005 Age: 66 Board Committee: Executive Committee Other Current Public Company Directorships: None	Skills and Qualifications:
Mr. Walton brings to the Board his executive leadership, strategic planning, and management experience gained through his leadership positions at the companies described above, including in the banking industry.
Mr. Walton’s qualifications to serve on the Board include his banking and investment expertise.
The Board benefits from Mr. Walton’s long history and familiarity with our company and its operations gained through his service on the Board and prior service on the SPFC.

*	Jim C. Walton and S. Robson Walton are brothers.

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S. Robson Walton+*
Mr. Walton is the Chairman of Walmart and has been a member of the Board since 1978. He joined our company in 1969 and, prior to becoming Chairman in 1992, held a variety of positions with our company, including Senior Vice President, Corporate Secretary, General Counsel, and Vice Chairman. Before joining Walmart, Mr. Walton was in private law practice as a partner with the law firm of Conner & Winters in Tulsa, Oklahoma. In addition to his duties at Walmart, Mr. Walton is involved with a number of non-profit and educational organizations, including Conservation International, where he serves as Chairman of that organization’s executive committee, and the College of Wooster, where he is an Emeritus Life Trustee for the college.
Joined the Board: 1978 Age: 70 Board Committees: Executive Committee; GCC Other Current Public Company Directorships: None Chairman	Skills and Qualifications:
Mr. Walton brings decades of leadership experience with Walmart and his expertise in strategic planning gained through his service on the boards and other governing bodies of non-profit organizations.
Mr. Walton has extensive legal and corporate governance expertise gained as Walmart’s Corporate Secretary and General Counsel and as an attorney in private practice.
The Board benefits from Mr. Walton’s in-depth knowledge of our company, its history and the retail industry, all gained through more than 35 years of service on the Board and more than 20 years of service as our company’s Chairman.

Linda S. Wolf
Ms. Wolf is the retired Chairman and CEO of Leo Burnett Worldwide, Inc. (“Leo Burnett”), a global advertising agency and division of Publicis Groupe S.A. Ms. Wolf served in various positions with Leo Burnett and its predecessors from 1978 to April 2005, including as Chairman and CEO from January 2001 until April 2005. She serves as a trustee for investment funds advised by the Janus Capital Group Inc. and has served on the board of InnerWorkings, Inc., a provider of managed print and promotional procurement solutions, since November 2006, and Wrapports, LLC since 2012. Among other endeavors, Ms. Wolf also serves on the boards of the Rehabilitation Institute of Chicago, Lurie Children’s Hospital of Chicago, and The Chicago Council on Global Affairs.
Joined the Board: 2005 Age: 67 Board Committees: CNGC (Chair); TeCC Other Current Public Company Directorships: Innerworkings, Inc. Independent Director	Skills and Qualifications:
Ms. Wolf brings executive leadership and management experience gained as a CEO of a global company and through her service on a variety of public company and non-profit boards.
Ms. Wolf’s qualifications to serve on the Board also include her brand management, marketing, and public relations experience gained through her years leading Leo Burnett.
As the former CEO of a global company, Ms. Wolf brings a valuable international perspective to the Board.

+	Gregory B. Penner is the son-in-law of S. Robson Walton.
*	S. Robson Walton and Jim C. Walton are brothers.

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Are there any directors not standing for reelection?

Yes. Douglas N. Daft, who currently serves on the Board, will rotate off the Board at the conclusion of his current term and will not stand for reelection at the 2015 Annual Shareholders’ Meeting.

Douglas N. Daft
Mr. Daft is the retired Chairman and CEO of The Coca-Cola Company, a beverage manufacturer, where he served in that capacity from February 2000 until May 2004 and in various other capacities, including responsibility for various international markets, since 1969. Mr. Daft served as a director of The McGraw-Hill Companies, Inc. from 2003 to April 2012, Green Mountain Coffee Roasters, Inc. from December 2009 to May 2012, and Sistema-Hals from September 2006 until December 2009. Among additional endeavors, Mr. Daft is a member of the European Advisory Council for N.M. Rothschild & Sons Limited and a member of the advisory board of Longreach, Inc.
Joined the Board: 2005 Age: 72 Board Committee: CNGC Other Current Public Company Directorships: None Independent Director	Skills and Qualifications:
Mr. Daft brings experience through his service as Chairman and CEO of a global public company and through his years of service on the boards of several large companies in a variety of industries. Mr. Daft provides diverse and valuable corporate governance, finance, operational, and strategic expertise to the Board.
In addition, Mr. Daft brings to the Board extensive expertise in brand management, marketing, finance, and strategic planning.
Mr. Daft’s leadership positions at large multinational companies provide unique experience with and insights into operating across international markets.

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Director Independence

A majority of our directors must be independent in accordance with the independence requirements set forth in the NYSE Listed Company Rules. In addition, the Audit Committee and the CNGC must be composed solely of directors who meet additional, heightened independence standards applicable to members of audit committees and compensation committees under the NYSE Listed Company Rules and the SEC’s rules.

In making independence determinations, the Board complies with all NYSE and SEC criteria and considers all relevant facts and circumstances. Under the NYSE Listed Company Rules, to be considered independent:

•	the director must not have a disqualifying relationship, as defined in the NYSE Listed Company Rules; and

•	the Board must affirmatively determine that the director otherwise has no direct or indirect material relationship with our company. To aid in the director independence assessment process, the Board has adopted materiality guidelines that identify the following categories of relationships that the Board has determined will generally not affect a director’s independence.

Materiality Guideline	Description
Ordinary Retail Transactions	The director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from Walmart in retail transactions on terms generally available to Walmart Associates during Walmart’s last fiscal year.
Immaterial Ownership	The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, 5% or less of an entity that has a business relationship with Walmart.
Immaterial Transactions	The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, more than 5% of an entity that has a business relationship with Walmart so long as the amount paid to or received from Walmart during the entity’s last fiscal year accounts for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.
The director or a member of the director’s immediate family is or has been during the entity’s last fiscal year an executive officer or employee of an entity that made payments to, or received payments from, Walmart during the entity’s last fiscal year that account for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.
Immaterial Positions	The director or one or more members of the director’s immediate family is a director or trustee or was a director or trustee (but not an executive officer or employee) of an entity during the entity’s last fiscal year that has a business or charitable relationship with Walmart and that made payments to, or received payments from, Walmart during the entity’s last fiscal year in an amount representing less than $5,000,000 or, if greater, 5% of the entity’s consolidated gross revenues for that entity’s last fiscal year.

Walmart paid to, employed, or retained one or more members of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year.
Immaterial Benefits	The director or one or more members of the director’s immediate family received from Walmart, during Walmart’s last fiscal year, personal benefits having an aggregate value of less than $5,000.

In April 2015, the Board and the CNGC conducted their annual review of directors’ responses to a questionnaire soliciting information regarding their direct and indirect relationships with the company (and the directors’ immediate family members’ direct and indirect relationships with the company) and other relationships that may be relevant to independence, as well as due diligence performed by management regarding any transactions, relationships, or arrangements between the company and the directors or parties related to the directors. As a result of this review, the Board has determined that the following director nominees are Independent Directors under the independence standards set forth in the NYSE Listed Company Rules: Aida M. Alvarez; James I. Cash, Jr.; Roger C. Corbett; Pamela J. Craig; Timothy P. Flynn; Thomas W. Horton; Marissa A. Mayer; Steven S Reinemund; Kevin Y. Systrom; and Linda S. Wolf. The Board has also determined that Douglas N. Daft, who is not standing for reelection at the 2015 Annual Shareholders’ Meeting, is an Independent Director. In addition, the Board determined that the currently serving members of the Audit Committee and the CNGC meet the heightened independence standards for membership on those Board committees. The Board also determined that Christopher J. Williams, who did not stand for reelection at the 2014 Annual Shareholders’ Meeting and, therefore, ceased to be a director of Walmart on June 6, 2014, was independent during the portion of fiscal 2015 during which he served on the Board.

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In making its determination as to the independence of our Independent Directors, the Board considered whether any relationship between a director and Walmart is a material relationship based on the materiality guidelines discussed above, the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate. In each case, the Board found the relationship with our Independent Directors to be immaterial to the director’s independence. The types of relationships considered by the Board are noted below:

Relationship Type	Director
The director was an officer of a Walmart vendor or service provider	Ms. Mayer Mr. Systrom
Immediate family members of the director were employees or officers of Walmart vendors or service providers	Ms. Alvarez Mr. Corbett Ms. Craig Mr. Reinemund Ms. Wolf
The director was a director or trustee of a Walmart vendor or service provider	Dr. Cash Ms. Craig Mr. Flynn Mr. Horton Ms. Mayer Mr. Reinemund Mr. Williams Ms. Wolf

The aggregate amounts involved in each of the relationships and transactions described in the preceding table were less than $1 million or, if greater, 1% of the consolidated gross revenues for the entity’s last fiscal year, with the exception of certain relationships involving Ms. Mayer and immediate family members of Ms. Craig, Mr. Corbett, and Mr. Reinemund. Ms. Mayer served as a member of the board of directors of a Walmart vendor that received payments from Walmart during the entity’s last fiscal year that account for more than 1% but less than 2% of that entity’s consolidated gross revenues for the entity’s last fiscal year. In each of the other instances, an immediate family member of one of our directors is or was employed by or had a less than 5% indirect ownership interest in (but is not an executive officer of) a Walmart supplier or vendor that received payments from Walmart during the entity’s last fiscal year that account for more than 1% of the entity’s consolidated gross revenues for that entity’s last fiscal year. The Board determined these relationships were immaterial to each director’s independence because in each case neither the director nor the immediate family member: (i) is or was not an executive officer of the entity; (ii) is or was not involved in the negotiation of transactions or the business relationship between Walmart and the entity; (iii) does or did not receive compensation from the entity based on the marketing or sale of the entity’s goods or services to Walmart; and (iv) did not have his or her advancement within such entity based on the marketing or sale of the entity’s goods or services to Walmart. Further, the payments made by Walmart to the entities, or by the entities to Walmart, were for various products and services in the ordinary course of business, and Walmart has had a relationship with these entities for many years prior to the directors’ immediate family members’ employment with these entities.

In their determination of Ms. Mayer’s independence, the Board and the CNGC considered Ms. Mayer’s positions as the chief executive officer, president, and a member of the board of directors of Yahoo!. During fiscal 2015, Walmart paid Yahoo! for advertising space on Yahoo!’s websites and Yahoo! made ordinary course purchases from Walmart in amounts that account for less than 1% of Yahoo!’s 2014 revenues and Walmart’s fiscal 2015 revenues. Walmart anticipates that it will purchase advertising space on Yahoo!’s websites and will sell goods in the ordinary course to Yahoo! in fiscal 2016. Ms. Mayer was not involved in any transaction between Walmart and Yahoo! and did not have a direct or indirect material interest in any transaction between Walmart and Yahoo!. Based on the Board’s consideration of Ms. Mayer’s positions at Yahoo! and the other factors relating to the transactions between Walmart and Yahoo!, the Board determined that Ms. Mayer’s interest in Yahoo! did not give rise to a material relationship that would impair Ms. Mayer’s independence.

The Board and the CNGC concluded that the Independent Directors do not currently have, and have not had during any pertinent period, relationships that: (i) constitute disqualifying relationships under the NYSE Listed Company Rules; (ii) otherwise compromise the independence of the named directors; or (iii) otherwise constitute a material relationship between Walmart and the directors.

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Director Compensation

Walmart’s compensation program for Outside Directors is intended to:

•	Provide fair compensation commensurate with the work required to serve on the Board of a company with Walmart’s size, scope, and complexity;

•	Align directors’ interests with the interests of Walmart shareholders; and

•	Be easy to understand and communicate, both to our directors and to our shareholders.

At least annually, the CNGC reviews our compensation program for Outside Directors and makes recommendations to the Board, which approves Outside Director compensation. In developing its recommendations, the CNGC considers, among other information, data regarding director compensation at peer group companies.

Components of Director Compensation

Our Outside Director compensation program consists of the following primary components:

Who is Eligible	Component	Annual Amount
Base Compensation – All Outside Directors	Annual Stock Grant	$175,000
	Annual Retainer	$75,000
Additional Fees – Some Outside Directors	Additional Retainer – Audit and CNGC Chairs	$25,000
	Additional Retainer – SPFC and TeCC Chairs	$20,000
	Additional Retainer – Lead Independent Director	$20,000
	Additional Retainer for service on multiple Board committees	$15,000

Outside Directors receive the stock grant annually upon election to the Board at our Annual Shareholders’ Meeting. Each Outside Director may elect to defer the receipt of this stock grant in the form of stock units. The other components of Outside Director compensation listed above are paid quarterly in arrears. Each Outside Director can elect to receive these other components in the form of cash, Shares (with the number of Shares determined based on the closing price of Shares on the NYSE on the payment date), deferred in stock units, or deferred into an interest-credited cash account.

In addition, each Outside Director who attends in person a Board meeting held at a location that requires intercontinental travel from his or her residence is paid an additional $4,000 meeting attendance fee. Finally, each member of the Audit Committee received an additional fee during fiscal 2015. Since 2011, the Audit Committee has been conducting an internal investigation into, among other things, alleged violations of the U.S. Foreign Corrupt Practices Act (the “FCPA”) and other alleged crimes or misconduct in connection with certain foreign subsidiaries, and whether prior allegations of such violations and/or misconduct were appropriately handled by Walmart. The Audit Committee and Walmart have engaged outside counsel from a number of law firms and other advisors who are assisting in the ongoing investigation of these matters. This investigation continues to result in a significant increase in the workload of the Audit Committee members, and during fiscal 2015, the Audit Committee conducted seven additional meetings primarily related to the investigation. Audit Committee members also received frequent updates regarding the investigation via conference calls and other means of communication with outside counsel and other advisors. In light of this continuing significant additional time commitment, in November 2014, the CNGC and Board approved an additional fee of $37,500 payable to each Audit Committee member other than the Audit Committee Chair, and an additional fee of $50,000 payable to the Audit Committee Chair. These additional fees may be received in the form of cash, Shares (with the number of Shares determined based on the closing price of Shares on the NYSE on the payment date), deferred in stock units, or deferred into an interest-credited cash account.

Director Stock Ownership Guidelines

Pursuant to stock ownership guidelines adopted by the Board, each Outside Director is required to own, within five years of his or her initial election to the Board, Shares or deferred stock units with a value equal to five times the annual retainer portion of the Outside Director compensation established by the Board in the year the director was initially elected. All Outside Directors who have reached the five-year compliance date own sufficient Shares or deferred stock units to satisfy this requirement.

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Director Compensation for Fiscal 2015

			Change in Pension Value
	Fees Earned or	Stock	and Nonqualified Deferred	All Other
	Paid in Cash	Awards	Compensation Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(f)	(g)	(h)
Aida M. Alvarez	79,000	175,035	0	3,787	257,822
James I. Cash, Jr.	151,500	175,035	0	3,486	330,021
Roger C. Corbett	91,000	175,035	0	41,300	307,335
Pamela J. Craig	116,500	175,035	0	0	291,535
Douglas N. Daft	79,000	175,035	10,254	282	264,571
Timothy P. Flynn	143,217	175,035	0	4,178	322,430
Thomas W. Horton	15,845	94,469	0	0	110,314
Marissa A. Mayer	90,000	175,035	0	3,227	268,262
Gregory B. Penner	114,000	175,035	0	0	289,035
Steven S Reinemund	99,000	175,035	0	4,077	278,112
H. Lee Scott, Jr.	32,349	0	0	0	32,349
Kevin Y. Systrom	23,723	121,313	0	0	145,036
Jim C. Walton	79,000	175,035	0	682	254,717
S. Robson Walton	45,000	162,530	0	0	207,530
Christopher J. Williams	53,602	0	0	4,470	58,072
Linda S. Wolf	119,000	175,035	0	1,863	295,898

Explanation of information in the columns of the table:

Name (column (a))

Michael T. Duke and C. Douglas McMillon are omitted from this table because they received compensation only as Associates of our company during fiscal 2015 and did not receive any additional compensation for their duties as directors. H. Lee Scott, Jr. and Christopher J. Williams did not stand for reelection and retired from the Board as of the 2014 Annual Shareholders’ Meeting.

Fees Earned or Paid in Cash (column (b))

This column reflects the annual retainer, committee chair retainers, the Lead Independent Director retainer, retainers for service on multiple Board committees, additional payments to certain directors for attendance at Board meetings that required intercontinental travel, and the additional Audit Committee fees described above. Mr. Daft elected to defer the receipt of these fees into an interest-credited account. Certain other Outside Directors elected to either receive Shares in lieu of these amounts or defer these amounts in the form of deferred stock units, as shown below:

		Number of Shares	Number of Deferred Stock
	Amount	Received in Lieu of	Units in Lieu of
Director	($)	Cash	Cash
Timothy P. Flynn	143,217		1,771
Marissa A. Mayer	90,000		1,150
Gregory B. Penner	114,000		1,460
Kevin Y. Systrom	23,723	278
Christopher J. Williams	53,602	707

Stock Awards (column (c))

In accordance with SEC rules, the amounts in this column are the aggregate grant date fair value of stock awards granted during fiscal 2015, computed in accordance with the stock-based accounting rules that are part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718). Each Outside Director that was elected to the Board at the 2014 Annual Shareholders’ Meeting received a stock award of 2,267 Shares ($175,000 divided by $77.21, the closing price of a Share on the NYSE on the grant date, and rounded to the nearest Share). Dr. Cash, Mr. Daft, Mr. Flynn, Ms. Mayer, Mr. Penner, Mr. Jim Walton, and Ms. Wolf elected to defer these Shares in the form of deferred stock units. Mr. Scott and Mr. Williams did not stand for reelection at the 2014 Annual Shareholders’ Meeting and, therefore, did not receive a stock grant during fiscal 2015. Mr. S. Robson Walton ceased to be an Associate and became an Outside Director on July 1, 2014. Mr. Systrom and Mr. Horton were appointed to the Board on September 26, 2014 and November 21, 2014, respectively. In connection with these events, Mr. S. Robson Walton, Mr. Systrom, and Mr. Horton each received a prorated portion of the $175,000 annual stock award, rounded to the nearest Share, as shown on the table below. Mr. S. Robson Walton elected to defer these Shares in the form of deferred stock units.

		Prorated Value of	Closing Stock Price on	Number of Shares
Director	Grant Date	Stock Award	Grant Date	Granted
S. Robson Walton	July 1, 2014	$162,534	$75.28/Share	2,159
Kevin Y. Systrom	September 26, 2014	$121,301	$76.49/Share	1,586
Thomas W. Horton	November 21, 2014	$ 94,452	$84.65/Share	1,116

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Option Awards and Non-Equity Incentive Plan Compensation (columns (d) and (e))

We do not issue stock options to our Outside Directors and do not provide our Outside Directors with any non-equity incentive plan compensation. Therefore, we have omitted these columns from the table. As of the end of fiscal 2015, Mr. Duke held options to purchase 243,292 Shares. Mr. McMillon also held options to purchase Shares as of the end of fiscal 2015, as disclosed on the Outstanding Equity Awards at Fiscal 2015 Year-End table on page 71. The options held by Mr. Duke and Mr. McMillon were granted to them in prior years as part of their compensation for service as Associates and not as compensation for serving as a director of our company.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (column (f))

This column represents above-market interest earned on director compensation deferred to an interest-credited account under the Director Compensation Deferral Plan, as elected by the director. The interest rate on the interest-credited account is set pursuant to the terms of the Director Compensation Deferral Plan based on the ten-year United States Treasury note yield on the first day of January plus 2.70%. This rate was 5.70% for the calendar year ended December 31, 2014, and decreased to 4.82% for the calendar year ending December 31, 2015.

All Other Compensation (column (g))

The amounts in this column include tax gross-up payments paid during fiscal 2015 relating to imputed income attributable to spousal travel expenses, meals, and related activities in connection with certain Board meetings during fiscal 2015. For Mr. Corbett, this column also includes the aggregate cost of such spousal travel expenses, meals, and related activities in the amount of $31,527, primarily related to spousal travel from his residence in Australia to our Board and Board committee meetings. The cost of any such spousal travel expenses, meals, and related activities for each of the other Outside Directors is omitted from this column because the total incremental cost for such benefits for each other director was less than $10,000.

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Board Leadership Structure

As part of its annual evaluation process described below, the Board reviews its leadership structure to ensure that it is designed to provide robust oversight and promote overall Board effectiveness. Our current Board leadership structure consists of:

•	Chairman: S. Robson Walton – Outside Director; presides over meetings of the Board and shareholders; provides advice and counsel to the CEO and other officers; focuses on oversight and governance matters

•	Lead Independent Director: James I. Cash, Jr. – Independent Director; presides over the executive sessions of the Outside Directors and Independent Directors and performs the additional duties described below

•	Vice Chairman of the Board: Gregory B. Penner – Outside Director; presides over Board and shareholders’ meetings in the Chairman’s absence and performs the additional duties described below

•	CEO: C. Douglas McMillon – responsible for the general management and supervision of the business of our company and effectuating directives of the Board

•	Audit, CNGC and SPFC Chairs are independent and all directors are actively engaged

•	Additional information about Mr. Walton, Dr. Cash, Mr. Penner, Mr. McMillon, and our committee chairs may be found in the section titled “Who are the 2015 director nominees?” on pages 15-22.

Separation of Chairman and CEO Roles. As stated in our Corporate Governance Guidelines, the Board’s policy is to separate the roles of Chairman and CEO, and we have separated these roles since 1988. We separate these roles in recognition of the differences between the two roles and the value to our company of having the distinct and different perspectives and experiences of a separate Chairman and CEO.

By separating the roles of Chairman and CEO, our CEO is able to focus his time and energy on managing Walmart’s complex daily operations, while our Chairman, who is an Outside Director, can devote his time and attention to matters of Board oversight. Our CEO and Chairman have an excellent working relationship, and, with more than 40 years of experience with Walmart, our Chairman is well positioned to provide our CEO with guidance, advice, and counsel regarding our company’s business, operations, and strategy. Moreover, we believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role as described on page 32.

Lead Independent Director. Walmart is committed to independent Board oversight. Pursuant to the company’s Corporate Governance Guidelines, the Independent Directors, upon recommendation of the CNGC, annually appoint a Lead Independent Director who presides over executive sessions of the Outside Directors and Independent Directors. Our Board has had an Independent Director in this role since 2004. James I. Cash, Jr. was first appointed to this role in 2013, when James W. Breyer, the Independent Director who previously served in this capacity, retired from the Board. In this role, Dr. Cash:

•	Serves as a liaison between the Chairman and the Independent Directors;

•	Actively participates in the Board and committee agenda review process and approves Board meeting agendas, schedules, and Board meeting-related information;

•	Has authority to call meetings of the directors, including separate meetings of the Outside Directors and Independent Directors;

•	Presides over regular meetings of the Outside Directors and Independent Directors;

•	In conjunction with the Chair of the CNGC, leads the annual Board and committee evaluation process;

•	In conjunction with the Chairman, the Vice Chairman, and the Chair of the CNGC, actively participates in work related to overall Board effectiveness, including Board succession planning and Board refreshment; and

•	Is available, when appropriate, for consultation with major shareholders (generally defined as holders of 2% or more of Walmart’s outstanding Shares).

Vice Chairman of the Board. As a result of the Board’s ongoing efforts around Board effectiveness and Board succession planning, in 2014, the Board appointed Gregory B. Penner to the newly created position of Vice Chairman of the Board. In this role, Mr. Penner presides over Board meetings in the event that the Chairman is not present. Mr. Penner also actively participates in the Board and committee agenda review process, as well as in the Board’s efforts regarding overall Board effectiveness and Board succession planning.

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Board Committees

As part of its annual Board and committee evaluation process, the Board reviews its committee structure and committee responsibilities to ensure that the Board has an appropriate committee structure focused on matters of strategic and governance importance to Walmart, and to ensure the effectiveness of the Board’s risk oversight function. Currently, the Board has six standing committees: the Audit Committee; the Compensation, Nominating and Governance Committee; the Strategic Planning and Finance Committee; the Technology and eCommerce Committee; the Global Compensation Committee; and the Executive Committee. The Board has adopted a written charter for each of these committees, which are available on Walmart’s website at http://stock.walmart.com in the “Corporate Governance” section.

Information about each of these committees is provided below.

Audit Committee Committee members Timothy P. Flynn (, , I) James I. Cash, Jr. (, I) Pamela J. Craig (, I) Thomas W. Horton (, I) Number of meetings during fiscal 2015: 15

Roles and responsibilities

• Reviews financial reporting policies, procedures, and internal controls

• Responsible for the appointment, compensation, and oversight of the independent accountants

• Pre-approves audit, audit-related, and non-audit services to be performed by Walmart’s independent accountants

• Reviews and approves any related party transactions and other transactions subject to our Transaction Review Policy

• Reviews Walmart’s risk management policies and procedures, as well as policies, processes, and procedures regarding compliance with applicable laws and regulations, as well as our Global Statement of Ethics and Code of Ethics for the CEO and Senior Financial Officers

• Oversees internal investigatory matters, including the internal investigation into alleged violations of the FCPA and other alleged crimes or misconduct in connection with foreign subsidiaries#

• Oversees Walmart’s enhanced global compliance program

Independence and financial literacy

• The Board has determined that each member of the Audit Committee is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules. Each Audit Committee member is financially literate as required by the NYSE Listed Company Rules, and is an “audit committee financial expert” as defined in the SEC’s rules.

Compensation, Nominating and Governance Committee Committee members Linda S. Wolf (, I) Aida M. Alvarez (I) Douglas N. Daft (I)* Kevin Y. Systrom (I) Number of meetings during fiscal 2015: 8

Roles and responsibilities

• In consultation with the CEO, approves the compensation of the Executive Officers other than the CEO, and reviews the compensation of certain other senior officers

• Reviews and approves the compensation of the CEO

• Reviews and makes recommendations to the Board regarding the compensation of the Outside Directors

• Sets performance measures and goals and verifies the attainment of performance goals under performance-based incentive compensation plans

• Reviews compensation and benefits issues

• Oversees corporate governance issues and makes recommendations to the Board

• Identifies, evaluates, and recommends candidates for nomination to the Board

• Reviews and makes recommendations to the Board regarding director independence

• Reviews and advises management on the company’s social, community, and sustainability initiatives

• Reviews and advises management on the company’s legislative affairs and public policy engagement

• Oversees the management development, succession planning, and retention practices for our Executive Officers and other senior leaders

Independence

• The Board has determined that each member of the CNGC is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules, is an outside director as defined in Section 162(m) of the Internal Revenue Code, and is a “non-employee director” as defined in the SEC’s rules.

= Committee Chair

= Determined by the Board to be an audit committee financial expert as defined under applicable SEC rules

I = Determined by the Board to be independent under the NYSE Listed Company Rules, the Exchange Act, and the SEC’s rules

#	For more information on the Audit Committee’s role with respect to the FCPA investigation, see “Director Compensation” on page 26.
*	Not standing for reelection at the 2015 Annual Shareholders’ Meeting

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Strategic Planning and Finance Committee Committee members Steven S Reinemund (, I) Roger C. Corbett (I) Michael T. Duke Marissa A. Mayer (I) Gregory B. Penner Number of meetings during fiscal 2015: 6

Roles and responsibilities

• Reviews global financial policies and practices and reviews and analyzes financial matters, acquisitions and divestiture transactions

• Oversees long-range strategic planning

• Reviews and recommends a dividend policy to the Board

• Reviews the preliminary annual financial plan and annual capital plan to be approved by the Board, as well as the company’s capital structure and capital expenditures

Technology and eCommerce Committee

Committee members

Gregory B. Penner ()

James I. Cash, Jr. (I)

Michael T. Duke
Marissa A. Mayer (I)

Kevin Y. Systrom (I)

Linda S. Wolf (I)

Number of meetings

during fiscal 2015: 3

Roles and responsibilities

• Reviews matters relating to information technology, eCommerce, and innovation and oversees the integration of Walmart’s information technology, eCommerce, and innovation efforts with Walmart’s overall strategy

• Reviews and provides guidance regarding trends in technology and eCommerce and monitors overall industry trends

Global Compensation Committee Committee members C. Douglas McMillon () Gregory B. Penner S. Robson Walton Number of meetings during fiscal 2015: 5	Roles and responsibilities • Administers Walmart’s equity and cash incentive compensation plans for Associates who are not directors or Executive Officers

Executive Committee Committee members C. Douglas McMillon () James I. Cash, Jr. (I) Jim C. Walton S. Robson Walton Number of meetings during fiscal 2015: 0**	Roles and responsibilities • Implements policy decisions of the Board • Acts on the Board’s behalf between Board meetings
** The Executive Committee acted by unanimous written consent 13 times during fiscal 2015.
The Board reviewed each unanimous written consent of the Executive Committee during fiscal 2015 and ratified each of them.

= Committee Chair

I = Determined by the Board to be independent under the NYSE Listed Company Rules and applicable SEC rules

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The Board’s Role in Risk Oversight

Taking reasonable and responsible risks is an inherent part of Walmart’s business, just as it is with any business, and is critical to our continued innovation, growth, and achievement of our strategic objectives. In order to ensure the long-term success and financial strength of our company, the Board and the Board committees play an active role in overseeing the management of the most significant risks that could impact the company’s operations. Such risks include operational, legal, regulatory, financial, reputational, strategic, and other risks.

The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of the company’s strategy and operations. The company’s internal processes and internal control environment facilitate the identification and management of risk by the company’s management, the Board, and the Board committees.

The Board carries out its risk oversight function both as a whole and through delegation of certain risk management oversight responsibilities to the Board committees, which report regularly to the Board. The Audit Committee has responsibility for overseeing the company’s overall risk identification, monitoring, and mitigation processes and policies.

When a Board committee receives an update on a risk-related matter, the chair of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. Additional information regarding the roles and responsibilities of our Board committees can be found under “Board Committees” beginning on page 30.

The Board’s risk oversight role builds upon Walmart management’s enterprise risk assessment. Management identifies key enterprise risks using internal and external information and analyses. The identified risks, and the actions required to mitigate them, are reviewed by executive management and incorporated into the company’s strategic plans.

As shown in the chart below, the open communication between the company’s management and the Board and the Board committees, and between the Board and the chairs and the other members of the Board committees, enables the Board, Board committees, and management to coordinate the risk oversight role in a manner that serves the long-term interests of the company and our shareholders.

• Has primary responsibility for overseeing risk • Delegates certain risk management oversight responsibilities to Board committees

Audit Committee	Compensation, Nominating and Governance Committee	Technology and eCommerce Committee	Strategic Planning and Finance Committee
Key risks overseen	Key risks overseen	Key risks overseen	Key risks overseen

• Financial statements, systems and reporting • Compliance and ethics • Information technology, data security, and cybersecurity • Related person transactions • Internal investigatory matters

•  Corporate governance

•  Senior executive compensation

•  Director and senior executive succession planning

•  Social, community, sustainability and charitable giving initiatives

•  Legislative and public policy engagement strategy

		• Integration of information technology and eCommerce efforts with overall strategy • Technology	• Financial status and financial matters, including capital expenditures, annual financial plans, and dividend policies • Long-range strategic plans • Potential acquisitions and divestitures

Global Audit Services	Enterprise Corporate Strategy	Legal, Regulatory, and Compliance Risk Management Committees	Financial Risk Management Committees	Operational and Strategic Management Committees

Responsible for day-to-day management of risks such as:

• Strategic risk • Operational risk	• Financial risk • Legal, regulatory, and compliance risk	• Reputational risk

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Board and Committee Evaluations

Annual Board and Board committee evaluations are an important tool for promoting Board and Board committee effectiveness. The CNGC oversees the Board and committee evaluation process, and the CNGC Chair and Lead Independent Director work together to develop and implement the Board and committee evaluations. This evaluation process includes:

•	Questionnaires – each director completes a detailed, anonymous questionnaire regarding the full Board and regarding each Board committee on which he or she serves. These questionnaires, which are designed in conjunction with a third-party consultant, solicit quantitative ratings on a variety of topics, and also include open-ended questions and solicit comments. Topics covered include, among others:

–	The effectiveness of the Board’s leadership structure and the Board committee structure;

–	Board and committee skills, composition, diversity, and succession planning;

–	Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;

–	The quality of Board and committee agendas and the appropriateness of Board and committee priorities; and

–	Board/management dynamics, including the quality of management presentations and information provided to the Board and committees.

•	Individual director interviews – each director participates in a confidential, open-ended, one-on-one interview to solicit input and perspective on Board and committee effectiveness. In fiscal 2015, these interviews were conducted by the Lead Independent Director.

•	Senior management questionnaires and interviews – Since fiscal 2014, members of Walmart’s senior executive team have also completed brief anonymous questionnaires and participated in confidential, one-on-one interviews designed to solicit management’s perspective on the Board’s effectiveness, engagement, and the dynamic between Board and management. In fiscal 2015, these interviews were conducted by the Lead Independent Director.

At the completion of this process, the Lead Independent Director and CNGC Chair synthesize the results of these evaluations and report to the full Board on an anonymous basis. Time is allotted at a Board meeting to discuss the evaluation results. Similarly, each Board committee chair leads a discussion of the evaluation results for that committee. Following these discussions, the Lead Independent Director and the CNGC Chair, with input from the Chairman, Vice Chairman, and Board committee chairs, develop suggested action plans. These evaluations have consistently found that the Board and Board committees are operating effectively. Over the years, this evaluation process has contributed to various refinements in the way the Board and committees operate, including:

•	Additional responsibilities for our Lead Independent Director, including active participation in the agenda-setting process for the Board and committees;

•	Enhancements to our director onboarding program; and

•	Increased focus on continuous Board succession planning and Board refreshment.

Board Refreshment and Succession Planning

The CNGC is responsible for identifying and evaluating potential director candidates, for reviewing the composition of the Board and Board committees, and for making recommendations to the full Board on these matters. Throughout the year, the CNGC actively engages in Board succession planning, taking into account the following considerations:

•	Input from Board discussions and from the Board and Board committee evaluation process regarding the specific backgrounds, skills, and experiences that would contribute to overall Board and committee effectiveness; and

•	The future needs of the Board and Board committees in light of Walmart’s current and future business strategies and the skills and qualifications of directors who are expected to retire in the future.

Director Tenure Policies	Board/Committee Evaluations	Director Recruitment	Director Onboarding

•	Allow Board to anticipate future Board turnover	•	Identify skill sets that would enhance Board effectiveness	•	Identify top director talent with desired background and skill sets	•	Tailored onboarding enables new directors to contribute quickly

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The CNGC and Board believe that a mix of longer-tenured directors and newer directors with fresh perspectives contributes to an effective Board. In order to promote thoughtful Board refreshment, the Board has adopted the following retirement policies for Independent Directors, as set forth in Walmart’s Corporate Governance Guidelines:

Term Limit	Independent Directors are expected to commit to at least six years of service, and may not serve for more than 12 years.
Retirement Age	Unless they have not yet completed their initial six-year commitment, Independent Directors may not stand for reelection after age 75.

The Board may make exceptions to these retirement policies if circumstances warrant. For example, the Board could extend the term limit or retirement age for an individual director with particular skills or qualifications that are valuable to the Board’s effectiveness until a suitable replacement is found. Similarly, an Independent Director may retire before serving 12 years in order to avoid excessive turnover on the Board or a Board committee in a short period of time. The Board believes that these policies have helped to provide discipline to the Board refreshment process, and have resulted in a diverse Board with an effective mix of skills, experiences, and tenures, as shown on page 10.

As a part of the process of identifying potential director candidates, the CNGC may consult with other directors and senior officers and may engage a search firm to assist in the process. Spencer Stuart currently serves as the CNGC’s director candidate search consultant. In this capacity, Spencer Stuart seeks out candidates who have the backgrounds, skills, and experience that the CNGC has identified as desired in director candidates, conducts an extensive search for, and analysis of, potential candidates, and then presents the most qualified candidates to the CNGC and our Chairman. If the CNGC decides to proceed with further consideration of a potential candidate, the Chair of the CNGC and other members of the CNGC, as well as other members of the Board, may interview the candidate. The CNGC then may recommend that the full Board appoint or nominate the candidate for election to the Board. Kevin Y. Systrom and Thomas W. Horton, who were first appointed by the Board as directors during fiscal 2015, were initially identified as potential director candidates by Spencer Stuart, and each of their appointments was a result of the process outlined above.

S. Robson Walton and Jim C. Walton are members of a group that beneficially owns more than 5% of the outstanding Shares. Any participation by either of them in the nomination process is considered to be in their capacities as members of the Board and is not considered to be a recommendation from security holders who beneficially own more than five percent of the outstanding Shares.

Director Onboarding and Engagement with the Business

All of our Board members are expected to invest the time and energy to quickly gain an in-depth understanding of our business and operations in order to enhance their strategic value to our Board. Shortly after joining our Board, each new director is partnered in a mutual mentoring relationship with a member of senior management, and each new director has “learn the business” meetings with the leaders of key operational and corporate support functions. Typically, one Board meeting each year is held at a location away from our home office, usually in an international market in which we operate. In connection with these Board meetings, our directors learn more about the local market and our business in that market through meetings with our business leaders in the markets, visits to our stores and other facilities in the local market, and visits to the stores of our competitors. We also typically hold one Board meeting per year at our Global eCommerce headquarters in San Bruno, California, where our Board members participate in intensive sessions focused on our eCommerce strategies and operations. Our Board members also participate in other company activities and engage directly with our Associates at a variety of events throughout the year. Activities and events that members of our Board participated in since the beginning of fiscal 2015 include:

•	Attending Walmart leadership meetings and traveling with senior business leaders on trips to domestic and international markets;

•	Attending a summit of our CFOs from our worldwide markets;

•	Serving as the keynote speaker of an International Women’s Day event at our home office in Bentonville, Arkansas; and

•	Attending and speaking at meetings of Walmart business segments, divisions, and corporate support departments.

Management Development and Succession Planning

Our Board places a high priority on senior management development and succession planning. The CNGC has primary responsibility for reviewing and establishing for the full Board’s approval the succession planning and retention practices for our Executive Officers and other senior leaders. Executive Officer succession planning and senior management development is a regular topic on the agendas for the meetings of the CNGC. At these meetings, the members of our CNGC, in consultation with our CEO, our Executive Vice President, Global People, and others as the CNGC may deem appropriate, engage in comprehensive deliberations regarding the development and evaluation of current and potential senior leaders, as well as

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the development of executive succession plans, including succession plans for our CEO position. This process has contributed to two successful CEO transitions since 2009.

The Board, upon recommendation of the CNGC, has also separately developed a CEO succession planning process to address certain unanticipated events and emergency situations.

Oversight of the Company’s Legislative Affairs and Public Policy Engagement Strategy

Walmart participates in the political process when we believe that doing so will serve the best interests of the company and our shareholders. Walmart is committed to engaging in the political process as a good corporate citizen and in a manner that complies with all applicable laws. Over the years, Walmart has provided greater transparency regarding the company’s political engagement. Consistent with our commitment to participating in the political process in a thoughtful and compliant manner, in fiscal 2014, the Board amended the charter of the CNGC, requiring the CNGC to review and advise management regarding the company’s legislative affairs and public policy engagement strategy. Similarly, pursuant to its charter, the CNGC is further responsible for reviewing and advising management regarding the company’s charitable giving strategy and the company’s social, community, and sustainability initiatives.

For additional information regarding Walmart’s engagement in the political process, please see Walmart’s Global Responsibility Report, available at http://corporate.walmart.com/global-responsibility/, as well as Walmart’s Government Relations Policy, available at http://corporate.walmart.com/government-relations-policy.

Shareholder Outreach and Engagement

We recognize the value of listening and taking into account the views of our shareholders because these relationships with Walmart’s shareholders are an integral part of our corporate governance practices. We conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately. During fiscal 2015, at the direction of the CNGC, senior leaders and subject matter experts from the company met with representatives at many of our top institutional shareholders and well-recognized proxy advisory firms to discuss Walmart’s enterprise strategy, governance practices, executive compensation, our company’s compliance programs, and other environmental, social, and governance (“ESG”) related matters. Management reports regularly to the CNGC about these meetings, including feedback on these diverse topics and concerns raised by our shareholders. We are continuing this program of enhanced shareholder engagement during fiscal 2016, in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. We also have incorporated into this proxy statement some of the feedback we received during these meetings. We also respond to individual shareholders who provide feedback about our business. We have had success engaging with parties to understand shareholder concerns and reaching resolutions on issues that are in the best interests of our shareholders, and we remain committed to these ongoing initiatives.

Active Ongoing Shareholder Engagement

•	Senior leaders and subject matter experts actively solicit feedback from our large shareholders on strategy, governance, compensation, and other topics

•	Management reports this feedback regularly to the CNGC

•	We welcome feedback from all shareholders, who can contact our Global Investor Relations team by:

–	calling 1-479-273-6463

–	emailing IRinqu@wal-mart.com

–	using Walmart’s Global Investor Relations app, available for free in iTunes and Google Play

–	visiting http://stock.walmart.com

Board and Committee Governing Documents

Each standing committee of the Board has a written charter, which sets forth the roles and responsibilities of the Board committee. In addition, the Board has adopted Corporate Governance Guidelines, as more specifically described below. The committee charters and the Corporate Governance Guidelines, provide the overall framework for our corporate governance practices. Our Corporate Governance Guidelines address, among other topics:

•	director qualifications and nomination requirements;

•	Board size, structure, and composition;

•	director stock ownership guidelines;

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•	the Board’s commitment to diversified membership;

•	director duties and responsibilities;

•	the committees of the Board;

•	expectations regarding attendance at Board and Board committee meetings;

•	the leadership of the Board, including the separation of the positions of CEO and Chairman of the Board and the selection, role, and responsibilities of the Lead Independent Director;

•	the process for establishing the agendas of Board and Board committee meetings;

•	executive sessions of the Outside Directors and Independent Directors chaired by the Lead Independent Director;

•	management development and succession planning, diversity initiatives, and long-term strategic planning;

•	the directors’ full and free access to officers, other Associates of the company, and the company’s outside advisors;

•	director compensation;

•	director orientation and continuing education;

•	the annual review of the CEO’s performance by the CNGC and the Board;

•	annual Board and Board committee self-evaluations; and

•	expected periods of service for directors.

Our Board and Board committee governance documents, including the Board committee charters, the Corporate Governance Guidelines, and other key corporate governance documents are available to our shareholders:

•	on our corporate website at http://stock.walmart.com/corporate-governance/governance-documents; or

•	in print at no charge to any shareholder who requests a copy by writing to our Global Investor Relations Department at: Wal-Mart Stores, Inc., Global Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.

The CNGC and the Board review the Corporate Governance Guidelines, and the CNGC, the Board, and each Board committee review the Board committee charters at least annually to determine whether any updates or revisions to these documents may be necessary or appropriate.

In addition to the Corporate Governance Guidelines and the Board committee charters, you may access and review the following additional corporate governance documents on our corporate website at http://stock.walmart.com/corporate-governance/governance-documents:

•	the company’s Bylaws;

•	the company’s Code of Ethics for the CEO and Senior Financial Officers;

•	the company’s Global Statement of Ethics;

•	the company’s Procedures for Accounting and Audit-Related Ethics Complaints;

•	the company’s Investment Community Communications Policy;

•	the company’s Fair Disclosure Procedures;

•	the company’s Global Anti-Corruption Policy;

•	the company’s Government Relations Policy; and

•	the company’s Privacy Policy.

Walmart’s Code of Ethics for the CEO and Senior Financial Officers supplements Walmart’s Global Statement of Ethics, which is applicable to all directors, Executive Officers, and Associates and is also available at www.walmartethics.com. A description of any substantive amendment or waiver of Walmart’s Code of Ethics for the CEO and Senior Financial Officers or Walmart’s Global Statement of Ethics granted to Executive Officers or directors will be disclosed on our corporate website (http://stock.walmart.com/corporate-governance/governance-documents) for a period of 12 months after the date of the amendment or waiver. There were no substantive amendments to or waivers of Walmart’s Code of Ethics for the CEO and Senior Financial Officers or Walmart’s Global Statement of Ethics granted to Executive Officers or directors during fiscal 2015.

Board Meetings and Director Attendance

The Board held a total of five meetings during fiscal 2015 to review significant developments affecting our company, engage in strategic planning, and act on matters requiring Board approval. During fiscal 2015, each director attended more than 75% of the aggregate number of Board meetings and meetings of Board committees on which he or she served. As a whole, during fiscal 2015, our directors attended approximately 98% of the aggregate number of Board meetings and meetings of Board committees on which they served, and 13 of the 15 director nominees had perfect attendance. The Outside Directors and Independent Directors met regularly in executive sessions, with the Lead Independent Director chairing those sessions.

Board Attendance at Annual Shareholders’ Meetings

The Board has adopted a policy stating that all directors are expected to attend the company’s Annual Shareholders’ Meetings. While the Board understands that there may be situations that prevent a director from attending an Annual Shareholders’ Meeting, the Board encourages all directors to make attendance at all Annual Shareholders’ Meetings a priority. Fifteen Board members attended the 2014 Annual Shareholders’ Meeting, including all director nominees named in this proxy statement who were members of the Board at the time of the 2014 Annual Shareholders’ Meeting.

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Communicating with the Board

The Board welcomes feedback from shareholders and other interested parties. There are a number of ways that you can contact the Board or individual members of the Board.

Name of Director(s) or Board of Directors c/o Gordon Y. Allison, Vice President and General Counsel, Corporate Division Wal-Mart Stores, Inc. 702 Southwest 8th Street Bentonville, Arkansas 72716-0215

Via e-mail:
•	the entire Board at directors@wal-mart.com;

•	the Independent Directors at independentdirectors@wal-mart.com;

•	the Outside Directors at nonmanagementdirectors@wal-mart.com;

•	any individual director, at the full name of the director as listed in this proxy statement followed by “@wal-mart.com.” For example, our Chairman S. Robson Walton may be reached at srobsonwalton@wal-mart.com.

Our company receives a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary store operations and merchandise in our stores. As a result, our individual directors are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual directors.

Communications directed to the Board or individual directors are reviewed to determine whether, based on the facts and circumstances of the communication, a response on behalf of the Board or an individual director is appropriate. If a response on behalf of the Board or an individual director is appropriate, Walmart management may assist the Board or individual director in gathering all relevant information and preparing a response. Communications related to day-to-day store operations, merchandise, and similar matters are typically directed to an appropriate member of management for a response. Walmart maintains records of communications directed to the Board and individual directors, and these records are available to our directors at any time upon request.

Shareholders wishing to recommend director candidates for consideration by the Board should do so in writing to the address set forth above. The recommendation should include the candidate’s name and address; a resume or curriculum vitae that demonstrates the candidate’s experience and qualifications; and other relevant information for the Board’s consideration. All director candidates recommended by shareholders will be evaluated by the CNGC on the same basis as any other director candidates.

Proposal No. 2	Ratification of Independent Accountants

Although shareholder ratification is not required, the appointment of EY as the company’s independent accountants for fiscal 2016 is being submitted for ratification at the 2015 Annual Shareholders’ Meeting because the Board believes it is a matter of good corporate governance practice. Furthermore, the Audit Committee will take shareholders’ opinions regarding EY’s appointment into consideration in future deliberations. If EY’s selection is not ratified at the 2015 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate EY’s engagement as the company’s independent accountants without the approval of the company’s shareholders whenever the Audit Committee deems termination appropriate.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent accountants. The Audit Committee has appointed EY as the company’s independent accountants to audit the consolidated financial statements of the company for fiscal 2016. EY and its predecessor, Arthur Young & Company, have been Walmart’s independent accountants since prior to the company’s initial offering of securities to the public in 1970. EY served as the company’s independent accountants for fiscal 2015 and reported on the company’s consolidated financial statements for that year.

The Audit Committee annually reviews EY’s independence and performance in determining whether to retain EY or engage another independent registered public accounting firm as our company’s independent accountants. As part of that annual review, the Audit Committee considers, among other things, the following:

•	The quality and efficiency of the current and historical services provided to our company by EY, including the results of an annual internal survey of key global financial management;

•	EY’s capability and expertise in handling the breadth and complexity of our company’s global operations;

•	The quality and candor of EY’s communications with the Audit Committee;

•	External data on EY’s audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on EY;

•	EY’s independence from our company;

•	The appropriateness of EY’s fees; and

•	EY’s tenure as our company’s independent accountants, including the benefits of having a long-tenured auditor and the controls and processes in place to help ensure EY’s continued independence as described below.

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Benefits of Long Tenure

Higher audit quality – Through more than 45 years of experience with our company, EY has gained institutional knowledge of and deep expertise regarding Walmart’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.

Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with our company.

Avoids costs associated with a new independent accountant – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.

Independence Controls

Audit Committee oversight – The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation of whether to engage EY, and direct involvement by the Audit Committee and its Chair in the transition to a new lead engagement partner in connection with the mandatory five-year rotation of that position.

Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services to be performed by EY in accordance with its pre-approval policy.

Strong internal EY independence processes – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on our company’s account, and rotates engagement partners consistent with independence requirements. A new lead engagement partner was designated during fiscal 2015.

Strong regulatory framework – Because EY is a registered accounting firm, it is subject to PCAOB inspections, peer review by other “Big 4” accounting firms, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that EY is independent and well qualified to serve as our company’s independent accountants. Further, the Audit Committee and the Board believe it is in the best interests of Walmart and our company’s shareholders to retain EY as our company’s independent accountants for fiscal 2016.

Representatives of EY will attend the 2015 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

EY’s fees billed for fiscal 2015 and fiscal 2014 were as follows:

	Fiscal 2015	Fiscal 2014
Audit Fees	$17,977,000	$17,030,000
Audit-Related Fees	$1,300,000	$1,288,000
Tax Fees	$1,175,000	$819,000
All Other Fees	$26,000	$0
TOTAL FEES	$20,478,000	$19,137,000

A description of the types of services provided in each category is as follows:

Audit Fees – Includes the audit of the company’s annual financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the company’s annual report on Form 10-K, the review of the company’s quarterly reports on Form 10-Q, statutory audits required internationally, and consents for and review of registration statements filed with the SEC.

Audit-Related Fees – Includes audits of the company’s employee benefit plans, due diligence in connection with acquisitions and accounting consultations related to GAAP, the application of GAAP to proposed transactions, statutory financial statement audits of non-consolidated affiliates, and work related to the company’s compliance with its obligations under SOX.

Tax Fees – Includes tax compliance at international locations, domestic and international tax advice and planning, assistance with tax audits and appeals, and tax planning for acquisitions and restructurings.

All Other Fees – Includes fees for permissible advisory services not included in the above categories.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

For the above reasons, the Board recommends that the shareholders vote FOR the ratification of EY as the company’s independent accountants for fiscal 2016.

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Audit Committee Report

The Audit Committee consists of four Outside Directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the NYSE Listed Company Rules and the applicable rules of the SEC. Each member of the Audit Committee has also been determined by the Board to be an “audit committee financial expert” as defined under applicable SEC rules. The members of the Audit Committee are James I. Cash, Jr.; Pamela J. Craig; Timothy P. Flynn, the Chair of the Audit Committee; and Thomas W. Horton. Additional information regarding the members of the Audit Committee and the Audit Committee’s roles and responsibilities is set forth under “Proposal No. 1 – Election of Directors” and “Board Committees” on pages 12-22 and 30-31 of this proxy statement.

The Audit Committee held 15 meetings in fiscal 2015, seven of which related primarily to its ongoing FCPA-related investigation and compliance matters. Additional information about the Audit Committee’s role in the investigation may be found under “Director Compensation” on page 26. During fiscal 2015, at its regularly scheduled in-person meetings, the Audit Committee had separate private sessions with our company’s CEO, CFO, chief audit executive, global chief compliance officer, global chief ethics officer, the independent accountants, and others, during which sessions candid discussions regarding our company’s financial, accounting, auditing, and internal control over financial reporting, compliance, Exchange Act reporting, and ethics matters took place. Throughout the year, the Audit Committee had full access to management, the independent accountants, and internal auditors. The Audit Committee has retained independent legal counsel and met periodically with its legal counsel throughout fiscal 2015 regarding the FCPA-related investigation and ongoing enhancements to our global compliance program.

The Audit Committee’s meeting agendas are established by the Chair of the Audit Committee in consultation with the chief audit executive, the company’s Corporate Secretary, and other members of senior management.

The Audit Committee operates pursuant to a written charter, which may be found in the “Corporate Governance” section of Walmart’s website located at http://stock.walmart.com/corporate-governance/governance-documents. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

To fulfill its oversight responsibilities as detailed in its charter, the Audit Committee did, among other things, the following in fiscal 2015 or subsequent to fiscal 2015 for matters related to fiscal 2015:

•	reviewed and discussed with Walmart’s management and the independent accountants Walmart’s audited consolidated financial statements for fiscal 2015;

•	reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and consolidated financial position of our company for the fiscal years and as of the dates covered by those consolidated financial statements;

•	discussed with the independent accountants the matters required to be discussed by applicable standards of the PCAOB, including matters related to the planning and results of the audit of Walmart’s consolidated financial statements;

•	received the written disclosures and the letter from EY required by applicable requirements of the PCAOB relating to EY’s communications with the Audit Committee concerning independence, and discussed with EY its independence;

•	based on the review and discussions with management and the independent accountants discussed above, recommended to the Board that Walmart’s audited annual consolidated financial statements for fiscal 2015 be included in Walmart’s Annual Report on Form 10-K for fiscal 2015 filed with the SEC;

•	monitored and reviewed audit, audit-related, and non-audit services performed for Walmart by EY and considered whether EY’s provision of non-audit services was compatible with maintaining its independence from Walmart;

•	evaluated the global performance of our company’s independent accountants and determined whether to select the current independent accountants or to consider other audit firms. In doing so, the Audit Committee considered, among other things, the quality and efficiency of the services provided, including the results of a global internal survey of EY’s performance, the technical capabilities of the engagement teams, external data concerning EY’s audit quality and performance obtained from reports of the PCAOB regarding EY, and the engagement teams’ understanding of our company’s global business. Based on this evaluation and after discussions with our company’s senior financial management, the Audit Committee selected and appointed EY as Walmart’s independent accountants to audit and report on the annual consolidated financial statements of Walmart to be filed with the SEC prior to Walmart’s annual shareholders’ meeting to be held in calendar year 2016. Additional information regarding the factors used by the Audit Committee to select EY is set forth under “Proposal No. 2 – Ratification of Independent Accountants” on pages 37-38 of this proxy statement;

•	supervised the transition to a new lead engagement partner in conjunction with the mandated rotation of the independent accountant’s lead engagement partner;

•	monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and the internal auditors of our company regarding the design, operation, and effectiveness of internal control over financial reporting, and reviewed an attestation report from EY regarding the effectiveness of internal control over financial reporting;

•	reviewed the fiscal 2015 internal audit plan and budget;

•	reviewed the company’s related person transactions;

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•	provided oversight of the company’s overall risk identification, monitoring, and mitigation processes and policies, and reviewed and discussed with members of senior management significant risks identified by management in various areas of the company, including financial statements, systems and reporting, legal, compliance, ethics, information technology, data security, cybersecurity, related party transactions, and internal investigatory matters; and

•	received reports from management regarding our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and Walmart’s Global Statement of Ethics, all in accordance with the Audit Committee’s charter.

The Audit Committee submits this report:

James I. Cash, Jr.

Pamela J. Craig
Timothy P. Flynn, Chair
Thomas W. Horton

Audit Committee Financial Experts

The Board has determined that James I. Cash, Jr., Pamela J. Craig, Timothy P. Flynn, and Thomas W. Horton are “audit committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the SEC, and that all members of the Audit Committee are “independent” under Section 10A(m)(3) of the Exchange Act, the SEC’s Rule 10A-3, and the requirements set forth in the NYSE Listed Company Rules.

Audit Committee Pre-Approval Policy

To ensure the independence of our independent accountants and to comply with applicable securities laws, the NYSE Listed Company Rules, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating on, and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed for our company by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our company’s independent accountants (the “Pre-Approval Policy”).

The Pre-Approval Policy provides that our company’s independent accountants may not perform any audit, audit-related, or non-audit service for Walmart, subject to those exceptions that may be permitted by applicable law, unless: (i) the service has been pre-approved by the Audit Committee; or (ii) Walmart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services that are prohibited from being performed by our company’s independent accountants by applicable securities laws. The Pre-Approval Policy also provides that Walmart’s corporate controller will periodically update the Audit Committee as to services provided by the independent accountants. With respect to each such service, the independent accountants provide detailed back-up documentation to the corporate controller.

Pursuant to the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually reassesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, and this limit is reassessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project would cause the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Walmart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting. The Audit Committee approved all of the audit fees, audit-related fees, tax fees, and all other fees paid to the company’s independent accountants in fiscal 2015.

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Transaction Review Policy

The Board has adopted a written policy (the “Transaction Review Policy”) applicable to: all Executive Officers and all Walmart officers who serve as Executive Vice Presidents or above; all directors and director nominees; all shareholders beneficially owning more than 5% of Walmart’s outstanding Shares; and the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has a direct or indirect material financial interest or of which a Covered Person is an officer or holds a significant management position (each a “Covered Entity”) is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest and in which Walmart is a participant (each, a “Covered Transaction”).

Under the Transaction Review Policy, each Covered Person is responsible for reporting to Walmart’s chief audit executive any Covered Transactions of which he or she has knowledge. Walmart’s chief audit executive, with the assistance of other appropriate Walmart personnel, reviews each Covered Transaction and submits the results of such review to the Audit Committee. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:

•	the substantive terms and negotiation of the Covered Transaction are fair to Walmart and its shareholders and the substantive terms are no less favorable to Walmart and its shareholders than those in similar transactions negotiated at an arm’s-length basis; and

•	if the Covered Person is a director or officer of Walmart, he or she has otherwise complied with the terms of Walmart’s Global Statement of Ethics as it applies to the Covered Transaction.

Related Person Transactions

This section discusses certain direct and indirect relationships and transactions involving Walmart and certain of its directors, Executive Officers, the beneficial owners of more than 5% of the Shares outstanding, and certain immediate family members of the foregoing. Walmart believes that the terms of the transactions described below are comparable to terms that would have been reached by unrelated parties in arm’s-length transactions.

•	Dr. G. David Gearhart, the Chancellor of the University of Arkansas at Fayetteville (the “University”), is the brother of Jeffrey J. Gearhart, an Executive Officer. During fiscal 2015, Walmart paid the University approximately $1.5 million, including approximately $0.9 million for the use of facilities of the University in connection with Walmart’s 2014 Annual Shareholders’ Meeting, the meetings of Associates held during the week of the 2014 Annual Shareholders’ Meeting, and other meetings and events during fiscal 2015. This amount also includes payments for academic studies and educational programs. Walmart expects that in fiscal 2016 it will continue to use University facilities for similar events and pay the University for studies and programs.

•	Lori Haynie, the sister of C. Douglas McMillon, a director of Walmart and an Executive Officer, is an executive officer of Mahco, Incorporated (“Mahco”). During fiscal 2015, Walmart paid Mahco and its subsidiaries approximately $19.3 million in connection with Walmart’s purchases of sporting goods and related products. Walmart expects to purchase similar types of products from Mahco during fiscal 2016.

•	Eric S. Scott, the son of H. Lee Scott, Jr., who was a director of Walmart for a portion of fiscal 2015, is the chairman, a director, and an indirect equity owner of Cheyenne Industries, Inc. (“Cheyenne”). Walmart paid Cheyenne and its subsidiaries approximately $43.3 million during fiscal 2015 in connection with Walmart’s purchases of home furnishing and related products from Cheyenne and its subsidiaries. Walmart expects to continue to purchase similar products from Cheyenne and its subsidiaries during fiscal 2016.

•	During fiscal 2015, a banking corporation that is collectively owned by Mr. Jim C. Walton, Mr. S. Robson Walton, and the John T. Walton Estate Trust, and certain of that banking corporation’s bank subsidiaries made payments to Walmart in the aggregate amount of approximately $0.5 million for supercenter, discount store, and Neighborhood Market banking facility rent pursuant to negotiated arrangements. The banking corporation and its affiliates made other payments to Walmart pursuant to similar arrangements that were awarded by Walmart on a competitive-bid basis. The leases of banking facility space in various stores remain in effect, and we anticipate that in fiscal 2016 such banking corporation and its affiliates will pay Walmart approximately $0.5 million pursuant to those leases not awarded on a competitive-bid basis.

•	Stephen P. Weber, a senior manager in Walmart’s Information Systems Division, is the son-in-law of Michael T. Duke, a member of the Board. For fiscal 2015, Walmart paid Mr. Weber a salary of approximately $128,600, a payment pursuant to the MIP of approximately $22,800, and other benefits totaling approximately $14,700 (including Walmart’s matching contributions to Mr. Weber’s 401(k) Plan account and health insurance premiums). In fiscal 2015, Mr. Weber also received a grant of 456 restricted stock units having a value of approximately $35,000 at the date of grant. Mr. Weber continues to be an Associate, and, in fiscal 2016, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2015.

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•	Greg T. Bray, a senior director in Walmart’s Finance department, is the brother-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2015, Walmart paid Mr. Bray a salary of approximately $182,900, a payment pursuant to the MIP of approximately $39,100, and other benefits totaling approximately $19,300 (including Walmart’s matching contributions to Mr. Bray’s 401(k) Plan account and health insurance premiums). In fiscal 2015, Mr. Bray also received a grant of 651 restricted stock units with a value of approximately $50,000 at the date of grant. Mr. Bray continues to be an Associate, and in fiscal 2016, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2015.

•	Nichole R. Bray, a senior manager in the company’s Information Systems Division, is the sister-in-law of C. Douglas McMillon, a director of Walmart and an Executive Officer. For fiscal 2015, Walmart paid Ms. Bray a salary of approximately $126,800, a payment pursuant to the MIP of approximately $22,500, and other benefits totaling approximately $17,600 (including Walmart’s matching contributions to Ms. Bray’s 401(k) Plan account and health insurance premiums). In fiscal 2015, Ms. Bray also received a grant of 456 restricted stock units having a value of approximately $35,000 at the date of grant. Ms. Bray continues to be an Associate, and in fiscal 2016, she may receive compensation and other benefits in amounts similar to or greater than those she received during fiscal 2015.

•	Timothy K. Togami, a senior director in Walmart’s Human Resources department, is the brother-in-law of Rollin L. Ford, an Executive Officer. For fiscal 2015, Walmart paid Mr. Togami a salary of approximately $179,700, a payment pursuant to the MIP of approximately $36,500, and other benefits totaling approximately $20,300 (including Walmart’s matching contributions to Mr. Togami’s 401(k) Plan account and health insurance premiums). In fiscal 2015, Mr. Togami also received a grant of 651 restricted stock units having a value of approximately $50,000 at the date of grant. Mr. Togami continues to be an Associate, and, in fiscal 2016, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2015.

•	Jessica Ford Salmon, a senior manager at Sam’s Club, is the daughter of Rollin L. Ford, an Executive Officer. For fiscal 2015, Walmart paid Ms. Salmon a salary of approximately $94,500, a payment pursuant to the MIP of approximately $22,100, and other benefits totaling approximately $7,600 (including Walmart’s matching contributions to Ms. Salmon’s 401(k) Plan account and health insurance premiums). In fiscal 2015, Ms. Salmon also received a grant of 326 restricted stock units having a value of approximately $25,000 at the date of grant. Ms. Salmon continues to be an Associate, and in fiscal 2016, she may receive compensation and other benefits in amounts similar to or greater than those she received during fiscal 2015.

•	Brian Salmon, a senior buyer at Walmart, is the son-in-law of Rollin L. Ford, an Executive Officer. For fiscal 2015, Walmart paid Mr. Salmon a salary of approximately $85,400, a payment pursuant to the MIP of approximately $18,100, and other benefits totaling approximately $9,500 (including an additional cash bonus, Walmart’s matching contributions to Mr. Salmon’s 401(k) Plan account, and health insurance premiums). In fiscal 2015, Mr. Salmon also received a grant of 195 restricted stock units having a value of approximately $15,000 at the date of grant. Mr. Salmon continues to be an Associate, and in fiscal 2016, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2015.

•	Brittney Duke, a senior director in Walmart’s Marketing department and the daughter of Michael T. Duke, a member of the Board, became a Walmart Associate on February 1, 2015. Walmart expects that she will receive compensation and other benefits in excess of $120,000 from Walmart in fiscal 2016.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe our executive compensation philosophy and program that we have implemented to achieve our company’s strategic objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and certain other Executive Officers (our NEOs) were compensated in fiscal 2015 and describe how their compensation fits within our executive compensation philosophy. For fiscal 2015, our NEOs were:

Name	Title
C. Douglas McMillon	President and Chief Executive Officer
Charles M. Holley, Jr.	Executive Vice President and Chief Financial Officer
Gregory S. Foran	Executive Vice President, President and CEO, Walmart U.S.
David Cheesewright	Executive Vice President, President and CEO, Walmart International
Rosalind G. Brewer	Executive Vice President, President and CEO, Sam’s Club
Neil M. Ashe	Executive Vice President, President and CEO, Global eCommerce

Disclosure regarding Mr. Ashe’s compensation for fiscal 2015 is not required under SEC rules. Nevertheless, we have included compensation information for Mr. Ashe in this proxy statement on the same basis as our other NEOs. We chose to include this information in the proxy statement for continuity purposes, as we expect that the Executive Officers required to be included as NEOs will vary from year to year among the executives listed above. We also believe it is important to provide shareholders with information regarding how our compensation plans are designed to incentivize and support our Global eCommerce strategies integrated into our operating segments.

Executive Summary

Fiscal 2015 Highlights

As the world’s largest retailer, Walmart continues to operate in a challenging, highly competitive, and rapidly evolving global environment. In fiscal 2015, we outlined our enterprise strategy for positioning our company for long-term success. Key highlights included:

•	Successful senior leadership transitions, with a new company president and CEO and a new Walmart International CEO effective at the beginning of fiscal 2015, and a new Walmart U.S. CEO taking over mid-year. All of these appointments were internal promotions and reflect our bench strength and the Board’s and the CNGC’s focus on succession planning and talent development. We believe that our executive compensation program is a key element and facilitator of our succession planning strategy.

•	Consolidated net sales grew 1.9%, operating income increased 1.0%, and return on investment (ROI) was slightly lower than the prior fiscal year. Walmart U.S. improved its sales and operating income throughout the year, and fourth quarter comparable store sales, were the strongest in more than two years. Similarly, Sam’s Club comparable club sales, without fuel, continued to improve throughout the year, and Sam’s Club had solid operating income. On a constant currency basis, Walmart International produced solid sales and operating income. Globally, e-commerce sales grew 22%.

•	We continued to provide solid returns to our shareholders, with total shareholder return, or TSR, of 16.6% and our stock price ending the year near an all-time high. We also increased our dividend for the 41st consecutive year and returned approximately $7.2 billion to shareholders through dividends and share repurchases.

•	We continued to make key investments to position our company to meet the rapidly changing needs of our customers. These included eCommerce initiatives, as we continue to work toward a seamless digital and physical integration for our customers. We continued to invest in our global compliance program. And shortly after the end of fiscal 2015, we announced a major investment in Associate opportunity, including increases in Associate pay, improvements to our scheduling system, realignments to our store operational structure, and enhancements to our training and educational programs.

Despite these achievements, our financial performance did not meet the challenging targets established by the CNGC at the beginning of fiscal 2015. Accordingly, as described below, our short- and long-term incentive pay was below target levels.

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Our Executive Compensation Philosophy

The CNGC has carefully structured our executive compensation programs to motivate and retain key executives, with the ultimate goal of facilitating our enterprise strategy, generating strong operating results, and delivering solid returns to our shareholders. We believe we have an outstanding leadership team that is essential to the future success of our company. We have developed our compensation programs for our leadership team to align with our culture, strategy, and structure.

Our executive compensation program is intended to align the interests of our NEOs with the interests of our shareholders by:

•	Rewarding good performance aligned with our strategy;

•	Encouraging accountability;

•	Motivating performance that drives long-term shareholder value in a simple, easily-communicated manner; and

•	Attracting and retaining highly-qualified executives.

Our Compensation Program Emphasizes Performance and Balances Short- and Long-Term Incentives

In keeping with our pay-for-performance philosophy, more than 70% of our NEOs’ fiscal 2015 target total direct compensation, or TDC, is based on achieving specified performance targets related to sales, operating income, and ROI. Our executive compensation program is designed to focus our leadership and balance short-term performance and long-term strategic priorities. This program is also intended to align the interests of our executives with the interests of our shareholders throughout our business and investment cycles.

Our Incentive Payouts Reflect Company Performance

Payouts under our annual cash incentive plan and long-term performance share unit plan continue to be closely aligned with our operating results and demonstrate our commitment to our pay-for-performance philosophy. This alignment between pay and performance is also demonstrated by the most recent payouts under our incentive plans:

•	Annual cash incentive payments to our NEOs for fiscal 2015, which were primarily based on operating income and sales metrics, were significantly below target, ranging from 71% to 91% of target payouts with our CEO receiving a payout equal to 75% of target. See pages 51-53 for more information about our annual cash incentive plan, including the performance metrics used in this plan.

•	Performance share unit payouts to our NEOs for the fiscal 2013 through fiscal 2015 performance cycle were also well below target levels, ranging from 67% to 76% of target. For more information about our performance share unit program, which is based on sales and ROI metrics, see pages 54-56.

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CEO Payouts Under our Incentive Plans: Fiscal 2013 - 2015

Incentive payments have been consistently aligned with our company’s performance, as demonstrated in the following graph showing the combined value of the annual cash incentive and long-term performance share unit payouts to our CEOs over the past three fiscal years.

Fiscal 2013	Fiscal 2014	Fiscal 2015

Solid operating income performance in fiscal 2013 resulted in an annual cash incentive payment to our CEO of approximately $4.37 million, slightly above his target payout. We also had solid sales and ROI performance in fiscal 2013, but our CEO’s long-term performance share unit payout for the three-year period ending January 31, 2013 was $1.7 million below target due to weaker sales and ROI performance during fiscal 2012 and fiscal 2011. Our TSR was 16.6% for fiscal 2013 and 40.9% for the three-year period ending January 31, 2013.	A challenging global retail environment during fiscal 2014 resulted in operating income that was below expectations, leading to our CEO receiving an annual cash incentive payment of approximately $2.85 million, more than $1.5 million less than his target payout. We also fell short of sales and ROI targets, resulting in a long-term performance share unit payout for the three-year period ending January 31, 2014 that was $4.4 million below target. Our TSR was 9.4% for fiscal 2014 and 43.7% for the three-year period ending January 31, 2014.	While our financial performance improved throughout fiscal 2015, we fell short of the challenging operating income, sales, and ROI targets established at the beginning of fiscal 2015. As a result, our CEO’s annual cash incentive payout was approximately $2.88 million, once again significantly below his target payout. Our CEO’s performance share unit payout for the three-year period ending January 31, 2015 was $3.6 million below target. Our TSR was 16.6% for fiscal 2015 and 49.0% for the three-year period ending January 31, 2015.

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Shareholder Engagement and Consideration of Last Year’s “Say on Pay” Vote

Following our 2014 Annual Shareholders’ Meeting, the CNGC considered the results of the non-binding, advisory vote on our executive compensation program (“say on pay”). While shareholders strongly supported our executive compensation program, with approximately 86.4% of the votes cast in support of our say on pay proposal, support was not as strong as in the two prior years, when more than 98% of votes were cast in support of our executive compensation program. During fiscal 2015, at the direction of the CNGC, in addition to our regular conversations with the investment community, senior representatives of the company held meetings with a number of significant shareholders, as well as with leading proxy advisory firms, to discuss executive compensation matters, governance matters, and other issues of interest to our shareholders. We value the feedback provided by our shareholders and look forward to continuing this dialogue. In these meetings, shareholders generally expressed a positive view of our executive compensation program and its link to performance, but requested enhanced disclosure regarding certain topics. While our investors expressed a wide range of viewpoints during these conversations, key themes regarding our executive compensation program included the following:

Investor Questions	Our Responses
Why don’t we use TSR or other relative performance metrics in our executive compensation program?	While the CNGC closely monitors Walmart’s performance relative to peers when making compensation decisions, the CNGC determined that there are key differences in Walmart’s business compared to other U.S.-based retailers that make it unworkable to base our executives’ pay on relative performance compared to a peer group. These differences include our size; our significant international operations; our product mix; and our variety of formats. Additionally, the price of Walmart stock has historically been less volatile than the common stock of most of our retail peers, which makes relative TSR an imprecise measure of our performance compared to other retailers. As explained more fully on pages 49-51, the CNGC believes that the best approach for Walmart is to tie our executive compensation to performance metrics that are aligned with our strategy, that can be directly impacted by our executives, and that are designed to promote shareholder value over the long term.
Has the CNGC made performance goals easier to achieve in recent years?	No. As explained more fully on page 59, our performance goals are in line with our operating plans, which are established with input and review by the Board. These operating plans are developed in the context of our long-term strategic plans, which are developed at a series of Board meetings each year. Like our operating plans, our performance goals vary from year to year and reflect economic conditions, planned capital expenditures, and other strategic decisions. For example, our operating income and ROI goals reflect our significant ongoing investments in our e-commerce operations and our global compliance program. The CNGC’s independent compensation consultant regularly analyzes our performance goals and has consistently found them to be challenging – a conclusion that is supported by our recent history of below-target incentive payouts shown on page 45 above.
Why does the CNGC make adjustments to our reported results of operations for incentive plan purposes?	As discussed more fully on pages 56-57, the CNGC makes a limited number of positive and negative adjustments as required by the terms of our incentive plans or contemplated at the time performance goals are set. These adjustments are not outcome-driven and are intended to ensure that pay is aligned with performance and that we are incentivizing the right behavior. For example, our incentive plans require that reported results be adjusted to remove the effect of store closings, restructurings, acquisitions, and dispositions. The CNGC believes that decisions regarding these matters should not be influenced by considerations of how these actions may impact incentive payouts. Similarly, executives should neither be rewarded nor punished due to events outside their control, such as currency exchange rate fluctuations.
Why does the CNGC sometimes grant special or retention awards?	The CNGC believes that targeted special awards, used selectively, have proven effective in retaining and motivating key executives through periods of leadership transition. We believe that the selective use of special awards has been instrumental in our ability to successfully manage two CEO transitions since 2009. We revised the CD&A to provide more information regarding the specific rationale for each special award granted in fiscal 2015. See page 58.
Why do we set performance goals annually under our long-term performance share unit program?	As a global retailer, our operating results are significantly impacted by macroeconomic factors outside of our control. These macroeconomic factors, along with the rapidly evolving retail landscape, make it difficult to forecast accurately over a multi-year period. Similar to the long-term incentive plans used by many retailers, performance goals for our three-year performance share unit grants are set annually, and payouts are determined based on average performance over each of the three years within each performance cycle. See page 56 for more information regarding the rationale for this approach.
Why do we grant “feather-in” performance share unit awards for newly hired or promoted executives?	Under our long-term incentive plan, in appropriate circumstances, we may make “feather-in” grants of performance share units when executives are hired or promoted to significantly larger roles. These “feather-in” awards result in these executives having an opportunity to realize a performance share unit payout following their first full year in role. We believe that this approach has helped to incentivize both short- and long-term performance and also provides recruiting and retention value. It is important to note that when executives retire or otherwise leave the company, all unvested performance share units for performance cycles that are still in progress are forfeited, and we do not accelerate the vesting of any performance share units. See page 58 for more information.

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Our Executive Compensation Practices

We are committed to executive compensation practices that drive performance and mitigate risk, and that align the interests of our leadership team with the interests of our shareholders. Below is a summary of best practices that we have implemented and practices we avoid because we believe they are not in the best interests of our company or our shareholders.

WHAT WE DO	WHAT WE DO NOT DO
Pay for Performance – A significant majority of our executives’ target compensation is performance-based and tied to pre-established performance goals aligned with our short- and long-term objectives.	No Employment Contracts – All of our NEOs are employed on an at-will basis.
Mitigation of Risk – By using a variety of performance measures in our incentive programs, we mitigate the risk that our executives will be motivated to pursue results with respect to one performance measure to the detriment of our company as a whole.	No Unapproved Trading Plans – Board members and Executive Officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without the pre-approval of our Corporate Secretary.
Modest Perquisites – We provide only a limited number of perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives.	No Hedging – Board members and Associates are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of Walmart Share ownership.
Responsible Use of Equity Compensation – Our “burn rate” from the issuance of equity compensation is low relative to our retail peers. Any dilution from the issuance of equity compensation has historically been more than offset by our share repurchase program.	No Speculative Trading – Board members and Associates are prohibited from short-selling Walmart stock, buying or selling puts and calls of Walmart stock, or engaging in any other speculative transaction involving Walmart stock.
Compensation Recoupment Policies – Both our annual cash incentive plan and our Stock Incentive Plan contain robust recoupment provisions.	No Liberal Share Recycling – We do not add back to our plan reserves any shares tendered as payment for an option exercise or shares withheld for taxes. Our 2015 Stock Incentive Plan removes provisions that would allow for shares to be recycled in this manner.
Stock Ownership Guidelines – Our Board has established robust stock ownership guidelines applicable to our Board members and Executive Officers.	No Use of Walmart Stock as Collateral for Margin Loans – Board members and Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.
Independent Compensation Consultant – The CNGC benefits from its use of an independent compensation consulting firm, which provides no other services to the company.	No Unapproved Pledging of Walmart Stock – Board members and Executive Officers may not pledge Walmart stock without the pre-approval of our Corporate Secretary. Any pledged shares will not count towards a Board member’s or Executive Officer’s stock ownership requirements.
Thorough Compensation Benchmarking – The CNGC reviews publicly-available information for three different peer groups to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies.	No Dividends on Unearned Performance Share Units – We do not pay dividends or dividend equivalents on unearned and unvested performance share units.
Annual Pay for Performance Review – With the help of its independent compensation consultant, the CNGC annually analyzes the difficulty of our performance goals and the alignment of realizable pay and performance to ensure that our incentive programs are working as intended.	No Pension Plans or Special Retirement Programs for Executive Officers – We do not have a pension plan in the United States, and, except as described otherwise on page 73, Executive Officers do not participate in any retirement programs not generally available to all officers.
Annual Shareholder “Say on Pay” – Our shareholders have the opportunity each year to provide input on our executive compensation programs through an annual “say on pay” vote.	No Change in Control Provisions – Other than non-competition agreements providing for limited severance payments, we do not have any plans or agreements under which our Executive Officers would receive payments or accelerated stock vestings in the event of a change in control of our company.

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Components of NEO Compensation and Pay Mix

What are the primary components of our NEO compensation packages?

There are three components of our executives’ total direct compensation, or TDC: base salary, annual cash incentive, and long-term equity (consisting of a mix of performance share units and restricted stock/restricted stock units):

	ANNUAL		LONG-TERM EQUITY

	Base Salary	Annual Cash Incentive	Restricted Stock/ Restricted Stock Units	Performance Share Units

Objective	Provide fixed base of cash compensation commensurate with position and experience	Achieve annual performance	Align NEOs’ interests with shareholders; retention tool	Achieve long-term performance and align NEOs’ interests with shareholders
Performance Rewarded	Established in light of individual NEO’s particular skills, experience, responsibilities, and individual performance	Operating Income and Sales*	Increase in Share price	Sales and ROI; increase in Share price

*	A portion of Mr. Ashe’s annual cash incentive payment is also based on the gross merchandise value of the Global eCommerce operations of our operating segments on a combined basis (defined on page 51 below).

Base Salary. We pay base salaries commensurate with each NEO’s position and experience. In keeping with our philosophy that a substantial majority of NEO compensation should be performance-based, the CNGC typically allocates a relatively small percentage of TDC to base salary.

Annual Cash Incentive. Under our Management Incentive Plan, most salaried associates, including our NEOs, are eligible to earn an annual cash incentive payment based on a percentage of base salary. This cash incentive payment can range from 37.5% of target payout opportunity (if threshold performance goals are met) to a maximum of 125% of target payout opportunity.

Long-Term Equity. The largest portion of our NEOs’ TDC consists of two types of long-term equity compensation. We believe that long-term equity helps to align the interests of our NEOs with the long-term interests of our shareholders and also serves as a retention tool.

Performance Share Units. Consistent with our pay-for-performance philosophy, 75% of each NEO’s annual long-term equity award value consists of performance share units. Generally, performance share units granted to our executives have a three-year performance period, with the performance measures and goals set annually by the CNGC. The number of Shares that an NEO receives at the end of the performance period is based on the average performance with respect to these performance goals during each of these three years. Our NEOs can earn from 50% (if threshold performance goals are met) up to a maximum of 150% of the target number of Shares.

Restricted Stock or Restricted Stock Units. The remaining 25% of each NEO’s annual long-term equity award value consists of restricted stock/restricted stock units, which vests on the third anniversary of the grant date, provided that the NEO remains employed by our company through the vesting date.

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How much of our NEOs’ TDC was performance-based in fiscal 2015?

As shown in the chart below, a substantial majority of our NEOs’ fiscal 2015 target TDC was performance-based. Base salary represented less than 7% of our CEO’s target TDC for fiscal 2015, while more than 75% of our CEO’s target TDC was tied to performance goals. For each of our other NEOs, at least 71% of target TDC was performance-based. The percentages may not total 100.00% due to rounding.

Target TDC
Mr. McMillon:	$19,540,000
Mr. Holley:	$6,700,000
Mr. Foran:	$9,730,000
Mr. Cheesewright:	$9,908,951
Ms. Brewer:	$9,060,000
Mr. Ashe:	$10,230,000

What performance measures were used in our executive compensation program for fiscal 2015, and why did the CNGC select these measures?

As in the prior year, our NEOs’ performance-based pay was based on achieving objective goals related to the financial metrics of operating income, sales, and ROI. For some of our NEOs, these goals were based partly on the performance of one of our operating segments or the performance of the NEO’s area of responsibility. In addition, a portion of Mr. Ashe’s performance-based pay was based on Global eCommerce gross merchandise value of our operating segments on a combined basis.

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The following charts show the portion of each of our NEO’s incentive pay opportunity that was subject to each of these measures during fiscal 2015. The percentages may not total 100.00% due to rounding:

C. DOUGLAS MCMILLON

36.95%
43.48%
19.57%

75.31% PERFORMANCE-BASED

CHARLES M. HOLLEY, JR.

31.25%
40.63%
28.13%

71.65% PERFORMANCE-BASED

GREGORY S. FORAN

34.07%
42.03%
23.90%

73.53% PERFORMANCE-BASED

DAVID CHEESEWRIGHT

30.99%
40.50%
28.51%

73.26% PERFORMANCE-BASED

ROSALIND G. BREWER

33.78%
41.89%
24.32%

73.51% PERFORMANCE-BASED

NEIL M. ASHE

10.60%
34.86%
15.90%
38.65%

73.61% PERFORMANCE-BASED

ROI Sales Operating Income Gross Merchandise Value ("GMV")

During fiscal 2014 and fiscal 2015, at the direction of the CNGC, the company undertook a comprehensive review of the performance metrics used in our executive compensation program, and concluded that the metrics described above are appropriate and effective in driving results tied to shareholder value. In reaching this conclusion, the CNGC considered the following factors:

•	These performance measures are aligned with our strategy and can be impacted by our executives. Unlike measures tied to stock price or shareholder return, our executives can have a direct impact on our sales, operating income, ROI, and GMV performance.

•	These performance measures are important metrics for judging retail performance. Sales, operating income, and ROI measures have historically been, and continue to be, important indicators of retail performance, and we believe that our performance in these areas is important to our shareholders. Similarly, GMV is a key indicator of e-commerce performance.

•	The CNGC believes that success with respect to these performance measures will support shareholder value over the long term. At the request of the CNGC, the CNGC’s independent compensation consultant reviewed the historical correlation between various performance metrics and TSR within the retail industry. The CNGC’s independent compensation consultant found that the metrics used in Walmart’s short- and long-term incentive plans are generally aligned with TSR in the retail industry. We believe that good performance with respect to these metrics should translate into shareholder value over the long term.

•	It is unworkable to effectively apply relative performance metrics to Walmart’s executive compensation program. There are several key differences in our business compared to other publicly-traded retailers in the U.S., including our size; our significant international operations; our product mix; and our variety of formats. Additionally, the price of Walmart common stock has historically been significantly less volatile than the common stock of most of our retail peers. The CNGC concluded that these factors make it unworkable to base our executives’ incentive pay on relative TSR performance or other relative performance metrics.

•	The combination of these performance measures mitigates risk. Using a combination of performance measures mitigates the risk that our executives could be motivated to pursue results with respect to one measure to the detriment of our company as a whole. For example, if management were to seek to increase sales by pursuing strategies that would negatively impact operating income or ROI, resulting

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increases in incentive pay based on sales should be offset by decreases in incentive pay based on the other metrics. The specific weighting between these metrics reflects a balancing of the overall strategic goals of our company.

In addition to the financial metrics described above, our NEOs’ annual cash incentive pay is also based on performance with respect to diversity goals and compliance goals, described below on page 52.

Our Incentive Compensation Programs During Fiscal 2015

What were the financial goals under our annual cash incentive plan for fiscal 2015, and how did we perform in comparison to those goals?

As noted above, while our performance improved throughout the course of fiscal 2015, our operating income and sales fell short of our expectations at the time the CNGC established performance goals early in fiscal 2015.

The operating income, sales, and GMV goals for our cash incentive plan are expressed in terms of a percentage increase or decrease as compared to our prior fiscal year performance. For fiscal 2015, the threshold, target, and maximum performance goals under our cash incentive plan, and our actual performance compared to those goals, are shown in the following table:

	Fiscal 2015 Goals under Cash Incentive Plan (percentage increase/decrease over fiscal 2014)
Goal Applicable To:	Threshold (37.5% Payout)	Target (100% Payout)	Maximum (125% Payout)	Actual Performance (as reported)	Actual Performance (as adjusted)*	Impact of Adjustments*
Total Company Operating Income	1.0%	6.3%	7.8%	1.0%	3.9%	2.9%
Total Company Sales	1.7%	3.8%	4.8%	1.9%	3.3%	1.4%
Walmart U.S. Operating Income	–2.3%	1.8%	2.8%	–2.1%	–1.3%	0.8%
Walmart U.S. Sales	1.5%	3.4%	4.5%	3.1%	3.1%	—
International Operating Income	14.2%	23.6%	26.1%	19.8%	26.4%	6.6%
International Sales (excluding fuel)	2.4%	4.3%	5.4%	0.0%	4.1%	4.1%
Sam’s Club Operating Income	0.9%	6.2%	8.3%	7.2%	9.5%	2.3%
Sam’s Club Sales (excluding fuel)	1.6%	4.5%	5.6%	2.1%	2.1%	—
Global eCommerce Operating Income**	–24.5%	–13.1%	–10.3%	–28.4%	–22.4%	6.0%
Global eCommerce Gross Merchandise Value**	15.8%	39.4%	47.3%	29.9%	29.9%	—

*	In order to make results comparable from year to year, we apply certain adjustments to our reported results for purposes of our incentive plans. See pages 56-57 for more details.

**	Global eCommerce activities are embedded within our segment operations and included within operating income for each of our segments. For purposes of our fiscal 2015 incentive plans, “global eCommerce operating income” is defined as the allocated portion of the operating income or loss from our operating segments attributable to walmart. com, Vudu.com, and e-commerce operations in Brazil and China. Expenses related to corporate support for global e-commerce operations are also included. For purposes of our 2015 incentive plans, “global eCommerce gross merchandise value” or “global eCommerce GMV” is defined as the total sales value of merchandise sold or transacted where the transaction originates online, excluding the sale of gift cards.

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As a result of this performance, our fiscal 2015 annual cash incentive payments were significantly below target levels. The following table shows the performance measure weightings for each of our NEOs, as well as each NEO’s actual payout compared to target:

Annual Cash Incentive Plan – Fiscal 2015

			Payout–%	Target	Actual
Name	Performance Measure(s)	Weighting	of Target	Payout	Payout
C. Douglas McMillon	Total Company Operating Income	75%	74.96%	$3,840,000	$2,878,272
	Total Company Sales	25%
Charles M. Holley, Jr.	Total Company Operating Income	75%	74.96%	$1,800,000	$1,349,190
	Total Company Sales	25%
Gregory S. Foran*	Total Company Operating Income	50%
	Walmart U.S. Operating Income	25%	78.99%	$1,612,276	$1,273,491
	Walmart U.S. Sales	25%
David Cheesewright**	Total Company Operating Income	50%
	International Operating Income	25%	90.74%	$2,759,260	$2,503,814
	Walmart International Sales	25%
Rosalind G. Brewer	Total Company Operating Income	50%
	Sam’s Club Operating Income	25%	79.25%	$2,160,000	$1,711,746
	Sam’s Club Sales	25%
Neil M. Ashe	Total Company Operating Income	37.5%
	Total Company Sales	12.5%	71.01%	$2,280,000	$1,618,926
	Global eCommerce GMV	35%
	Global eCommerce Operating Income	15%

*	Prior to his appointment to his current role effective August 9, 2014, Mr. Foran served as President and CEO of Walmart China for a portion of fiscal 2015, and then as President and CEO of Walmart Asia for a portion of fiscal 2015. As a result, Mr. Foran’s annual cash incentive payment for fiscal 2015 was based in part on sales and operating income goals specific to Walmart China and Walmart Asia. More information about these goals and the calculation of Mr. Foran’s fiscal 2015 annual cash incentive payment can be found on page 53.

**	Mr. Cheesewright’s cash incentive payment is paid in Canadian dollars. The figure above assumes an exchange rate of 1 CAD = 0.8984 USD, which is an average exchange rate during fiscal 2015.

What other goals were our NEOs subject to under our annual cash incentive plan for fiscal 2015?

Diversity Goals. Since fiscal 2005, a portion of most officers’ cash incentive payment has also been subject to satisfying diversity objectives, and each NEO’s cash incentive payment can be reduced by up to 15% if he or she does not satisfy these objectives. The CNGC established these diversity goals because it believes that diversity and inclusion contribute to an engaged and effective workforce. For fiscal 2015, these objectives consisted of one or both of two components: good faith efforts and placement objectives. Each of our NEOs is subject to good faith efforts requirements. In order to satisfy the good faith efforts component of this program, each NEO must actively sponsor at least two associates and must also participate in at least two diversity-related events.

Each of our NEOs with responsibility for Walmart U.S. and/ or Sam’s Club field operations is also subject to placement objectives. For fiscal 2015, Mr. McMillon, Mr. Foran, and Ms. Brewer were subject to placement objectives. The determination as to whether an NEO satisfied his or her placement objectives during the prior fiscal year is based on several factors, including the relative number of diverse candidates placed in specified positions within the NEO’s organization; the NEO’s engagement and participation in diversity and inclusion strategies; the NEO’s leadership efforts in implementing these strategies; and the NEO’s efforts in recruiting and developing diverse associates. Applying these factors, at the end of each fiscal year, our chief diversity officer reviews each NEO’s performance under our diversity program and reports the results of this review to the CNGC. Based on the report of our chief diversity officer, the CNGC determined that each NEO satisfied his or her diversity goals for fiscal 2015.

For more information about Walmart’s commitment to diversity and inclusion and key diversity and inclusion initiatives, please see Walmart’s 2014 Diversity and Inclusion Report, which is available on our website at http://corporate.walmart.com/global-responsibility/diversity-inclusion/.

Compliance Goals. Beginning in fiscal 2014 and again in fiscal 2015, our Executive Officers’ cash incentive payments were also subject to achieving adequate progress in implementing enhancements to the company’s global compliance program. Our company is committed to having and maintaining a strong and effective global compliance program in every country in which we operate. Consistent with that commitment, over the past few years, our company has made significant improvements to our compliance programs around the world. To further emphasize our commitment to compliance, in early fiscal 2015,

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our company’s senior leadership again developed a timetable for implementing further enhancements to our global compliance program on a prioritized basis. These objectives covered such subject matters as anti-corruption, anti-money laundering, health and wellness compliance, environmental compliance, health and safety compliance, labor and employment compliance, and licensing and permits. These objectives sought to enhance key elements of a corporate compliance program, including but not limited to developing and implementing enhanced compliance protocols and procedures, hiring and training of key compliance personnel, monitoring and assessment of various elements of the program, internal communications, and access to information.

As disclosed in our 2014 proxy statement, if, in the judgment of the Audit Committee, the company had not achieved adequate progress in implementing these compliance objectives, then the CNGC could have exercised negative discretion to reduce or eliminate the fiscal 2015 cash incentive payments to our Executive Officers. During fiscal 2015, management reported regularly to the Audit Committee regarding ongoing enhancements to our global compliance program and progress in implementing these objectives. At the end of fiscal 2015, the Audit Committee determined that, in its qualitative judgment, adequate progress had been achieved in implementing these objectives and reported its determination to the CNGC. Factors relied on by the Audit Committee in making this determination included the progress achieved on workstreams in a variety of compliance areas and the extent to which that progress reflected sustainable, long-term change in the company’s people, processes, systems, and culture. Based on the qualitative assessment of the Audit Committee, the CNGC determined not to exercise negative discretion to reduce or eliminate the cash incentive payments to any of our Executive Officers for fiscal 2015.

For more information about specific enhancements to our global compliance program during fiscal 2015, please see Walmart’s Global Compliance Program Report on Fiscal Year 2015, which is available on our website at http://corporate.walmart.com/global-responsibility/global-compliance-program-report-on-fiscal-year-2015.

Mr. Foran – Asia and China Performance. Mr. Foran served as President and CEO of Walmart China for a portion of fiscal 2015, and then as President and CEO of Walmart Asia for a portion of fiscal 2015, before being promoted to his current position. As a result, a portion of Mr. Foran’s annual cash incentive for fiscal 2015 is based on the operating income and sales performance of Walmart China and Walmart Asia. Those goals, and performance compared to those goals, are shown in the table below.

Annual Cash Incentive Plan – China

Goal Applicable To:	Threshold (37.5% Payout)	Target (100% Payout)	Maximum (125% Payout)	Actual Performance
Walmart China Operating Income (% increase over prior fiscal year)	267.7%	339.5%	363.5%	355.7%
Walmart China Sales excluding e-commerce	1.2%	6.5%	11.9%	Below threshold-no
sales (% increase over prior fiscal year)				payout on this metric

Annual Cash Incentive Plan – Asia

Goal Applicable To:	Threshold (37.5% Payout)	Target (100% Payout)	Maximum (125% Payout)	Actual Performance
Walmart Asia Operating Income	35.1%	105.8%	137.4%	132.8%
(% increase over prior fiscal year)
Walmart Asia Sales	2.6%	7.6%	11.3%	3.4%
(% increase over prior fiscal year)

Mr. Foran’s incentive payout for fiscal 2015 shown on page 52 above was determined by a proration based on the amount of time Mr. Foran spent in each position during fiscal 2015 and performance as compared to his incentive goals in each of those positions, as follows:

Dates	Performance Metrics	Prorated Payout ($)
2/1/2014 – 5/30/2014	75% China Operating Income	256,436
	25% China Sales
5/31/2014 – 8/8/2014	25% Asia Operating Income	230,773
	25% Asia Sales
	50% International Operating Income
8/9/2014 – 1/31/2015	50% Total Company Operating Income	786,282
	25% Walmart U.S. Operating Income
	25% Walmart U.S. Sales
TOTAL		1,273,491

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What were the goals under our long-term performance share unit program for fiscal 2015, and how did we perform in comparison to those goals?

As noted above, while our performance improved throughout the course of fiscal 2015, our sales and ROI performance fell short of our expectations at the time the CNGC established performance goals early in fiscal 2015.

The sales goals for our performance share unit program are expressed in terms of a percentage increase or decrease as compared to our prior fiscal year performance. For fiscal 2015, the threshold, target, and maximum performance goals under our performance share unit program, and our actual performance, are shown in the following table:

		Performance Goals
		(% of Performance Share Units
		Vesting on Achievement of Goal)			Actual	Actual
Performance Period	Performance Measure	Threshold (50%)	Target (100%)	Maximum (150%)	Performance (as reported)	Performance (as adjusted)*	Impact of Adjustments*	Fiscal 2015 Payout %
	Return on Investment (Total Company)	16.58%	17.13%	17.58%	16.9%	16.61%	–0.29%	52.33%
	Total Company Sales	0.9%	3.8%	5.3%	1.9%	3.3%	1.4%	91.17%
2/1/2014 – 1/31/2015	Walmart U.S. Sales	0.4%	3.4%	4.9%	3.1%	3.1%	—	94.27%
	International Sales (excluding fuel)	1.9%	4.3%	5.9%	0.0%	4.1%	4.1%	96.27%
	Sam’s Club Sales (excluding fuel)	0.6%	4.5%	6.1%	2.1%	2.1%	—	68.63%

*	In order to make results comparable from year to year, we apply certain adjustments to our reported results for purposes of our incentive plans. See pages 56-57 for more details.

Each of our NEO’s performance share units are weighted 50% to ROI performance and 50% to sales performance, either of the total company or one of its operating segments, as follows:

Long-Term Performance Share Unit Program – Fiscal 2015

Name	Performance Measure(s)	Weighting
Mr. McMillon, Mr. Holley, and Mr. Ashe	Total Company ROI	50%
	Total Company Sales	50%
Gregory S. Foran*	Total Company ROI	50%
	Walmart U.S. Sales	50%
David Cheesewright	Total Company ROI	50%
	Walmart International Sales	50%
Rosalind G. Brewer	Total Company ROI	50%
	Sam’s Club Sales	50%

*	As described below, for a portion of fiscal 2015, Mr. Foran’s performance share units were subject to goals based on Walmart International and Walmart Asia performance.

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The performance compared to each of the goals shown above is then weighted according to each NEO’s performance measure weightings shown above, and is then averaged with results for the other two years within each three-year performance cycle, as illustrated below:

		FY13	FY14	FY15	Fiscal 2015
	Segment	Performance	Performance	Performance	Payout
	Walmart U.S.	115.68%	51.88%	73.30%	80.29%
Fiscal 2012	Sam’s Club	113.69%	26.57%	60.48%	66.91%
Grant	International	88.55%	52.42%	74.30%	71.76%
	Total Company	103.76%	26.57%	71.75%	67.36%

				FY16
	Segment	Performance	Performance	Performance
Fiscal 2013 Grant	Walmart U.S.	51.88%	73.30%	TBD
	Sam’s Club	26.57%	60.48%
	International	52.42%	74.30%
	Total Company	26.57%	71.75%

				FY17
	Segment	Performance	Performance	Performance
Fiscal 2014 Grant	Walmart U.S.	73.30%	TBD	TBD
	Sam’s Club	60.48%
	International	74.30%
	Total Company	71.75%

Applying this methodology, our NEOs earned the following performance share unit payouts for the three-year cycle ending January 31, 2015:

		Number of Performance Share Units for Cycle Ended 1/31/15
Name	Three-Year Performance (% of Target)	Target	Earned
C. Douglas McMillon*	70.91%	146,130	103,620
Charles M. Holley, Jr.	67.36%	42,822	28,845
David Cheesewright**	76.44%	60,468	46,222
Gregory S. Foran***	72.20%	9,447	6,821
Rosalind G. Brewer	66.91%	60,468	40,459
Neil M. Ashe	67.36%	70,546	47,519

*	Mr. McMillon served as President and CEO of Walmart International during fiscal 2013 and fiscal 2014; therefore, his performance share unit payout for the three-year cycle ended January 31, 2015 was based on Walmart International performance during fiscal 2013 and fiscal 2014 and on total company performance for fiscal 2015.

**	Mr. Cheesewright served as President and CEO, Walmart EMEA during fiscal 2013 and fiscal 2014; therefore, his performance share unit payout for the three-year cycle ended January 31, 2015 was based on Walmart EMEA performance during fiscal 2013 and fiscal 2014 and on Walmart International performance during fiscal 2015.

***	Mr. Foran served as President and CEO, Walmart China during fiscal 2013, fiscal 2014, and a portion of fiscal 2015. During a portion of fiscal 2015, Mr. Foran also served as President and CEO, Walmart Asia prior to assuming his current role. Therefore, Mr. Foran’s performance share unit payout for the three-year cycle ended January 31, 2015 was based on Walmart International performance during fiscal 2013 and fiscal 2014 and on a combination of Walmart International, Walmart Asia, and Walmart U.S. performance during fiscal 2015. Fiscal 2015 Walmart Asia goals under the performance share unit program, and performance compared to those goals, were as follows:

Goal Applicable To:	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Performance
Walmart Asia ROI (increase or decrease	–40	40	107	58
in bps compared to prior fiscal year)
Walmart Asia Sales (% increase over prior fiscal year)	2.6%	7.6%	11.3%	3.4%

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Why doesn’t the CNGC set three-year goals for the long-term performance share unit program?

The CNGC has found that the current approach of setting goals annually, with payouts determined by averaging performance over a three-year period, is the most effective approach for our long-term performance share unit program for the following reasons:

•	As a global retailer, Walmart’s operating results are significantly impacted by macroeconomic and regional economic factors outside of management’s control. These economic factors, as well as the rapidly evolving retail landscape, make it difficult to forecast accurately over a three-year period. For example, in fiscal 2008, our officers were granted performance share units with three-year sales and ROI performance goals. Subsequently, the global financial downturn in 2008 had the effect of making these three-year goals virtually unachievable only a few months into the three-year performance period. The CNGC reasoned that performance goals cease to be an effective tool in motivating performance if the goals either become unrealistic or too easy to achieve. While some companies attempt to address the impact of macroeconomic factors by using relative goals in their long-term incentive plans, the CNGC has determined that relative goals are not the right approach for Walmart for the reasons described on page 50 above. The CNGC regularly reviews Walmart’s performance relative to peers and the relative alignment of pay and performance to ensure that our incentive programs are operating as intended.

•	Another advantage of our current approach is more easily understandable and better aligned performance goals, which the CNGC believes are more effective in motivating performance. As described above, our incentive goals are aligned with our business plan and expectations regarding financial performance. These necessarily change from year to year based on macroeconomic conditions, strategic investments, and other factors. Setting three-year sales goals, for example, would result in a situation in which our leaders have three differing sales goals at any one time – one for each outstanding tranche of performance share units. The CNGC believes that the current performance share units structure effectively balances long-term focus with clear and understandable performance goals.

Adjustments

Why do we adjust reported results of operations for purposes of our incentive plans?

Both our annual incentive plan and our Stock Incentive Plan require that certain adjustments be made to our reported results of operations for purposes of calculating incentive awards. The purpose of these adjustments is to cause incentive awards to be calculated on a comparable basis from year to year and to ensure that participants in these plans are incentivized and rewarded appropriately.

Many of these adjustments, including a substantial majority of the aggregate adjustments made during fiscal 2015, are adjustments that the CNGC expected to make at the time incentive goals are established by the CNGC. For example:

•	Our incentive plans require that reported results be adjusted to remove the effects of currency exchange rate fluctuations. Given our significant international operations, which contribute approximately 30% of our total revenues, fluctuations in currency exchange rates, which are generally out of our management’s control, often have a significant impact on our financial results.

•	The CNGC typically sets sales goals that exclude the impact of fuel sales because fuel prices (and, therefore, our fuel sales) are subject to significant fluctuation and are outside of management’s ability to control.

•	In light of our significant ongoing investments in Global eCommerce, when the CNGC established fiscal 2015 operating income goals for our operating segments, it limited the operating losses attributable to the eCommerce operations of those operating segments for incentive plan purposes.

Like many other companies, our incentive plans dictate that we make other adjustments to our results of operations for incentive plan purposes for items that may not be known at the beginning of the fiscal year, when goals are set. For example:

•	Our plans require that we make adjustments for the impact of store closings, restructurings, acquisitions and dispositions. We do not believe that a decision regarding these types of events should be influenced by a consideration of how these actions might impact the incentive pay of our management. The CNGC believes that our compensation plans should not serve as a disincentive that could discourage management from making decisions that are in the best interests of our company and our shareholders.

The CNGC undertakes a rigorous oversight and certification process to determine the adjustments required by our incentive plans. This process is not outcome-driven and includes both positive and negative adjustments. While the adjustments made for fiscal 2015 had a net positive impact on incentive payouts, this is not always the case. For example, in fiscal 2011 and fiscal 2012, the adjustment process resulted in a reduction in incentive payouts.

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What adjustments were made to fiscal 2015 reported results for incentive plan purposes?

Operating Income—Annual Cash Incentive Plan. For fiscal 2015, the substantial majority of adjustments to operating income pursuant to the terms of our annual cash incentive plan consisted of the following items, the first three of which are required by the terms of our incentive plans, and the fourth of which was established by the CNGC at the time goals were set in early fiscal 2015.

•	An adjustment to remove the impact of currency exchange rate fluctuations, which adjustment had a net positive impact on operating income for annual incentive plan purposes.

•	Adjustments to remove the impact of expenses related to store closings and restructurings in the U.S., Canada and Japan, which adjustments positively impacted operating income for incentive plan purposes.

•	Adjustments to remove the impact for losses and accruals for litigation related to events that occurred in prior periods, generally under prior management teams, which adjustments had a positive impact on operating income for purposes of our annual cash incentive plan.

•	Adjustments to remove the impact of losses attributable to walmart.com and samsclub.com in excess of a pre-set limit established by the CNGC when goals were set at the beginning of fiscal 2015 from Walmart U.S. and Sam’s Club operating income, which had the effect of increasing operating income for purposes of our annual cash incentive plan.

Other adjustments to fiscal 2015 operating income for incentive plan purposes included adjustments to remove the impact of the following items, each of which are required by the terms of our incentive plans:

•	Costs related to e-commerce acquisitions, which adjustments positively impacted operating income.

•	Gains on the sale of real estate and other assets, which adjustments negatively impacted operating income.

•	Losses related to uninsured damage to stores resulting from a hurricane, which had the effect of increasing operating income for annual incentive plan purposes.

These adjustments, taken together, had the effect of increasing the fiscal 2015 operating income of our total company and of each operating segment and/or area of responsibility of each of our NEOs as calculated for purposes of our annual cash incentive program. As a result of these adjustments, the percentage increases in fiscal 2015 operating income compared to prior year operating income for purposes of our cash incentive plan as shown in the “Actual Performance (as adjusted)” column in the table on page 51 were somewhat greater than the increases in our publicly-reported operating income for fiscal 2015. The table on page 51 above shows the net impact of these adjustments on the operating income of our total company and the operating income attributable to the operating segment and/or area of responsibility of each of our NEOs as calculated for purposes of our cash incentive plan.

Sales—Annual Cash Incentive Plan and Long-Term Performance Share Unit Program. For fiscal 2015, there were two primary adjustments to sales for purposes of our annual cash incentive plan and our performance share unit program. Both of these adjustments were contemplated at the time goals were set in early fiscal 2015:

•	An adjustment to exclude fuel sales, which adjustment was mandated at the time the CNGC established goals. We generally exclude fuel sales from our incentive plan results due to the high volatility of fuel prices.

•	An adjustment for the impact of currency exchange rate fluctuations, which was also mandated at the time goals were established. This adjustment positively impacted sales for purposes of our incentive plans.

These adjustments, taken together, had the effect of increasing the sales of our total company and the sales attributable to each operating segment and/or area of responsibility of each of our NEOs as calculated for purposes of our annual cash incentive plan and performance share unit program. As a result of these adjustments, the percentage increases in fiscal 2015 sales over fiscal 2014 sales for purposes of our incentive plans as shown in the “Actual (as adjusted)” column in the tables on pages 51 and 54 were greater than the increases in sales reflected in our publicly-reported operating results for fiscal 2015 as calculated in accordance with GAAP. The tables on pages 51 and 54 above show the net impact of these adjustments on the sales of our total company and on the sales attributable to the operating segment or area of responsibility for each of our NEOs as calculated for purposes of our annual cash incentive plan and our performance share unit program.

ROI—Long-Term Performance Share Unit Program. For fiscal 2015, the primary difference between our reported ROI and ROI for purposes of our performance share unit program is that ROI for performance share unit program purposes excludes the impact of currency exchange rate fluctuations. Excluding currency exchange rate fluctuations had the effect of decreasing our ROI for fiscal 2015 for purposes of our performance share unit program as compared to our reported ROI. In addition, when calculating ROI for purposes of our performance share unit program, we use the adjusted operating income results used for calculating our annual cash incentive payouts described above. Since these adjustments had the effect of increasing fiscal 2015 operating income for annual cash incentive plan purposes, these adjustments also positively impacted ROI for performance share unit program purposes and partially offset the negative impact of the currency exchange rate adjustment. The table on page 54 above shows the net impact of this adjustment on our ROI as calculated for purposes of our performance share unit program.

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Other Compensation

What other types of compensation did our NEOs receive during fiscal 2015?

Special Restricted Stock Awards. Our NEOs may from time to time receive special awards. The CNGC believes that the targeted use of these awards have proven effective in retaining and motivating key executives through periods of leadership transition, have been instrumental in our ability to successfully manage our last two CEO transitions, and have allowed us to maintain leadership continuity in a highly competitive market. During fiscal 2015, three of our NEOs received special restricted stock awards:

•	Prior to assuming his current role, Mr. Foran received a $750,000 special restricted stock unit award in May 2014, vesting on the second anniversary of the grant date. This award was made in connection with his promotion from President and CEO, Walmart China, to become President and CEO, Walmart Asia, and was also intended to compensate for the fact that Mr. Foran would no longer be eligible to participate in a Walmart China long-term incentive plan.

•	Ms. Brewer received a $1 million special restricted stock award in September 2014, vesting on the third anniversary of the grant date, and Mr. Holley received a $1 million special restricted stock award in November 2014, vesting at the end of fiscal 2016. The CNGC approved these awards for retention purposes in the context of our leadership transition during fiscal 2015, with Mr. McMillon being promoted to President and CEO of our company at the beginning of fiscal 2015, and Mr. Foran being promoted to President and CEO of our Walmart U.S. segment in August 2015. The CNGC believes that retaining our current leadership team is critical at this time for future succession planning and execution of our enterprise strategy.

Special Performance-Based Awards. On occasion, the CNGC also grants special cash-based performance awards to our executives. The purpose of these awards is typically to drive performance with respect to a specific performance metric or strategic initiative. In September 2014, the CNGC approved a special performance-based cash award opportunity for Ms. Brewer in the amount of $1 million. In order for Ms. Brewer to earn this award, Sam’s Club gross membership income must exceed our business plan for Sam’s Club gross membership income by a specified amount during the one-year period ending July 31, 2015. The CNGC approved this special award opportunity for Ms. Brewer to drive performance in light of Sam’s Club’s initiatives to increase membership and membership income, which are key components of our Sam’s Club strategy.

“Feather-In” Performance Share Unit Awards. Under our long-term performance share unit program, we customarily make additional grants of performance share units to newly-hired executives or when executives are promoted to significantly larger roles. These “feather-in” awards allow executives to realize performance share unit payouts commensurate with their positions for three-year cycles that are already in progress. We believe that this approach has helped to appropriately incentivize and reward short- and long-term performance and also provides retention value. Unlike some companies, when executives retire or otherwise leave the company, all unvested performance share units are forfeited, and we do not accelerate the vesting or otherwise pay out any outstanding performance share units.

In January 2015, in connection with his recent promotion to President and CEO of our Walmart U.S. segment, Mr. Foran received two additional “feather-in” performance share unit grants vesting at the conclusion of the performance cycles ending January 31, 2016 and January 31, 2017. These additional performance share unit awards were intended to increase Mr. Foran’s target performance share units opportunity for each of those cycles to $4,875,000, which is equal to the target value of his annual performance share units award granted in January 2015 for the performance cycle ending January 31, 2018.

Additional MIP Award. Under the terms of the Management Incentive Plan, the CNGC may award an additional cash incentive amount based on individual performance. For his performance during fiscal 2015, the CNGC awarded Mr. Cheesewright an additional cash incentive amount equal to 20% of his target annual cash incentive award for fiscal 2015 (approximately $551,852). The CNGC awarded this amount to Mr. Cheesewright based on the solid constant-currency sales and operating income performance of Walmart International in a difficult global environment, as well as Mr. Cheesewright’s contributions to strategic initiatives, including e-commerce initiatives in international markets, and management of our international portfolio through targeted closings of underperforming stores.

What perquisites and other benefits do our NEOs receive?

Our NEOs receive a limited number of perquisites and supplemental benefits. We cover the cost of annual physical examinations for our NEOs and provide each NEO with personal use of our aircraft for a limited number of hours each year. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Additionally, our NEOs are entitled to benefits available to officers generally, such as participation in the Deferred Compensation Matching Plan, and benefits available to associates generally, including a Walmart discount card; a limited 15% match of purchases of Shares through our Stock Purchase Plan; participation in our 401(k) Plan, including a company match; medical insurance; and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives, and we believe their limited cost is outweighed by the benefits to our company.

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Executive Compensation Process and Governance

Who establishes the TDC at Walmart?

The CNGC is the Board committee that is responsible for establishing and approving the compensation of the officers subject to Section 16, including the CEO and other NEOs. All members of the CNGC are independent (see page 30 for more information on the CNGC).

The CNGC met eight times in fiscal 2015. During each of these meetings, the CNGC considered executive compensation matters, including matters such as the review and approval of compensation for our NEOs; the selection of performance measures and performance goals for our short- and long-term incentive plans; and the review of performance against those goals, including compliance and diversity goals.

How does the CNGC establish TDC?

The CNGC considers a variety of factors in setting TDC for our NEOs, including:

•	the overall financial and operating performance of our company and its operating segments and/or areas of responsibility, as applicable;

•	each NEO’s individual performance and contributions to the achievement of financial goals and operational milestones;

•	each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience;

•	our overall succession planning and the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future; and

•	peer group data and analyses (see pages 60-62 for more details).

How does the CNGC set performance goals?

Performance goals are established in the context of, and consistent with, the company’s enterprise strategy and financial operating plans each fiscal year. The process begins with the Board’s review of the company’s overall enterprise strategy and long-term financial plan beginning in the spring and culminating at an annual Board strategic retreat each September. Following the strategic retreat, the annual operating plans of the company and each of its operating segments are established with SPFC and Board input. The CNGC then establishes performance goals under our short- and long-term incentive programs that are consistent with these operating plans.

Incentive Plans Informed by Strategic and Financial Planning Process	Long-Range Planning April - September	Annual Operating Plan September - January	Incentive Plans January - March

• Assess competitive landscape and macro trends • Refine enterprise strategy and segment-specific initiatives	• Develop annual operating plan in light of long-range planning and strategic initiatives • October investor conference–review strategy and planned capital expenditures	• Review choice of incentive metrics to ensure that they support enterprise strategy • Establish performance goals aligned with annual operating plan

Walmart’s operating plans are intended to be challenging, and fiscal 2015 was no exception. Generally, incentive goals are established so that performance in line with our operating plans should result in target payouts. In order to achieve the maximum goals, our performance would have to exceed our operating plans to a significant degree. Threshold performance goals are set at a level that is attainable and below which the company could not justify a payout.

The CNGC generally attempts to set the performance goals so that a consistent level of expected difficulty in achieving these goals is maintained from year to year. The CNGC’s independent compensation consultant annually evaluates the difficulty of the performance goals and has consistently found these goals to be challenging.

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What is the role of management and compensation consultants with respect to NEO compensation?

When evaluating, establishing, and approving the compensation of our NEOs other than the CEO, the CNGC considers the performance evaluations of these NEOs provided by our CEO and the recommendations provided by our Chairman, our Global People division, and our CEO. As part of this process, our CEO reviews the annual performance evaluations of the other NEOs with the CNGC.

When establishing and approving the compensation of our CEO, our Chairman, with support from our Global People division and the Chair of the CNGC, reviews our CEO’s performance evaluation with the CNGC and makes recommendations to the CNGC regarding our CEO’s compensation.

Since early 2007, the CNGC has engaged an independent consultant on executive compensation matters. Since early 2010, Pay Governance LLC (“Pay Governance”) has been engaged by the CNGC as its independent executive compensation consultant. Under the terms of its engagement, Pay Governance reports directly and exclusively to the CNGC; the CNGC has sole authority to retain, terminate, and approve the fees of Pay Governance; and Pay Governance may not be engaged to provide any other services to Walmart without the approval of the CNGC. Other than its engagement by the CNGC, Pay Governance does not perform and has never performed any other services for Walmart. The CNGC’s independent consultant attends and participates in CNGC meetings at which executive compensation matters are considered, and performs analyses for the CNGC at the CNGC’s request, including benchmarking, realizable pay analyses, analyses of the correlation between performance measures and shareholder return, and assessments of the difficulty of attaining performance goals. The CNGC annually reviews the independence of Pay Governance in light of SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has affirmatively concluded that Pay Governance is independent from Walmart and has no conflicts of interest relating to its engagement by the CNGC.

How is peer group data used by the CNGC?

Walmart is the world’s largest retailer by a substantial margin, and there are significant differences in our business compared to most other publicly-traded retailers in the U.S. In addition to our size and scope, these differences include our product mix, the fact that we have significantly more extensive international operations than most U.S.-based retailers, and our variety of formats. As described above on page 50, these differences make it unworkable to base our incentive pay on our performance relative to retail peers. These differences also mean that executive positions at Walmart are generally significantly larger in size, scope, and complexity than similar positions at many of our retail peers. To account for these differences, the CNGC reviews publicly-available compensation information for three separate peer groups when establishing TDC for our executives.

Retail Industry Survey. This peer group allows the CNGC to compare our NEO compensation to that of our primary U.S.-based competitors in the retail industry. For fiscal 2015, the Retail Industry Survey included all publicly-traded retail companies with significant U.S. operations with annual revenues exceeding approximately $10 billion. By almost any measure, Walmart is the largest company in the Retail Industry Survey, and compared to the median of this peer group, Walmart is approximately 20 times larger in terms of revenue, and approximately 16 times larger in terms of market capitalization.

Select Fortune 100. The CNGC also benchmarks our NEO compensation against a select group of companies within the Fortune 100. This group, which we refer to as the “Select Fortune 100,” was chosen from among the Fortune 100 by our Global People division, with input from the CNGC’s independent consultant. The Select Fortune 100 includes companies whose primary business is not retailing but that are similar to us in one or more ways, such as global operations, business model, and size. We exclude retailers from this group because those companies were already represented in the Retail Industry Survey. We also exclude companies with business models that are broadly divergent from ours, such as financial institutions and energy companies.

Top 50. While the Select Fortune 100 includes some larger companies than the Retail Industry Survey, Walmart is still the largest company within the Select Fortune 100 in terms of revenues, and is the third largest in terms of market capitalization. To account for this size discrepancy and the corresponding complexity of our NEOs’ job responsibilities, the CNGC also benchmarks our NEOs’ pay against the 50 largest public companies (including selected non-U.S. based companies), excluding Walmart, in terms of market capitalization at the time of the review. Even among the Top 50, Walmart is the largest company in terms of revenue, and in the top quartile in terms of market capitalization.

The CNGC uses benchmarking data as a general guide to ensure that the TDCs of our executives are set at an appropriately competitive level, as well as ensuring that our NEOs’ mix of compensation is consistent with our emphasis on performance-based compensation. The CNGC does not attempt to quantify or otherwise assign any relative weightings to any of these peer groups or to any particular members of a peer group when benchmarking against them.

While the CNGC reviews benchmarking data for comparable positions within each of these peer groups, the CNGC also benchmarks the compensation of Mr. Foran, Mr. Cheesewright, Ms. Brewer, and Mr. Ashe against CEO positions within the Retail Industry Survey. These executives have significant responsibilities and lead organizations that are, considered separately from the rest of our company, larger than many of the other retailers in the retail peer group, and we believe that these positions are comparable in many respects to CEO positions at many of our peer group companies. In addition, from a competitive standpoint, we believe that it is more likely that these leaders would be recruited for a CEO position in the retail industry or elsewhere, rather than for a lateral move.

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As a general guideline, the CNGC seeks to place our NEOs’ target TDC near the 75th percentile of comparable positions within our peer groups taken as a whole. The CNGC believes that it is generally appropriate to position our NEOs’ target TDC at this level because, as described above, our company’s size, extensive international presence, and complex operations result in our NEOs’ jobs having a greater level of complexity than similar jobs at many of our peer group companies. The target TDC opportunity for a particular NEO may be higher or lower than the 75th percentile of the peer groups, and may differ from the TDC of our other NEOs, depending on a number of factors, including the factors described under “How does the CNGC establish TDC?” on page 59 above.

What companies were included in our peer groups for fiscal 2015, and how did our NEOs’ compensation compare to those peers?

When the CNGC reviewed and approved fiscal 2015 executive compensation in January 2014, our three peer groups described above included the following companies:

Retail Industry Survey
Amazon.com, Inc.	The Home Depot, Inc.	Rite Aid Corporation
AutoNation, Inc.	J. C. Penney Company, Inc.	Safeway Inc.
Bed Bath & Beyond Inc.	Kohl’s Corporation	Sears Holdings Corporation
Best Buy Co., Inc.	The Kroger Co.	Staples, Inc.
CarMax, Inc.	L Brands, Inc.	SUPERVALU INC.
Costco Wholesale Corporation	Lowe’s Companies, Inc.	Target Corporation
CVS Health Corporation	Macy’s, Inc.	The TJX Companies, Inc.
Dollar General Corporation	Nordstrom, Inc.	Walgreen Co.
eBay Inc.	Office Depot, Inc.	Whole Foods Market, Inc.
The Gap, Inc.	Penske Automotive Group, Inc.
Select Fortune 100
Archer-Daniels-Midland Company	Honeywell International Inc.	PepsiCo, Inc.
AT&T Inc.	Ingram Micro Inc.	Pfizer Inc.
Caterpillar Inc.	Intel Corporation	Philip Morris International Inc.
Cisco Systems, Inc.	International Business Machines Corporation	The Procter & Gamble Company
The Coca-Cola Company	Johnson & Johnson	Sprint Nextel Corporation
Dell Inc.	Johnson Controls, Inc.	Twenty-First Century Fox, Inc.
FedEx Corporation	McKesson Corporation	Tyson Foods, Inc.
Ford Motor Company	Microsoft Corporation	United Parcel Service, Inc.
General Electric Company	Mondelez International, Inc.	Verizon Communications Inc.
Hewlett-Packard Company
Top 50
Amazon.com, Inc.	Google Inc.	Philip Morris International Inc.
Anheuser-Busch InBev SA/NV	The Home Depot, Inc.	The Procter & Gamble Company
Apple Inc.	HSBC Holdings plc	QUALCOMM Incorporated
AT&T Inc.	Imperial Tobacco Group plc	Rio Tinto plc
Bayer AG	Intel Corporation	Royal Bank of Canada
Berkshire Hathaway Inc.	International Business Machines Corporation	Royal Dutch Shell plc
BHP Billiton Limited	Johnson & Johnson	SABmiller plc
BP p.l.c.	L’Oreal	Sanofi S.A.
British American Tobacco plc	McDonald’s Corporation	SAP AG
Centrica plc	Merck & Co., Inc.	Schlumberger N.V.
Chevron Corporation	Microsoft Corporation	Siemens AG
Cisco Systems, Inc.	Nestlé S.A.	Total S.A.
The Coca-Cola Company	Novartis AG	Verizon Communications Inc.
Comcast Corporation	Novo Nordisk A/S	Visa Inc.
Exxon Mobil Corporation	Oracle Corporation	Vodafone Group plc
General Electric Company	PepsiCo, Inc.	The Walt Disney Company
GlaxoSmithKline plc	Pfizer Inc.

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For fiscal 2015, Mr. McMillon’s target TDC was in the top quartile when compared to CEO positions within the Retail Industry Survey and the Top 50. When compared to CEO positions within the Select Fortune 100, Mr. McMillon’s fiscal 2015 target TDC was between the 50th and 75th percentiles.

For fiscal 2015, Mr. Holley’s target TDC was in the top quartile when compared to CFO positions within the Retail Industry Survey, and between the 50th and 75th percentiles when compared to CFO positions within the Select Fortune 100 and Top 50 peer groups.

For fiscal 2015, the target TDCs for Mr. Foran, Mr. Cheesewright, Ms. Brewer, and Mr. Ashe were within the top quartile when compared to divisional president positions within the Retail Industry Survey and the Top 50, and between the 50th and 75th percentiles of the select Fortune 100. When compared to CEO positions within our peer groups, the TDC of these NEOs was near the median of the Retail Industry Survey, and below the median of the Select Fortune 100 and Top 50.

What other information does the CNGC consider when establishing TDC?

The CNGC also reviews other information in the process of setting TDC, although the CNGC generally considers these factors to be less significant than the factors described above.

Realized and Realizable Compensation. The CNGC reviews an estimate of the realized compensation of each of our NEOs during prior fiscal years, as well as forecasts of the compensation that could be realized by our NEOs in future years. The CNGC reviews this information in order to understand the compensation actually earned by each NEO and to determine whether such realized and realizable compensation is consistent with its view of the performance of each NEO, as well as to provide insight into retention considerations.

Tally Sheets. The CNGC also reviews “tally sheets” prepared by our company’s Global People division. These tally sheets summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year and quantify the value of each element of that compensation, including perquisites and other benefits. The tally sheets also quantify the amounts that would be owed to each NEO upon retirement or separation from our company.

Advisory Shareholder Votes on Executive Compensation. As noted above on page 46, our shareholders have expressed support for our executive compensation program at each of our last three annual shareholders’ meetings. The CNGC considered that support, as well as other feedback from our shareholders, when deciding to maintain the overall structure of our executive compensation program for fiscal 2015, and when establishing our NEOs’ compensation opportunities for fiscal 2015. The CNGC will continue to consider the outcome of these annual shareholder advisory votes and other feedback from our shareholders when making future compensation decisions regarding our NEOs.

What are our practices for equity awards, including stock options?

Timing of Equity Awards. The CNGC meets each January to approve and grant annual equity awards to our Executive Officers, including our NEOs, that are part of the compensation packages for those Executive Officers for the upcoming fiscal year. Because of the timing of these meetings, equity grants awarded for an upcoming fiscal year are reported in the executive compensation tables appearing in this proxy statement as granted during the prior fiscal year. The CNGC meets again in February and/or March to establish the performance goals applicable to the performance share units and any other performance-based equity granted at the January meeting.

Any special equity grants to Executive Officers during the year are approved by the CNGC at a meeting or by unanimous written consent.

Option Exercise Prices. We have not granted stock options to our Executive Officers for several years, and stock options are not currently a part of our executive compensation program. The CNGC may grant stock options in the future in special circumstances. If and when we grant stock options, the exercise price is and will be equal to the fair market value of our common stock on the date of grant.

Does the CNGC take tax consequences into account when designing executive compensation?

Yes. Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 paid to certain of our NEOs is generally not deductible by our company unless it is performance-based. The CNGC considers the deductibility of the compensation paid to our NEOs when designing and approving executive compensation. A significant portion of the compensation awarded to our NEOs is intended to satisfy the requirements for deductibility under Section 162(m). However, there is no guarantee that any element will actually qualify for deductibility. In addition, to maintain flexibility to compensate our executive officers in a manner designed to promote our long-term goals and objectives, the CNGC has not adopted a policy that all compensation must be deductible or have the most favorable tax or accounting treatment available to our company. Rather, in certain circumstances, the CNGC may determine that it is in the best interests of our company to award a particular form of compensation, even if our company may not be able to deduct all or a portion of that compensation under federal tax laws.

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Do we have employment agreements with our NEOs?

We do not have employment agreements with any of our NEOs. Our NEOs and other Executive Officers are employed on an at-will basis.

Do we have severance agreements with our NEOs?

We have entered into a post-termination and non-competition agreement with each NEO. With the exception of Mr. Cheesewright, each agreement provides that, if we terminate the NEO’s employment for any reason other than his or her violation of company policy, we will generally pay the NEO an amount equal to two times the NEO’s base salary, one-fourth of which is paid upon termination of employment and the balance of which is paid in installments commencing six months after separation. Under our agreement with Mr. Cheesewright, we would pay him an amount equal to one year base salary plus the value of health and dental care for one year.

Under these agreements, each NEO has agreed that for a two-year period (or a one-year period in the case of Mr. Cheesewright) following his or her termination of employment, he or she will not participate in a business that competes with us and will not solicit our Associates for employment. For purposes of these agreements, a competing business generally means any retail, wholesale, or merchandising business that sells products of the type sold by Walmart with annual revenues in excess of certain thresholds. These agreements reduce the risk that any of our former NEOs would use the skills and knowledge they gained while with us for the benefit of one of our competitors during a reasonable period after leaving our company. We do not have any contracts or other arrangements with our NEOs that provide for payments or other benefits upon a change in control of our company.

See “Potential Payments Upon Termination or Change in Control” beginning on page 75 for more information.

What types of retirement and other benefits are our NEOs eligible to receive?

Our NEOs are eligible for the same retirement benefits as our officers generally, such as participation in our Deferred Compensation Matching Plan. They may also take advantage of other benefits available more broadly to our Associates, such as our 401(k) Plan. With the exception of Mr. Cheesewright, who has an interest in pension plans related to his prior employment with our U.K. subsidiary, our NEOs do not participate in any pension or other defined benefit retirement plan. Mr. Cheesewright is not eligible for further contributions to these U.K. pension plans.

Does our compensation program contain any provisions addressing the recovery or non-payment of compensation in the event of misconduct?

Yes. Our MIP and our Stock Incentive Plan both provide that we will recoup awards to the extent required by Walmart policies. Furthermore, our MIP provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Global Statement of Ethics, at all times. It further provides that if the CNGC determines, within twelve months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts detrimental to the best interests of our company, the participant must repay the incentive award upon demand. Similarly, our Stock Incentive Plan provides that if the CNGC determines that an Associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested Shares of restricted stock and performance share units. In addition, both the MIP and the Stock Incentive Plan provide that all awards under these plans, whether or not previously paid or deferred, will be subject to the company’s policies and applicable law regarding clawbacks in effect from time to time.

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Are our NEOs subject to any minimum requirements regarding ownership of our stock?

Yes. Our senior executives have been subject to stock ownership guidelines since 2003. In June 2013, our Board strengthened the stock ownership guidelines applicable to our CEO and senior officers, as follows:

•	our CEO must maintain beneficial ownership of unrestricted Shares equal in market value to seven times his current annual base salary; and

•	our other NEOs and certain other senior officers must maintain beneficial ownership of unrestricted Shares equal in market value to five times his or her current annual base salary.

The CEO and other senior officers must satisfy these stock ownership guidelines no later than the fifth anniversary of his or her appointment to a position covered by the stock ownership guidelines. If any covered officer is not in compliance with these stock ownership guidelines, he or she may not sell or otherwise dispose of more than 50% of any Shares that vest pursuant to any equity award until such time as he or she is in compliance with the guidelines and such sale would not cause the covered officer to cease to be in compliance with the guidelines. Further, as noted below, any Shares that have been pledged will not be counted when determining whether the officer is in compliance with the guidelines. Currently, each of our NEOs is in compliance with our stock ownership guidelines, as illustrated by the following graph:

*	Assumes a stock price of $80.65/Share, which was the closing price of a Share on April 10, 2015. Includes Shares that have vested and been deferred. Does not include Shares that have not yet vested or Shares underlying options. Due to their recent promotions, Mr. Cheesewright and Mr. Foran have not yet reached their required compliance dates under our stock ownership guidelines. We expect that Mr. Cheesewright and Mr. Foran will satisfy their stock ownership requirements by their required compliance dates.

Are there any restrictions on the ability of our NEOs to engage in transactions involving Walmart stock?

Yes. Our Insider Trading Policy contains the following restrictions:

•	Our directors and Executive Officers may trade in our stock only during open window periods, and then only after they have pre-cleared transactions with our Corporate Secretary.

•	Our directors and Executive Officers may not enter into trading plans pursuant to SEC Rule 10b5-1 without having such plans pre-approved by our Corporate Secretary.

•	Our directors and Executive Officers may not at any time engage in hedging transactions (such as swaps, puts and calls, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of Walmart stock ownership.

•	Our directors and Executive Officers may not at any time engage in any short selling, buy or sell options, puts or calls, whether exchange-traded or otherwise, or engage in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests against the financial interests of our company.

•	Our directors and Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.

•	Before using Walmart stock as collateral for any other borrowing, our directors and Executive Officers must satisfy the following requirements:

–	The pledging arrangement must be pre-approved by Walmart’s Corporate Secretary; and

–	Any Walmart Shares pledged will not be counted when determining whether the director or Executive Officer is in compliance with our stock ownership guidelines.

Currently, none of our Independent Directors or Executive Officers has any pledging arrangements in place involving Walmart stock. One Outside Director has pledged Shares representing less than 1% of his sole and shared beneficial ownership of Shares as security for a line of credit, as disclosed on page 79 under “Holdings of Officers and Directors.”

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Risk Considerations in our Compensation Program

The CNGC, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our Associates generally, including any risks that may arise from our compensation program. We do not believe that our compensation policies and practices for our Associates give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•	The performance-based (cash incentive and performance share units) portions of compensation are designed to reward both annual performance (under the cash incentive plan) and longer-term performance (under the performance share unit program). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.

•	Our performance-based incentive compensation programs generally reward a mix of different performance measures, namely, operating income-based measures; sales-based measures; and return on investment. We believe that this mix of performance measures mitigates any incentive to seek to maximize performance under one measure (e.g., sales growth) to the detriment of performance under another measure (e.g., return on investment). For example, if our management were to seek to increase sales by pursuing strategies that would negatively impact our operating income, resulting increases in performance share unit payouts should be offset by decreases in annual cash incentive payouts. The CNGC regularly reviews the mix and weightings of the performance measures used in our incentive compensation programs and has concluded that they provide appropriate incentives to encourage sustainable shareholder value creation and return on investment.

•	Maximum payouts under both our annual cash incentive plan and our performance share unit program are capped at 125% and 150% of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.

•	A significant percentage of our management’s incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating segment or area of responsibility to the detriment of our company as a whole.

•	Our senior executives are subject to stock ownership guidelines, which we believe motivate our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

•	Our performance-based incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

•	Our Executive Officers’ annual cash incentive payments are subject to reduction or elimination if certain compliance objectives are not satisfied.

Finally, our cash incentive plan and our Stock Incentive Plan both contain provisions under which awards may be recouped or forfeited if the recipient has not complied with our policies, including our Global Statement of Ethics, or has committed acts detrimental to the best interests of our company.

Compensation Committee Report

The CNGC has reviewed and discussed with our company’s management the CD&A included in this proxy statement and, based on that review and discussion, the CNGC recommended to the Board that the CD&A be included in this proxy statement.

The CNGC submits this report:

Aida M. Alvarez
Douglas N. Daft
Kevin Y. Systrom
Linda S. Wolf, Chair

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the CNGC at any time during fiscal 2015 were officers or Associates of Walmart or were former officers or Associates of Walmart. Further, none of the members who served on the CNGC at any time during fiscal 2015 had any relationship with our company requiring disclosure under the section of this proxy statement entitled “Related Person Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a director of, or as a member of the compensation committee (or other board committee performing equivalent functions) of, any entity that has one or more of its executive officers serving as a director of Walmart or as a member of the CNGC.

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Summary Compensation

						Change in
						Pension Value
						and Nonqualified
	Fiscal				Non-Equity	Deferred
	Year			Stock	Incentive Plan	Compensation	All Other
Name and Principal	ended	Salary	Bonus	Awards	Compensation	Earnings	Compensation
Position	Jan. 31	($)	($)	($)	($)	($)	($)	Total
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	($)
C. Douglas McMillon	2015	1,200,930	0	14,597,374	2,878,272	322,359	393,673	19,392,608
President and CEO	2014	954,408	0	23,011,020	1,035,019	338,400	254,091	25,592,938
	2013	929,748	0	6,544,249	1,553,986	246,652	288,458	9,563,093
Charles M. Holley, Jr.	2015	885,165	0	4,798,975	1,349,190	137,129	261,382	7,431,841
Executive Vice President	2014	793,617	0	6,227,241	827,762	140,435	210,336	8,199,391
and CFO	2013	752,002	0	4,272,120	1,246,554	107,876	260,118	6,638,670
Gregory S. Foran	2015	846,910	500,000	15,781,823	1,273,491	4,084	1,128,815	19,535,123
Executive Vice President
David Cheesewright	2015	1,152,850	551,852	5,598,373	2,503,814	605,579	252,586	10,665,054
Executive Vice President
Rosalind G. Brewer	2015	893,819	0	6,698,382	1,711,746	11,051	245,237	9,560,235
Executive Vice President	2014	843,544	0	9,181,738	1,281,066	8,166	349,909	11,664,423
	2013	801,992	0	11,914,550	1,463,770	8,650	268,160	14,457,122
Neil M. Ashe	2015	935,303	0	6,648,142	1,618,926	2,205	232,199	9,436,775
Executive Vice President	2014	843,544	0	11,252,483	1,030,705	842	51,169	13,178,743
	2013	804,396	500,000	5,706,985	1,297,076	0	42,488	8,350,945

Explanation of information in the columns of the table:

Name and Principal Position and Fiscal Year ended Jan. 31 (columns (a) and (b))

Disclosure regarding Mr. Ashe’s compensation for fiscal 2015 is not required under SEC rules. Nevertheless, we have included compensation information for Mr. Ashe on the same basis as our other NEOs. We chose to include this information for continuity purposes, as we expect that the executive officers required to be included as NEOs will vary from year to year among the executives included in the table.

Mr. Foran and Mr. Cheesewright were NEOs for the first time in fiscal 2015. Accordingly, only information relating to their fiscal 2015 compensation is included in the compensation tables and related discussions of NEO compensation.

Salary (column (c))

Represents salaries earned during the fiscal years shown. Mr. Cheesewright’s salary is paid in Canadian dollars, and is reported here using an average exchange rate during fiscal 2015 of 1 CAD = 0.8984 USD. Mr. McMillon elected to defer $130,000 of his fiscal 2015 salary and Mr. Holley elected to defer $286,000 of his fiscal 2015 base salary, in each case under the Deferred Compensation Matching Plan. See pages 73-74 for details.

Bonus (column (d))

The amount for Mr. Foran represents a one-time bonus payable in connection with Mr. Foran’s promotion to his current role. The amount for Mr. Cheesewright represents an additional cash incentive based on Mr. Cheesewright’s individual performance during fiscal 2015, as further described in the CD&A on page 58. The amount for Mr. Cheesewright was paid in Canadian dollars, and is reported here using an average exchange rate during fiscal 2015 of 1 CAD = 0.8984 USD.

Stock Awards (column (e))

The CNGC generally grants equity awards to our Executive Officers each January, just prior to the end of our fiscal year, that are intended as part of each Executive Officer’s compensation opportunity for the following year. Under the SEC’s rules, however, these awards are reported as compensation for the year in which the grant date falls. Accordingly, this column includes, for each NEO, an award of restricted stock (or restricted stock units in the case of Mr. Cheesewright and Mr. Foran) and performance share units approved by the CNGC on January 26, 2015. This column also includes, for Mr. Foran, his fiscal 2014 annual award, which was made in April 2014 prior to his promotion to his current position. As described on page 58 of the CD&A, Mr. Foran was also granted additional “feather-in” performance share units during fiscal 2015, as is customary when executives are promoted to significantly larger roles.

In accordance with SEC rules, the amounts included in this column are the grant date fair value for awards granted in the fiscal years shown, computed in accordance with the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), but excluding the effect of any estimated forfeitures of such awards. For additional information about how we account for stock-based compensation, see Note 3 to our consolidated financial statements included in our Annual Report to Shareholders for fiscal 2015.

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The number of performance share units that vest, if any, depends on whether we achieve certain levels of performance with respect to certain performance measures. The grant date fair values of the performance share units included in this column are based on payouts at target, which we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards. The table below shows the grant date fair value of the performance share unit awards granted to each NEO during fiscal 2015, assuming that: (i) our performance with respect to those performance measures will be at target levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a maximum payout. The grant date fair value of each performance share unit was determined based on the closing price of a Share on the NYSE on the grant date, with stock-settled awards discounted for the expected dividend yield for such Shares during the vesting period:

		Grant Date Fair Value (Probable	Grant Date Fair Value (Maximum
	Fiscal Year	Performance)	Performance)
Name	of Grant	($)	($)
C. Douglas McMillon	2015	10,754,909	16,132,406
Charles M. Holley, Jr.	2015	2,798,974	4,198,502
Gregory S. Foran	2015	13,246,404	19,869,650
David Cheesewright	2015	4,198,419	6,297,670
Rosalind G. Brewer	2015	4,198,419	6,297,670
Neil M. Ashe	2015	4,898,142	7,347,255

Option Awards (column (f))

We have omitted this column because we did not grant any option awards to NEOs during fiscal 2015, and stock options are not currently part of our executive compensation program.

Non-Equity Incentive Plan Compensation (column (g))

Represents annual cash incentive payments earned by our NEOs for performance during fiscal 2015, fiscal 2014, and fiscal 2013, respectively, but paid to our NEOs during the following fiscal year. Certain of our NEOs elected to defer a portion of their annual cash incentive payment for fiscal 2015, as follows:

Amount of Fiscal 2015
Cash Incentive Deferred
Name	($)
C. Douglas McMillon	1,439,136
Charles M. Holley, Jr.	681,974
Rosalind G. Brewer	256,762
Neil M. Ashe	117,000

Change in Pension Value and Nonqualified Deferred Compensation Earnings (column (h))

For each of the NEOs except Mr. Cheesewright, the amounts shown in this column represent above-market interest credited on deferred compensation under our company’s nonqualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of SEC Regulation S-K. For Mr. Cheesewright, the amount in this column represents the aggregate change during fiscal 2015 in the actuarial present value of Mr. Cheesewright’s accumulated benefit in the pension plans administered by Asda, the company’s U.K. subsidiary. The increase was primarily due to a change in actuarial assumptions used to value the pension benefits. The amount reported for Mr. Cheesewright was converted from British Pounds using an average currency exchange rate during fiscal 2015 of 1.6367 USD = 1 GBP. Mr. Cheesewright participated in these pension plans in connection with his prior employment with Asda Group Limited from 1999 until 2011. These pension plans were closed to participants in 2011, but participants’ account balances are adjusted for inflation until they begin to receive distributions from the plan. See the Pension Benefits table on page 73 for more information.

All Other Compensation (column (i))

“All other compensation” for fiscal 2015 includes the following amounts:

	401(k) Plan Matching	Personal Use of	Company Contributions to Deferred
	Contributions	Company Aircraft	Compensation Plans
Name	($)	($)	($)
C. Douglas McMillon	15,600	82,274	292,016
Charles M. Holley, Jr.	15,600	74,012	167,368
Gregory S. Foran	15,600	23,030	0
David Cheesewright	0	247,450	0
Rosalind G. Brewer	15,600	83,505	140,528
Neil M. Ashe	15,600	89,834	117,000

The value shown for personal use of Walmart aircraft is the incremental cost to our company of such use, which is calculated based on the variable operating costs to our company per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, are not included.

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“All other compensation” for fiscal 2015 also includes the following amounts for Mr. Foran:

•	$206,837 for relocation expenses and $442,797 in standard expatriate benefits. Mr. Foran served on two separate expatriate assignments during fiscal 2015, in China and in Hong Kong, and was relocated twice, first from China to Hong Kong, and then to Walmart’s headquarters in Bentonville, Arkansas in connection with his promotion to his current assignment. The company paid or reimbursed standard relocation expenses in connection with both of his moves, including travel, movement of household goods, and temporary housing. Mr. Foran did not receive any reimbursement for any loss on the sale of a residence. During his expatriate assignments, Mr. Foran received standard benefits available to all company Associates on expatriate assignments, including housing, automobile, and car and driver. A portion of this amount was reimbursed or paid in Chinese Yuan Renminbi (CNY) or Hong Kong Dollars (HKD), and have been reported here using average currency exchange rates during fiscal 2015 of 1 CNY = 0.1626 USD and 1 HKD = 0.1290 USD.
•	$423,162 in tax equalization for Mr. Foran. In accordance with our tax equalization policy for all expatriates, we made certain income tax payments on Mr. Foran’s behalf so that Mr. Foran’s effective income tax obligation was equal to what it would have been if all of his fiscal 2015 taxable income was subject only to state and federal income taxes in the U.S.
•	$13,129 of dividend equivalents credited to cash-settled restricted stock units granted in fiscal 2015. Under the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), these dividend equivalents are not included in the grant date fair value of these restricted stock units.

The amounts in this column for fiscal 2015 also include tax gross-up payments to our NEOs in amounts less than $10,000. The amounts in this column for fiscal 2015 also include the cost of term life insurance premiums for each of our NEOs and physical examinations for Mr. Holley, Ms. Brewer, and Mr. Ashe, as well as the cost of tax preparation services for Mr. Foran and Mr. Cheesewright related to their prior expatriate service. The values of these personal benefits are based on the incremental aggregate cost to our company and are not individually quantified because none of them individually exceed the greater of $25,000 or 10% of the total amount of perquisites or personal benefits provided to such NEO.

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Fiscal 2015 Grants of Plan-Based Awards

											All Other
											Stock
											Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under						Number of		Fair Value
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards						Shares of		of Stock
											Stock or		and Option
		Threshold	Target	Maximum	Threshold		Target		Maximum		Units		Awards
	Grant	($)	($)	($)	(#)		(#)		(#)		(#)		($)
Name	Date	(c)	(d)	(e)	(f)		(g)		(h)		(i)		(l)
C. Douglas		1,526,400	4,070,400	5,088,000
McMillon	1/26/15				65,032	(1)	130,063	(1)	195,095	(1)			10,754,909
	1/26/15										43,354	(4)	3,842,465
Charles M.		712,125	1,899,000	2,373,750
Holley, Jr.	1/26/15				16,925	(1)	33,849	(1)	50,774	(1)			2,798,974
	1/26/15										11,283	(4)	1,000,012
	11/20/14										11,823	(5)	999,989
Gregory S.		880,650	2,348,400	2,935,500
Foran	1/26/15				27,502	(1)	55,004	(1)	82,506	(1)			4,548,281
	1/26/15				23,594	(2)	47,188	(2)	70,782	(2)			3,996,352
	1/26/15				23,658	(3)	47,315	(3)	70,973	(3)			4,101,737
	4/1/14				3,908	(2)	7,816	(2)	11,724	(2)			600,034
	1/26/15										18,335	(4)	1,625,031
	4/1/14										2,605	(6)	199,986
	5/31/14										9,769	(7)	710,402
David		1,091,632	2,911,019	3,638,773
Cheesewright	1/26/15				25,387	(1)	50,773	(1)	76,160	(1)			4,198,419
	1/26/15										16,924	(8)	1,399,953
Rosalind G.		830,250	2,214,000	2,767,500
Brewer			1,000,000
	1/26/15				25,387	(1)	50,773	(1)	76,160	(1)			4,198,419
	1/26/15										16,924	(4)	1,499,974
	9/25/14										13,137	(9)	999,988
Neil M. Ashe		906,300	2,416,800	3,021,000
	1/26/15				29,618	(1)	59,235	(1)	88,853	(1)			4,898,142
	1/26/15										19,745	(4)	1,749,999

Explanation of information in the columns of the table:

Estimated Future Payments Under Non-Equity Incentive Plan Awards (columns (c), (d) and (e))

The amounts in these columns represent the threshold, target, and maximum amounts of potential annual cash incentive payments that may be earned by our NEOs under the Management Incentive Plan for performance during fiscal 2016. The performance measures and weightings applicable to these awards for each of our NEOs are as follows:

Name	Weighting
C. Douglas McMillon	75% Total Company Operating Income	25% Total Company Sales
Charles M. Holley, Jr.	75% Total Company Operating Income	25% Total Company Sales
Gregory S. Foran	50% Total Company Operating Income 25% Walmart U.S. Operating Income	25% Walmart U.S. Sales
David Cheesewright	50% Total Company Operating Income 25% Walmart International Operating Income	25% Walmart International Sales
Rosalind G. Brewer	50% Total Company Operating Income 25% Sam’s Club Operating Income	25% Sam’s Club Sales
Neil M. Ashe	25% Total Company Operating Income 25% Global eCommerce Operating Income	25% Total Company Sales 25% Global eCommerce Gross Merchandise Value

The CD&A provides additional information regarding our annual cash incentive plan. The additional amount included in the “target” column for Ms. Brewer represents a special performance-based cash award opportunity, with payout contingent on meeting a Sam’s Club gross membership income goal during the one-year period ending July 31, 2015.

The amounts for Mr. Cheesewright are payable in Canadian dollars and are reported in these columns using an exchange rate of 1 CAD = 0.8984 USD, which is an average exchange rate during fiscal 2015.

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Estimated Future Payouts Under Equity Incentive Plan Awards (columns (f), (g), and (h))

The amounts in these columns represent the threshold, target, and maximum number of Shares that may vest with respect to performance share units granted during fiscal 2015. Holders of performance share units do not earn dividends or enjoy other rights of shareholders until such performance share units have vested. The CD&A provides additional information regarding our performance share unit program and the related performance measures. The CNGC annually establishes performance measures and goals for each fiscal year within each performance period. For fiscal 2016, the applicable performance measures are: (i) return on investment; and (ii) sales growth of our company or one of its operating segments, depending on each NEO’s primary area of responsibility. Each NEO’s performance measure weighting for fiscal 2016 is as follows:

Name	Weighting
C. Douglas McMillon	50% Total Company Return on Investment	50% Total Company Sales
Charles M. Holley, Jr.	50% Total Company Return on Investment	50% Total Company Sales
Gregory S. Foran	50% Total Company Return on Investment	50% Walmart U.S. Sales
David Cheesewright	50% Total Company Return on Investment	50% Walmart International Sales
Rosalind G. Brewer	50% Total Company Return on Investment	50% Sam’s Club Sales
Neil M. Ashe	50% Total Company Return on Investment	50% Total Company Sales

Amounts marked with a (1) are performance share units with a performance cycle ending January 31, 2018, with vesting based on an average of performance compared to the applicable performance goals during fiscal 2016, fiscal 2017, and fiscal 2018.

Amounts marked with a (2) are performance share units with a performance cycle ending January 31, 2017, with vesting based on an average of performance compared to the applicable performance goals during fiscal 2015, fiscal 2016, and fiscal 2017. The awards granted to Mr. Foran on April 1, 2014 are cash-settled awards.

Amounts marked with a (3) are performance share units with a performance cycle ending January 31, 2016, with vesting based on an average of performance compared to the applicable performance goals during fiscal 2014, fiscal 2015, and fiscal 2016.

All Other Stock Awards: Number of Shares of Stock or Units (column (i))

The amounts in this column represent Shares of restricted stock and restricted stock units granted under the Stock Incentive Plan. Restricted stock and restricted stock units vest based on the continued service of the NEO as an Associate through the vesting date.

Amounts marked with a (4) are Shares of restricted stock scheduled to vest on the third anniversary of the grant date.

Amounts marked with a (5) are Shares of restricted stock scheduled to vest on January 31, 2016.

Amounts marked with a (6) are cash-settled restricted stock units scheduled to vest on April 4, 2017.

Amounts marked with a (7) are restricted stock units scheduled to vest on May 31, 2016.

Amounts marked with an (8) are restricted stock units scheduled to vest on the third anniversary of the grant date.

Amounts marked with a (9) are Shares of restricted stock scheduled to vest on September 25, 2017.

All Other Option Awards: Number of Securities Underlying Options and Exercise or Base Price of Option Awards (columns (j) and (k))

These columns are omitted because options are not currently part of our executive compensation program and Walmart did not grant options to NEOs during fiscal 2015.

Grant Date Fair Value of Stock and Option Awards (column (l))

Fair values of equity awards are computed in accordance with the stock-based compensation accounting rules, and exclude the effect of any estimated forfeitures. The grant date fair values of performance share units are based on the probable outcome of those awards on the date of grant. Stock-settled performance share units and restricted stock units do not receive dividends, and therefore the fair value of such awards is discounted for the expected dividend yield during the vesting period. The grant date fair value of the equity awards awarded on January 26, 2015 was determined based on a per-Share amount of $88.63, which was the closing price of a Share on the NYSE on that date. Performance share units granted on January 26, 2015 with a performance cycle ending January 31, 2018 were valued using a discounted per-Share value of $82.69. Performance share units granted on January 26, 2015 with a performance cycle ending January 31, 2017 were valued using a discounted per-Share value of $84.69. Performance share units granted January 26, 2015 with a performance cycle ending January 31, 2016 were valued using a discounted per-Share value of $86.69. Restricted stock units granted on January 26, 2015 with a vesting date of January 26, 2018 were valued using a discounted per-Share value of $82.72. Restricted stock granted on November 20, 2014 was valued at $84.58/Share, which was the closing price of a Share on the NYSE on that date. Restricted stock granted on September 25, 2014 was valued at $76.12, which was the closing price of a Share on the NYSE on that date. Restricted stock units granted on May 31, 2014 were valued using a discounted per-Share value of $72.72. Cash-settled performance share units and restricted stock units granted on April 1, 2014 were valued using a per-Share value of $76.77, which was the closing price of a Share on the NYSE on that date.

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Outstanding Equity Awards at Fiscal 2015 Year-End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive Plan
			Equity					Incentive	Awards:
			Incentive					Plan Awards:	Market or
			Plan			Number	Market	Number of	Payout Value
			Awards:			of Shares	Value of	Unearned	of Unearned
			Number of			or Units	Shares or	Shares,	Shares, Units
	Number of	Number of	Securities			of Stock	Units of	Units or Other	or Other
	Securities	Securities	Underlying			That	Stock That	Rights That	Rights That
	Underlying	Underlying	Unexercised	Option		Have Not	Have Not	Have Not	Have Not
	Unexercised	Unexercised	Unearned	Exercise	Option	Vested	Vested	Vested	Vested
	Options (#)	Options (#)	Options	Price	Expiration	(#)	($)	(#)	($)
Name	Exercisable	Unexercisable	(#)	($)	Date	(g)	(h)	(i)	(j)
C. Douglas	15,660			45.69	1/4/2016	133,611	11,354,263	422,323	35,889,009
McMillon	75,063			47.96	1/21/2017
Charles M.						92,669	7,875,012	116,833	9,928,468
Holley, Jr.
Gregory S.						53,890	4,579,572	165,012	14,022,720
Foran
David						37,080	3,151,058	171,709	14,591,831
Cheesewright
Rosalind G.	8,071			48.32	10/14/2016	94,136	7,999,677	171,709	14,591,831
Brewer	2,723			47.26	3/11/2017
Neil M. Ashe						83,734	7,115,715	200,327	17,023,788

Explanation of information in the columns of the table:

Number of Shares or Units of Stock that Have Not Vested (column (g))

The amounts in this column represent Shares of restricted stock and restricted stock units with service-based vesting requirements (restricted stock units are identified with an asterisk in the table below), scheduled to vest in amounts and on the dates shown in the following table:

	C. Douglas	Charles M.	Gregory S.	David	Rosalind G.	Neil M.
Vesting Date	McMillon	Holley, Jr.	Foran	Cheesewright	Brewer	Ashe
February 1, 2015	—	—	—	—	14,072	—
March 30, 2015	—	7,617	—	—	1,494	—
April 23, 2015	—	—	3,149*	—	—	—
August 25, 2015	—	—	3,404*	—	—	—
September 21, 2015	—	—	—	—	3,118	—
November 28, 2015	—	—	2,908	—	—	—
January 28, 2016	25,234	27,862	—	—	14,420	16,222
January 30, 2016	16,313	—	—	—	—	—
January 31, 2016	—	25,260	—	—	—	—
February 15, 2016	—	—	2,381*	—	—	—
April 5, 2016	—	—	2,563*	—	—	—
May 31, 2016	—	—	9,769*	—	—	—
November 28, 2016	—	—	2,918	—	—	—
December 13, 2016	—	—	—	—	—	13,437
January 24, 2017	48,710	13,437	—	20,156*	20,156	23,515
January 28, 2017	—	7,210	—	—	10,815	10,815
April 4, 2017	—	—	2,605*	—	—	—
August 22, 2017	—	—	3,404*	—	—	—
September 25, 2017	—	—	—	—	13,137	—
January 26, 2018	43,354	11,283	18,335	16,924*	16,924	19,745
February 15, 2018	—	—	2,454*	—	—	—

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Market Value of Shares or Units of Stock That Have Not Vested (column (h))

This column shows the market value of the Shares of restricted stock and restricted stock units in column (g), based on the closing price of a Share on the NYSE on the last trading day of fiscal 2015 ($84.98 on January 30, 2015).

Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (column (i))

The amounts in this column represent performance share units held by our NEOs, the vesting of which is subject to our company meeting certain performance goals as described in the CD&A and in the notes to the Summary Compensation and Fiscal 2015 Grants of Plan-Based Awards tables. The amounts in this column assume that performance share units will vest at target levels. The target number of Shares scheduled to vest for each of the NEOs on January 31, 2016, 2017, and 2018 if target level performance goals are met are as follows:

	Scheduled to Vest	Scheduled to Vest	Scheduled to Vest
Name	1/31/2018	1/31/2017	1/31/2016
C. Douglas McMillon	130,063	146,130	146,130
Charles M. Holley, Jr.	33,849	40,312	42,672
Gregory S. Foran	55,004	55,004	55,004
David Cheesewright	50,773	60,468	60,468
Rosalind G. Brewer	50,773	60,468	60,468
Neil M. Ashe	59,235	70,546	70,546

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (column (j))

This column shows the market value of the performance share units in column (i), assuming target payouts and based on the closing price of a Share on the NYSE on the last trading day of fiscal 2015 ($84.98 on January 30, 2015).

Fiscal 2015 Option Exercises and Stock Vested

	Option Awards		Stock Awards
			Number of
	Number of		Shares	Value
	Shares		Acquired on	Realized on
	Acquired	Value Realized	Vesting	Vesting
	on Exercise	on Exercise	(#)	($)
Name	(#)	($)	(d)	(e)
C. Douglas McMillon			153,805	13,078,500
Charles M. Holley, Jr.			52,526	4,392,036
Gregory S. Foran			9,201	752,867
David Cheesewright			54,956	4,621,628
Rosalind G. Brewer			74,889	6,254,434
Neil M. Ashe			90,122	7,672,558

Explanation of information in the columns of the table:

Number of Shares Acquired on Vesting (column (d))

The shares shown for Mr. Foran represent the vesting of cash-settled awards. The receipt of certain of the shares shown in this column was deferred until a future date, as described on pages 73-74 and shown on the table below:

Shares Deferred
Name	(#)
C. Douglas McMillon	69,157
Charles M. Holley, Jr.	50,224
Gregory S. Foran	6,549
Rosalind G. Brewer	33,025

Value Realized on Vesting (column (e))

The values in this column equal the number of Shares vested multiplied by the fair market value of a Share, as defined in the Stock Incentive Plan, on the various vesting dates.

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Pension Benefits

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)(1)	Fiscal Year ($)
	Asda Group Pension Scheme	11.5	1,993,501	0
David Cheesewright	Asda Unfunded Unapproved
	Retirement Benefit Scheme	11.1	2,065,515	0
(1)	These amounts were valued in British Pounds (GBP) and have been reported here using an average currency exchange rate during fiscal 2015 of 1.6367 USD = 1 GBP.

Mr. Cheesewright participates in the Asda Group Pension Scheme, the pension plan for colleagues of Asda Group Limited (“Asda”), the company’s United Kingdom subsidiary. The plan provides for an annual pension, payable for life, based on the participant’s years of participation in the plan and salary at the date of retirement from Asda. Pension benefits are generally payable beginning at age 60, but a participant may receive payments beginning at age 55, subject to a reduction in the pension amount. Both before and after payment commences, the pension amount increases in line with inflation, subject to an annual limitation. On death either before or after payment commences, the plan provides for payment of spouse’s and dependents’ pensions. Mr. Cheesewright’s balance in this plan was partially funded by his own contributions to the plan and partially funded by Asda. The Asda Group Pension Scheme was frozen to new contributions in February 2011.

Mr. Cheesewright also participates in the Asda Unfunded Unapproved Retirement Benefit Scheme, a non-tax qualified pension plan which commenced in January 2000 and was open to Asda colleagues with salary in excess of the salary cap that applied to the Asda Group Pension Scheme. The Asda Unfunded Unapproved Retirement Benefit Scheme provides benefits using the same accrual formula as the Asda Group Pension Scheme, but benefits are limited according to a salary cap based on seniority. Mr. Cheesewright did not contribute to this plan and his plan balance was funded by Asda. The Asda Unfunded Unapproved Retirement Benefit Scheme was frozen to new participants in February 2011.

The table above reflects the present value of benefits accrued by Mr. Cheesewright from the Asda Group Pension Scheme and the Asda Unfunded Unapproved Retirement Benefit Scheme. The amount was computed in accordance with U.S. GAAP using the following assumptions: (i) a retirement age of 60 (the earliest age at which Mr. Cheesewright could retire without any benefit reduction due to age); (ii) an annual inflation increase of 3.0%; and (iii) an assumed mortality improvement rate of 1.25% per year.

Fiscal 2015 Nonqualified Deferred Compensation

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance
	in Last FY	in Last FY	Last FY	Distributions	at Last FYE
	($)	($)	($)	($)	($)
Name	(b)	(c)	(d)	(e)	(f)
C. Douglas McMillon	7,537,273	292,016	2,007,605	0	65,678,164
Charles M. Holley, Jr.	5,167,592	167,368	748,669	1,471,337	23,193,503
Gregory S. Foran	549,658	0	43,051	0	2,119,520
David Cheesewright	0	0	0	0	0
Rosalind G. Brewer	2,999,345	140,528	96,504	0	5,949,275
Neil M. Ashe	117,000	117,000	106,175	0	4,652,064

Explanation of information in the columns of the table:

Executive Contributions in Last FY (column (b))

These amounts represent salary, cash incentive payments, and/or the value of equity awards that vested during fiscal 2015 but the receipt of which was deferred. This includes amounts earned during fiscal 2015 but credited to NEOs’ deferred compensation accounts after the end of fiscal 2015. Salary and cash incentive payments deferred are included in the Summary Compensation table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2015. Deferrals of equity awards were deferred upon vesting pursuant to an election made in a prior year by the NEO or pursuant to the terms of the awards, and deferred equity is valued using the closing Share price on the NYSE on the last trading day prior to the deferral date. The following table shows the deferred portion of each NEO’s salary, cash incentive payments, and equity awards that vested in fiscal 2015, and the form of deferral:

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			Amount
Name	Contributions	Form of Deferral	($)
C. Douglas McMillon	Salary	Cash	130,000
	Cash Incentive	Cash	1,439,136
	Equity	Share Units	5,968,137
Charles M. Holley, Jr.	Salary	Cash	286,000
	Cash Incentive	Cash	681,974
	Equity	Share Units	4,199,618
Gregory S. Foran	Salary	Cash	0
	Cash Incentive	Cash	0
	Equity	Share Units	549,658
Rosalind G. Brewer	Salary	Cash	0
	Cash Incentive	Cash	256,762
	Equity	Share Units	2,742,583
Neil M. Ashe	Salary	Cash	0
	Cash Incentive	Cash	117,000
	Equity	Share Units	0

Company Contributions in Last FY (column (c))

The amounts in this column represent participation incentive contributions under the ODCP and matching contributions to the DCMP, as shown in the table below. These amounts are included in the Summary Compensation table under “All Other Compensation.” See “Walmart’s Deferred Compensation Plans” on page 75 for more information on company contributions under these plans. Because Mr. Ashe has not yet participated in the DCMP for three years, his company contribution is not yet vested and is subject to forfeiture.

	ODCP Participation	DCMP Matching
	Incentive	Contributions
Name	($)	($)
C. Douglas McMillon	63,204	228,812
Charles M. Holley, Jr.	49,170	118,198
Rosalind G. Brewer	0	140,528
Neil M. Ashe	0	117,000

Aggregate Earnings in Last FY (column (d))

The amounts in this column represent all interest on ODCP and DCMP account balances, SERP earnings, and dividend equivalents and interest earned on dividend equivalents in equity deferral accounts under the Stock Incentive Plan during fiscal 2015, as shown in the table below. The “above market” portion of this interest and earnings is included in the fiscal 2015 amounts in the Summary Compensation table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

		DCMP		Dividend Equivalents
	ODCP Interest	Interest	SERP Interest	and Interest
Name	($)	($)	($)	($)
C. Douglas McMillon	950,451	102,228	51,891	903,035
Charles M. Holley, Jr.	365,402	104,371	29,000	249,896
Gregory Foran	0	13,795	0	29,256
Rosalind G. Brewer	1,651	26,692	7,237	60,924
Neil M. Ashe	0	0	0	106,175

Aggregate Withdrawals/Distributions (column (e))

Represents 16,372 Shares of restricted stock that Mr. Holley previously elected to defer upon vesting until January 1, 2015. The amount reported in this column represents the fair market value of the Shares on the last trading day prior to the distribution date, plus dividend equivalents and interest on such dividend equivalents.

Aggregate Balance at Last FYE (column (f))

The aggregate balance for each NEO includes certain amounts included in the Summary Compensation table in prior fiscal years, as shown in the following table. The deferred equity amounts included in the table below are valued using the closing Share price on the NYSE on the last trading day of fiscal 2015, with the exception of deferred performance share units with a performance period ending January 31, 2015, which are valued using the fair market value of a Share, as defined in the Stock Incentive Plan, on March 2, 2015, the date such performance share units were credited to the NEOs’ deferral accounts.

	Amount Previously Reported on
	Summary Compensation Table	Fiscal Years
Name	($)	When Reported
C. Douglas McMillon	32,062,399	2009-2014
Charles M. Holley, Jr.	14,239,575	2011-2014
Rosalind G. Brewer	2,242,972	2013-2014
Neil M. Ashe	4,331,763	2012, 2014

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Walmart’s Deferred Compensation Plans

Under the Deferred Compensation Matching Plan, which took effect on February 1, 2012, officers may elect to defer base salary and cash incentive amounts until separation of employment or until a specified payment date. Interest accrues on amounts deferred at an interest rate set annually based on the ten-year Treasury note yield on the first business day of January plus 2.70%. For fiscal 2015, the interest rate was 5.70%. In addition, our company allocates to each participant’s Deferred Compensation Matching Plan account a matching contribution of up to 6% of the amount by which the participant’s base salary and cash incentive payment exceed the then-applicable limitation in Section 401(a)(17) of the Internal Revenue Code. A participant is required to be employed on the last day of the fiscal year to receive a matching contribution for that year. A participant will become vested in the matching contribution credited to his or her account once the participant has participated in the Deferred Compensation Matching Plan for three plan years after his or her initial deferral.

The Deferred Compensation Matching Plan replaced the Officer Deferred Compensation Plan. Participants may no longer elect to defer amounts into the Officer Deferred Compensation Plan. However, participants’ Officer Deferred Compensation Plan account balances will continue to earn interest at the same rate as Deferred Compensation Matching Plan balances until distribution. Additionally, participants who made contributions to the Officer Deferred Compensation Plan in prior years continue to earn incentive contributions to their Officer Deferred Compensation Plan accounts, as follows:

•	In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an increment equal to 20% of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amounts (the “20% Increment”) in each of the first six years of the participant’s deferrals.

•	In the eleventh and subsequent years of continuous employment, the 20% Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.

•	In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an amount equal to 10% of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amount (the “10% Increment”) in each of the first six years of the participant’s deferrals.

•	In the sixteenth and subsequent years of continuous employment, the 10% Increment is credited based on the amount deferred 10 years earlier, plus earnings thereon.

Only contributions to the Officer Deferred Compensation Plan are taken into account for purposes of calculating the 20% Increment and 10% Increment; contributions to the Deferred Compensation Matching Plan are not considered.

The SERP was designed to supplement the historic profit sharing portion of the Walmart 401(k) Plan by providing mirror contributions to participants’ accounts in excess of applicable compensation limits set by the Internal Revenue Service. Because the Walmart 401(k) Plan was amended in 2011 to eliminate the profit sharing component, the SERP was frozen to new contributions as of January 31, 2013. The matching contribution component of the Deferred Compensation Matching Plan is intended to replace the company contribution previously made to participants under the SERP.

Finally, officers may also elect to defer the receipt of equity awards granted under the Stock Incentive Plan until a specified payout date or until after separation from employment with Walmart. Any deferrals of vested Shares or Share units are credited with dividend equivalents until the payout date, and these dividend equivalents earn interest at the same rate as amounts deferred under the Deferred Compensation Matching Plan.

Potential Payments Upon Termination or Change In Control

Most of our company’s plans and programs, including its deferred compensation plans, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Our company does not have any employment agreements with its NEOs. Furthermore, our plans and programs do not have any provisions under which our NEOs would be entitled to payments, accelerated equity vestings, or any other benefits upon a change in control of our company.

Non-competition agreements. Our company has entered into an agreement with each of our NEOs that contains, among other provisions, a covenant not to compete with our company and a covenant not to solicit our Associates for employment and that provides for certain post-termination payments to be made to such NEO. Under these agreements, each NEO is prohibited from participating in a business that competes with our company and from soliciting our company’s Associates for employment after his or her employment with Walmart terminates for a specified period of time. For purposes of these agreements, a “competing business” includes any retail, wholesale, or merchandising business that sells products of the type sold by our company, is located in a country in which our company has retail operations or in which the NEO knows our company expects to have retail operations in the near future, and has annual retail sales revenue above certain thresholds. With the exception of Mr. Cheesewright, each agreement also provides that, if Walmart terminates an NEO’s employment for any reason other than his or her violation of Walmart policy, our company will generally pay the NEO an amount equal to two times the NEO’s base salary, one-fourth of which is paid upon

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termination of employment and the balance of which is paid in bi-weekly installments over an 18-month period commencing six months after separation. In the case of Mr. Cheesewright, the company would be obligated to pay him an amount equal to one year base salary plus the cost of health and dental care for one year. In the event of a breach of the restrictive covenants contained in the agreement, the NEO would no longer have a right to receive additional payments, and the company would have a right to recoup any payments previously made. Using each NEO’s base salary as of January 31, 2015, the maximum total payments by our company to each continuing NEO under such termination circumstances would be as follows:

C. Douglas McMillon	$2,400,000
Charles M. Holley, Jr.	$1,800,000
Gregory S. Foran	$1,900,000
David Cheesewright	$1,149,691*
Rosalind G. Brewer	$1,800,000
Neil M. Ashe	$1,900,000
*	converted from Canadian dollars to US dollars using an exchange rate of 1:0.8984, which was the average exchange rate during fiscal 2015.

Equity awards. Certain equity awards held by our NEOs provide for accelerated vesting in the event employment is terminated due to death or disability:

•	Restricted stock and restricted stock units. Under the terms of most of our outstanding equity awards, in the event of the death of an NEO after his or her tenth year of service with our company, all unvested restricted stock and restricted stock units held by such NEO granted during the prior three years would generally vest. In addition, certain restricted stock awards held by our NEOs provide that any Shares that would have vested within 90 days of his or her termination of employment due to death or disability would immediately vest. Upon termination of employment for any other reason, unvested restricted stock and restricted stock units do not vest and are forfeited. The following table shows the value of all unvested restricted stock and restricted stock units that would have vested upon the death or disability of certain of our NEOs on January 31, 2015 (based on the closing price of a Share on the NYSE on the last trading day of the fiscal year ($84.98 on January 30, 2015)):

		Upon
	Upon Death	Disability
	($)	($)
C. Douglas McMillon	11,354,263	0
Charles M. Holley, Jr.	7,875,012	647,293
Gregory S. Foran	267,602	267,602
Rosalind G. Brewer	126,960	1,322,799

•	Performance share units. Certain performance share units held by our NEOs provide that in the event of the NEO’s death after 10 years of service with our company, his or her performance share units would vest in an amount equal to the number that would have vested at the end of the applicable performance cycle. Additionally, certain performance share unit awards provide that if an NEO’s employment terminates by reason of disability or by reason of death prior to completing 10 years of service with our company, a prorated portion of his or her performance share units would vest, based upon the number of full calendar months during the applicable performance cycle during which the NEO was employed. Upon termination of employment for any other reason, unvested performance share units generally do not vest and are forfeited. The following table shows the estimated value of all performance share units that would have vested upon an NEO’s death or disability on January 31, 2015 (based on the closing price of a Share on the NYSE on the last trading day of the fiscal year ($84.98 on January 30, 2015) and assuming that target performance goals are achieved for each grant of performance share units):

		Upon
	Upon Death	Disability
	($)	($)
C. Douglas McMillon	35,889,009	12,418,127
Charles M. Holley, Jr.	9,928,468	3,560,084
Gregory S. Foran	4,017,267	4,017,267
David Cheesewright	14,159,235	5,173,178
Rosalind G. Brewer	5,138,571	5,138,571
Neil M. Ashe	5,994,999	5,994,999

The CNGC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a retirement or other severance from our company.

In addition, the Officer Deferred Compensation Plan provides for a prorated 10% Increment or 20% Increment (described above under “Walmart’s Deferred Compensation Plans”) to be paid upon separation from service in certain circumstances if age- and service-based requirements are met. The following table shows the estimated values as of January 31, 2015 of the prorated incentive payment that certain of our NEOs would have received upon his separation from service as of January 31, 2015:

C. Douglas McMillon	$495,307
Charles M. Holley, Jr.	$294,594

Deferred Compensation Company Matching Contribution. Finally, as described above under “Walmart’s Deferred Compensation Plans,” the company makes a limited matching contribution on participant contributions to the Deferred Compensation Matching Plan. This company matching contribution becomes vested once an officer has participated in the Deferred Compensation Matching Plan for three years. Any unvested company matching contribution would immediately vest in the event that a participant dies or becomes disabled before the completion of the vesting period. As of January 31, 2015, Mr. Ashe had a company matching contribution in the amount of $117,000 that would immediately vest if his death or disability were to occur prior to his separation from service.

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Proposal No. 3	Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Exchange Act and a related SEC rule require that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this proxy statement at least once every three years; however, following the recommendation of our shareholders at our 2011 Annual Shareholders’ Meeting, our Board has chosen to hold this vote every year.

As described in the CD&A, our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The CNGC regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our company’s performance that our Executive Officers can impact and that are likely to have an impact on shareholder value. Our compensation programs are also designed to balance long-term performance with shorter-term performance and to mitigate any risk that an Executive Officer would be incentivized to pursue good results with respect to a single performance measure, company segment, or area of responsibility to the detriment of our company as a whole. In the CD&A, we discuss why we believe the compensation of our NEOs for fiscal 2015 properly reflected our company’s performance in fiscal 2015. The CD&A also describes feedback we received regarding our executive compensation program during our shareholder outreach efforts, and we attempted to provide more clarity and transparency regarding the rationale for and philosophy behind our executive compensation program and practices. We urge you to read carefully the CD&A, the compensation tables, and the related narrative discussion in this proxy statement when deciding how to vote on this proposal.

The vote on this proposal is advisory, which means that the vote will not be binding on Walmart, the Board, or the CNGC. However, the Board and CNGC value our shareholders’ opinions, and the CNGC will consider the results of the vote on this proposal when making future decisions regarding executive compensation and when establishing our NEOs’ compensation opportunities.

In view of the foregoing, shareholders will vote on the following resolution at the 2015 Annual Shareholders’ Meeting:

RESOLVED, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Walmart as disclosed in Walmart’s proxy statement for the 2015 Annual Shareholders’ Meeting in accordance with the Securities and Exchange Commission’s compensation disclosure rules.

The Board recommends that shareholders vote FOR this proposal.

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STOCK OWNERSHIP

Holdings of Major Shareholders

The following table lists the beneficial owners of 5% or more of the Shares outstanding as of April 10, 2015. As of April 10, 2015, there were 3,225,503,170 Shares outstanding.

			Shared Voting and Investment Power
Name and Address of Beneficial Owner(1)	Direct or Indirect Ownership with Sole Voting and Investment Power		Shared, Indirect Ownership through Walton Enterprises, LLC	(1)	Shared, Indirect Ownership through the Walton Family Holdings Trust	(1)	Other Indirect Ownership with Shared Voting and Investment Power		Total	Percent of Class
Alice L. Walton	6,976,420	(2)	1,415,891,131	(4)	194,000,000	(5)	9,879,786	(6)(7)(8)	1,626,747,337	50.43%
Jim C. Walton	10,504,347	(3)	1,415,891,131	(4)	194,000,000	(5)	1,360,148	(7)(8)	1,621,755,626	50.28%
John T. Walton
Estate Trust	0		1,415,891,131	(4)	0		0		1,415,891,131	43.90%
S. Robson Walton	3,337,587		1,415,891,131	(4)	194,000,000	(5)	161,476	(9)	1,613,390,194	50.02%

(1)	The business address of Alice L. Walton, Jim C. Walton, the John T. Walton Estate Trust, S. Robson Walton, Walton Enterprises, LLC, and the Walton Family Holdings Trust is P.O. Box 1508, Bentonville, Arkansas, 72712.
(2)	This number includes 227,840 Shares held by a trust as to which Alice L. Walton, as the sole trustee, has sole voting and investment power.
(3)	Jim C. Walton has pledged 4,251,488 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart. This pledge complies with Walmart’s lnsider Trading Policy as described on page 64.
(4)	Walton Enterprises, LLC holds a total of 1,415,891,131 Shares. Alice L. Walton, Jim C. Walton and S. Robson Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC, and in their capacities as cotrustees of the John T. Walton Estate Trust, which is also a managing member of Walton Enterprises, LLC. The managing members of Walton Enterprises, LLC have the power to sell and vote those Shares.
(5)	The Walton Family Holdings Trust holds a total of 194,000,000 Shares. Alice L. Walton, Jim C. Walton, and S. Robson Walton, as cotrustees, share voting and dispositive power.
(6)	This number includes 8,519,638 Shares held by trusts in which Alice L. Walton, as cotrustee, shares voting and dispositive power with an entity under her control, which have been registered for sale from time to time on a registration statement filed by the company with the SEC on December 8, 2011.
(7)	The number includes 2,174 Shares held by a trust as to which Jim C. Walton, Alice L. Walton, and an entity under her control, as cotrustees, share voting and dispositive power.
(8)	This number includes 1,357,974 Shares held by a partnership as to which Jim C. Walton, as a trustee of a certain trust that is a general partner thereof, shares voting and dispositive power with Alice L. Walton, as a trustee of certain trusts that are general partners thereof, and with certain of their nieces and nephews, the other general partners thereof.
(9)	This number includes 161,476 Shares held by various trusts in which S. Robson Walton, as cotrustee thereof, shares voting and dispositive power.

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Holdings of Officers and Directors

This table shows the number of Shares held by each director and NEO on April 10, 2015. It also shows the Shares held by all of Walmart’s directors and Executive Officers as a group on that date. As of April 10, 2015, there were 3,225,503,170 Shares outstanding.

	Direct or Indirect
	with Sole Voting	Indirect with
	and Investment	Shared Voting and		Percent of
Name of Beneficial Owner	Power(1)	Investment Power	Total	Class
Aida M. Alvarez	27,371	290	27,661	*
Neil M. Ashe	198,548	0	198,548	*
Rosalind G. Brewer	229,969	0	229,969	*
James I. Cash, Jr.	29,401	0	29,401	*
David Cheesewright	105,155	0	105,155	*
Roger C. Corbett	16,752	0	16,752	*
Pamela J. Craig	3,733	0	3,733	*
Douglas N. Daft	39,778	0	39,778	*
Michael T. Duke	1,516,797	80,300	1,597,097	*
Timothy P. Flynn	12,167	0	12,167	*
Gregory S. Foran	54,872	0	54,872	*
Charles M. Holley, Jr.	279,127	0	279,127	*
Thomas W. Horton	1,116	0	1,116	*
Marissa A. Mayer	10,802	0	10,802	*
C. Douglas McMillon(2)	764,464	158,263	922,727	*
Gregory B. Penner	28,926	1,388,194	1,417,120	*
Steven S Reinemund	14,760	0	14,760	*
Kevin Y. Systrom	2,138	0	2,138	*
Jim C. Walton(3)(4)	10,504,347	1,611,251,279	1,621,755,626	50.28%
S. Robson Walton(4)	3,337,587	1,610,052,607	1,613,390,194	50.02%
Linda S. Wolf	32,031	2,675	34,706	*
Directors and Executive Officers as a Group (26 persons)	17,716,520	1,613,073,013	1,630,789,533	50.56%

*	Less than 1%
(1)	These amounts include Shares of unvested restricted stock and restricted stock units held by certain Executive Officers and stock units deferred by certain Outside Directors and certain Executive Officers. For Gregory S. Foran, this amount includes 19,960 restricted stock units and 6,549 deferred stock units that settle in the form of cash upon vesting or payout. These amounts also include Shares that the following persons had a right to acquire within 60 days after April 10, 2015, through the exercise of stock options and vested Shares they hold in the 401(k) Plan:

	Shares underlying stock options	Shares held in the
Name	exercisable within 60 days	401(k) Plan
Rosalind G. Brewer	10,794	0
Michael T. Duke	243,292	1,341
Charles M. Holley, Jr.	0	1,434
C. Douglas McMillon	90,723	1,577
Directors and Executive Officers as a Group (26 persons)	363,575	8,581

(2)	C. Douglas McMillon also holds 1,900 American Depository Receipts of Wal-Mart de Mexico, S.A.B. de C.V. and 1,200 American Depository Receipts of Massmart Holdings Ltd. Another Executive Officer who is not an NEO also owns 544 American Depository Receipts of Wal-Mart de Mexico, S.A.B. de C.V. These holdings represent less than 1% of each class of security.
(3)	Jim C. Walton has pledged 4,251,488 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart.
(4)	Amounts shown for S. Robson Walton and Jim C. Walton include 1,415,891,131 Shares held by Walton Enterprises, LLC and 194,000,000 held by the Walton Family Holdings Trust.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Walmart’s directors, Executive Officers, and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership with the SEC. SEC regulations require Walmart to identify anyone who failed to file a required report or filed a late report during fiscal 2015. Walmart believes that all Section 16(a) filing requirements were timely met during fiscal 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of the end of fiscal 2015 with respect to Shares that may be issued under our company’s existing equity compensation plans.

(c) Number of
			(b) Weighted		securities remaining
	(a) Number		average		available for future
	of securities		exercise price		issuance under equity
	to be issued		of outstanding		compensation plans
	upon exercise		options,		(excluding securities
	of outstanding		warrants and		reflected
	options, warrants		rights		in column
Plan category	and rights		($)		(a))
Equity compensation plans approved by security holders	35,196,133	(1)	52.93	(2)	150,071,024
Equity compensation plans not approved by security holders	—		—		—
TOTAL	35,196,133	(1)	52.93	(2)	150,071,024

(1)	In addition to options to purchase Shares, this amount includes 8,838,872 Shares that may be issued upon the vesting of performance share units granted under the Stock Incentive Plan, which represents the maximum number of Shares that may be issued upon the vesting of these performance share units if maximum performance goals are achieved for each performance cycle, and 17,567,893 Shares that may be issued upon the vesting of restricted stock units granted under the Stock Incentive Plan. This amount also includes 2,570,290 Shares deferred in the form of Shares by officers and Outside Directors. This amount also includes 4,829,841 Shares available under equity compensation plans in which Associates of ASDA Group Limited (“ASDA”), our company’s subsidiary in the United Kingdom, participate.
(2)	Represents the weighted average exercise price of options to purchase 1,389,237 Shares and the rights to acquire 4,829,841 Shares that may be issued under the equity compensation plans for ASDA Associates described in footnote (1) above. This weighted average does not take into account Shares that may be issued upon the vesting of other forms of equity described in footnote (1) above.

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Proposal No. 4	Approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015

We are seeking shareholder approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015 (the “2015 Stock Incentive Plan”) in accordance with the NYSE Listed Company Rules, which generally requires shareholder approval of all material revisions to equity compensation plans, and also for purposes of Section 162(m) of the Internal Revenue Code. In order for certain compensation to be considered performance-based, and therefore deductible under Section 162(m) of the Internal Revenue Code, material terms of the potential performance goals/ measures applicable to that compensation must be approved by shareholders at least every five years. For purposes of Section 162(m) of the Internal Revenue Code, the material terms of the performance goals that we are asking you to approve consist of: (i) the individuals eligible to receive compensation, (ii) a description of the business criteria/performance measures on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any individual. Approval of this Proposal 4 will constitute approval of the material terms of the performance criteria, as summarized below.

Our shareholders last approved our equity compensation plan and the material terms of its potential performance measures in 2010. Equity awards are an important component of our overall compensation programs because equity awards help us attract and retain talented Associates and Non-Management Directors, and they help align the interests of award recipients with the interests of our shareholders.

On February 6, 2015, upon the recommendation of the CNGC, the Board approved the adoption of the 2015 Stock Incentive Plan, subject to shareholder approval at the 2015 Annual Shareholders’ Meeting. The proposed 2015 Stock Incentive Plan would amend, restate and rename the 2010 Stock Incentive Plan and would include additional criteria by which performance-based awards of cash or stock may be measured, and would otherwise amend the 2010 Stock Incentive Plan as described below. Your proxy holder will vote your Shares FOR approval of the 2015 Stock Incentive Plan unless you instruct otherwise.

If approved, the 2015 Stock Incentive Plan will be the primary vehicle used by our Board, or the appropriate committees of the Board, to grant equity awards to participating Associates and Non-Management Directors. If the 2015 Stock Incentive Plan is not approved by our shareholders, the 2010 Stock Incentive Plan would remain in effect and available for additional grants; however, Walmart might not be entitled to take the full tax deduction for awards issued under the plan. Furthermore, if the 2015 Stock Incentive Plan is not approved, the Board, or the appropriate committees of the Board, would not be permitted to take advantage of the additional performance criteria upon which performance-based awards could be granted.

In addition to the points discussed above and the material changes described below, we urge you to consider the following information when evaluating this proposal:

No Additional Shares	We are not asking shareholders to approve any additional Shares for issuance under the 2015 Stock Incentive Plan. We have not sought shareholder approval for additional Shares under any equity incentive plans since 2010.
Low Burn Rates	Our three-year average burn rate is approximately 0.2%, significantly lower than many of our peers.
Share Repurchase Offsets Dilution	Historically, our company has generally purchased more Shares through its share repurchase program than it has issued under its equity incentive plans.
Equity Awards Broadly Distributed	We grant equity awards to a broad range of Associates at all levels of management. During fiscal 2015, we granted equity or equity-based awards to more than 26,200 Associates. Compared to many of our peers, the percentage of equity awards granted to our senior executives is relatively low.
No Liberal Share Recycling	Shares used to pay the exercise price or withholding taxes related to an option exercise or award vesting are not “recycled” and are not available for issuance as future awards under the 2015 Stock Incentive Plan.

What are the material differences between the 2010 Stock Incentive Plan and the 2015 Stock Incentive Plan?

The material differences between the 2010 Stock Incentive Plan and the 2015 Stock Incentive Plan are summarized below, which represent the material amendments to the 2010 Stock Incentive Plan that will be made if approved. We also have included a summary of the terms of the 2015 Stock Incentive Plan, and Appendix A to this proxy statement contains the text of the 2015 Stock Incentive Plan in its entirety. No awards have been made that are contingent upon shareholder approval the 2015 Stock Incentive Plan.

Material amendments to the 2010 Stock Incentive Plan that will be implemented if shareholders approve the proposed 2015 Stock Incentive Plan include:

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•	Expanded scope of possible performance-based criteria. The 2015 Stock Incentive Plan includes an expanded list of potential performance-based criteria (called “performance measures” in the 2015 Stock Incentive Plan) to increase the flexibility of the Board, or the appropriate Committee of the Board, to design performance-based awards aligned with our business and strategy. New performance measures available under the 2015 Stock Incentive Plan are:

•	Average ticket sales;

•	Economic value added;

•	Market capitalization or changes in market capitalization;

•	Financial return ratios, including return on investment or sales per square foot;

•	Gross margins;

•	Operating expenses;

•	Volume with respect to specific designated products or product groups or specific geographic areas;

•	Markdown goals;

•	Budget comparisons;

•	Cost of capital;

•	Debt reduction;

•	Balance sheet measures and financial ratings (including maintenance of specified credit availability levels, compliance with credit covenants, inventory measurements and receivables/payables metrics, credit rating, capital expenditures, debt, debt reduction, working capital, average invested capital, leverage ratio, coverage ratio);

•	Store payroll goals (including stocking and other labor hours goals);

•	Net asset turnover;

•	Implementation or completion of strategic initiatives or critical projects;

•	Customer growth; number of customers;

•	Employee engagement;

•	Specified goals in corporate ethics and integrity;

•	Compliance objectives;

•	Environmental and health and safety goals and record;

•	Workers’ compensation goals;

•	Succession plan development and implementation; and

•	Store constructions, openings, remodels and/or closings.

•	Shares are not “recycled”. Walmart does not “recycle” Shares that are used to pay tax withholding or exercise prices, or otherwise reacquired by the company after issuance except in the case of award forfeitures during a vesting period. The 2015 Stock Incentive Plan comports to this longstanding practice and removes provisions that would allow Shares to be recycled in certain circumstances.

•	Lower cap for awards to Non-Management Directors. The 2015 Stock Incentive Plan includes a $500,000 cap on the value of Shares that can be granted to a Non-Management Director in a single year. Awards to Non-Management Directors under the 2010 Stock Incentive Plan are subject to the same cap as awards to Executive Officers and other Associates. We are not making any changes to our Non-Management Director compensation program at this time.

•	Hedging prohibited. While Walmart’s Insider Trading Policy already prohibits hedging transactions involving Shares, Options and other derivative securities, the 2015 Stock Incentive Plan also prohibits the hedging of most awards.

•	Clawback (Recoupment). The 2015 Stock Incentive Plan expands the scope of the recoupment provisions to apply to any Associate who engages in acts detrimental to Walmart, with a 24-month look-back that now applies to all Associates.

The 2015 Stock Incentive Plan amends and restates the 2010 Stock Incentive Plan in a number of other ways that we do not believe are material. These other amendments are intended to reflect current best practices, including with respect to matters such as administration of the plan and addressing compliance with current laws and regulations.

Summary of the Material Terms of the 2015 Stock Incentive Plan

Shares Authorized for Issuance

•	The number of Shares authorized for issuance is not being increased.

•	Approximately 134,421,000 Shares remain available under the 2010 Stock Incentive Plan and predecessor plans as of March 31, 2015. Approximately 54,680,000 of these Shares are currently registered under the Securities Exchange Act of 1933. In addition, Shares reserved for delivery under an award under the 2010 Stock Incentive Plan or related rights, that expire, are forfeited, or are otherwise no longer exercisable will be (subject to the following sentence) added back to the number of Shares available for issuance under the 2015 Stock Incentive Plan, all subject to adjustment for stock splits, the effects of corporate transactions, and other significant events.

•	When a recipient uses Shares owned or to be acquired on exercise to pay all or a portion of the exercise price of a stock option or Shares are withheld for taxes on exercise, those Shares will not be added back to the number of Shares authorized for issuance.

•	The closing price of a Share on the NYSE on April 10, 2015 was $80.65.

Limits on Shares

No recipient may be granted under the 2015 Stock Incentive Plan an award denominated in Shares with respect to a number of Shares in any one fiscal year which when added to the

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Shares subject to any other plan award denominated in Shares granted to such recipient in the same fiscal year would exceed 2,000,000 Shares; provided, however, that if the performance period applicable to a plan award exceeds twelve months, the 2,000,000 Share limit will apply to each 12-month period in the performance period. If a plan award denominated in Shares is cancelled, the cancelled plan award continues to count against the maximum number of Shares for which a plan award denominated in Shares may be granted to a recipient in any fiscal year. The Share limit will be adjusted to the extent necessary to reflect adjustments to Shares, if any. Notwithstanding the foregoing, no Non-Management Director may be granted a plan award denominated in Shares with respect to a number of Shares in any one fiscal year which when added to the Shares subject to any other plan award denominated in Shares granted to such Non-Management Director in the same fiscal year would exceed a Share value of $500,000; provided, however, that (i) if the performance period applicable to a plan award granted to a Non-Management Director exceeds twelve months, the $500,000 limit will apply to each 12-month period in the performance period and (ii) this limit would not apply to any Shares granted in lieu of cash compensation earned by a Non-Management Director or any Shares received by a Non-Management Director in settlement of any plan award.

Administration

The plan committee (which is the CNGC or any delegate of the CNGC, as permitted under the 2015 Stock Incentive Plan and subject to Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code) will administer the 2015 Stock Incentive Plan provided that “committee” means the full Board, with respect to awards to Non-Management Directors;

•	The Board may also delegate administration of the 2015 Stock Incentive Plan to any other committee of the Board.

The committee has broad discretionary authority and responsibility for administering and making decisions under the 2015 Stock Incentive Plan, and its determinations, designations, interpretations, and other decisions are final, conclusive, and binding, all subject to the terms of the 2015 Stock Incentive Plan. By way of example, the committee:

•	Selects the persons to receive awards;

•	Determines the type and size of awards, and whether, to what extent, and under what circumstances, awards may be settled in cash, Shares, or other property;

•	Determines the restrictions and other terms and conditions applicable to each award, including the effect of the participant’s termination of employment or service for any reason upon the lapse of any restrictions or the period, if any, during which an award may be exercised following termination of employment or service;

•	Determines whether the terms, provisions, and conditions of awards have been satisfied;

•	Interprets and otherwise administers the 2015 Stock Incentive Plan;

•	May amend 2015 Stock Incentive Plan awards without a recipient’s consent (except that (a) if shareholder consent is specifically required, it must be obtained, and (b) participant consent is required to amend an award, other than changing the timing of taxation, if, in the committee’s judgment, it would have a materially adverse effect on the recipient);

•	May establish sub-plans and approve different plan awards for persons who are working outside of the United States as advisable to fulfill the purposes of the 2015 Stock Incentive Plan or to comply with local law;

•	May delegate certain ministerial duties under the 2015 Stock Incentive Plan to one or more administrators, who may be Associates; and

•	May delegate non-ministerial duties to an officer of Walmart, provided that the officer will not be authorized to (a) make 2015 Stock Incentive Plan awards to himself or herself or (b) grant 2015 Stock Incentive Plan awards in any fiscal year for in excess of 100,000 Shares in the aggregate or for 1,000 Shares to any one recipient.

Eligibility

Associates and Non-Management Directors of Walmart or Associates of any affiliate of Walmart whom the committee determines have the potential to contribute significantly to Walmart or any Affiliate of Walmart may be eligible to receive awards under the 2015 Stock Incentive Plan, except that our Non-Management Directors are not eligible to receive incentive stock options. As of March 31, 2015, approximately 28,300 Associates would be eligible to receive awards under the 2015 Stock Incentive Plan subject to the committee making the determination described above. Historically, awards have been made to eligible management Associates, which numbered more than 26,200 in fiscal 2015. All our Non-Management Directors are eligible for awards under the 2015 Stock Incentive Plan.

Types of Awards

The 2015 Stock Incentive Plan allows the committee to grant:

•	Shares free of restrictions or vesting conditions,

•	restricted stock,

•	restricted stock units,

•	performance share units,

•	stock options, and

•	stock appreciation rights.

Participants will pay no consideration for Shares or other awards granted to them under the 2015 Stock Incentive Plan.

Current Equity Program. Currently, Walmart generally grants:

•	Restricted stock and performance share units to eligible U.S. officers;

•	Restricted stock units to all other eligible U.S. management Associates (participating Associates in other countries may receive other types of equity or equity-based awards); and

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•	Unrestricted Shares to Non-Management Directors, who may also elect to receive their cash retainers in Shares, deferred stock units, or deferred cash.

The vesting of Shares or other rights to receive payments under any or all of those awards (other than Shares granted free of restrictions or vesting conditions) may be made contingent on the award recipient’s continued employment or service with Walmart over a certain period (“time-based”) and/or the achievement of stated performance-based criteria (“performance-based”).

Unrestricted Shares and Restricted Stock. The 2015 Stock Incentive Plan allows Walmart to grant unrestricted Shares to the Non-Management Directors. Walmart may grant restricted stock awards to Associates and Non-Management Directors in the committee’s sole discretion. Restricted stock awards consist of Shares that are forfeitable until the restrictions lapse. These restrictions may be time-based, performance-based, or both. Prior to the vesting of the restricted stock, the holder may not transfer the restricted stock or any interest therein and may hold those Shares only in book entry form. However, the recipient will still receive dividends on, and may vote, the restricted Shares.

Restricted Stock Units. Restricted stock units provide the right to receive either Shares, cash, or a combination thereof (as determined by the committee at the time of grant) upon the lapse of the restrictions imposed in the award. These restrictions may be time-based, performance-based, or both.

Performance Share Units. Performance share units provide the right to receive a certain number of Shares or their equivalent value in cash upon satisfaction of one or more performance goals over a specified performance period or periods. The performance measures on which these goals may be based are described below. In addition, the vesting of performance share units may also be service-based.

Stock Options and Stock Appreciation Rights. While options and stock appreciation rights are not currently being granted under the Stock Incentive Plan, the 2015 Stock Incentive Plan allows the committee to grant both non-qualified and incentive stock options, as well as stock appreciation rights. The term of an incentive stock option will be no longer than ten years. Each stock option gives the recipient the right to receive a number of Shares upon exercise of the stock option and payment of the stock option exercise price, which other than for incentive stock options, shall be the fair market value of a Share on the option grant date. Stock appreciation rights provide the right to receive the cash amount equal to the difference between the fair market value of a Share and the exercise price. In the case of both stock options and stock appreciation rights, the exercise price will not be less than the fair market value of a Share on the grant date (or 110% of the fair market value in the case of incentive stock options granted to certain recipients who own 10% or more of the voting power of all classes of stock of Walmart and any parent/subsidiary). The committee may deem that a holder of options or stock appreciation rights has exercised such options or rights on the expiration date using a net share settlement method of exercise if, on that expiration date, the options or rights are vested and the exercise price is less than the then fair market value of the Shares. As of March 31, 2015, options to purchase 1,353,659 Shares were outstanding under the 2010 Stock Incentive Plan and predecessor plans, with an average exercise price of $47.87 per Share, all of which expire no later than April 1, 2024.

Qualified Performance Based Awards. Qualified Performance-Based Award is an award consisting of an option, restricted stock, restricted stock unit, stock appreciation right, performance unit or Shares that is intended to provide “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. When necessary, in order for an award to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the committee will designate individuals eligible for a qualified performance based award within the first 90 days of a year (or in the case of a performance period other than a year, no later than the date on which 25% of the performance period has lapsed).

No Repricing. Notwithstanding the authority of the committee under the Plan, except in connection with any corporate transaction involving Walmart, the terms of outstanding plan awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other plan awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without the prior approval of Walmart stockholders.

Performance Measures and Goals

Qualified performance-based awards will be subject to one or more performance goals using one or more performance measures selected from among the following, which performance goals and performance measures may be applied to Walmart as a whole, or to a division or other business unit within Walmart or an affiliate or an individual recipient, and they may apply on a pre-or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the committee deems appropriate and, if the committee so determines, net of or including dividends or net of or including the after-tax cost of capital) before or after interest and taxes and before or after interest, taxes, depreciation, and amortization; (b) gross or net revenue, or changes in annual revenues, same store sales, comparable store sales, or average ticket sales; (c) cash flow(s) (including either operating or net cash flows or free cash flows); (d) economic value added; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time; (f) Share price or Share price appreciation; (g) market capitalization or changes in market capitalization; (h) earnings growth or growth in earnings per Share; (i) return measures, including financial return ratios, return or net return on assets, investment, net assets, equity, capital gross sales, or sales

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per square foot; (j) adjusted pre-tax margin; (k) pre-tax profits; (l) operating and gross margins; (m) operating profits; (n) operating or administrative expenses; (o) dividends; (p) net income or net operating income; (q) growth in operating earnings or growth in earnings per Share; (r) value of assets; (s) volume, unit volume, market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (t) aggregate product price, including markdown goals, and other product measures; (u) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (v) reduction of losses, loss ratios, expense ratios or leveraging expenses; (w) reduction in fixed costs; (x) operating cost management and budget comparisons; (y) cost of capital; (z) debt reduction; (aa) balance sheet measures and financial ratings (including maintenance of specified credit availability levels, compliance with credit covenants, inventory measurements and receivables/payables metrics, credit rating, capital expenditures, debt, debt reduction, working capital, average invested capital, leverage ratio, or coverage ratio); (bb) productivity improvements and store payroll goals (including stocking and other labor hours goals); (cc) average inventory turnover or inventory controls and net asset turnover; (dd) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures, including implementation or completion of strategic initiatives or critical projects; (ee) customer satisfaction based on specified objective goals or a Walmart-sponsored customer survey designed and administered by an independent surveyor, customer growth, or number of customers; (ff) employee diversity goals; (gg) employee engagement; (hh) employee turnover; (ii) specified objective social goals, including specified goals in corporate ethics and integrity; (jj) compliance objectives; (kk) environmental and health and safety goals and record; (ll) workers’ compensation goals; (mm) business integration; (nn) succession plan development and implementation; or (oo) store constructions, openings, remodels, and/or closings.

The committee may, at the time of grant for qualified performance-based awards, and in the case of other grants, at any time, provide that the performance goals shall include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary unusual, non-recurring or infrequent items, realized investment gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange rate fluctuations, litigation losses, expenses from restructurings or productivity initiatives, and other items as set forth in the 2015 Stock Incentive Plan. Such adjustments, however, must be for items and in amounts objectively determinable by reference to our consolidated financial statements or our management’s discussion and analysis of financial condition and results of operations contained in one of our annual and quarterly reports filed with the SEC. Such adjustments will be made as the committee determines necessary so that operating results are computed on a comparative basis from performance period to performance period.

Recoupment and Forfeiture

If the committee determines that a current or former Associate or Non-Management Director engaged in conduct that is detrimental to the best interests of Walmart, then the individual will forfeit all awards made under the 2015 Stock Incentive Plan then outstanding, and must repay to Walmart any payments received from Walmart with respect to such awards within 24 months prior to the date such misconduct occurred. Conduct detrimental to the best interests of Walmart could include, but is not limited to, violation of Walmart’s Global Statement of Ethics or any other Walmart policy, theft, the commission of a felony or a crime involving moral turpitude, gross misconduct, or similar serious offenses. In addition, if an award recipient prior to or within one year after the date of settlement of an award engages in any act inimical to the best interest of Walmart, breaches a restrictive covenant, or otherwise has breached a Walmart policy, the recipient will be obligated, on demand, to return the amount paid or distributed in settlement of the award. Further, all awards are subject to Walmart’s general policies regarding clawbacks as in effect from time to time.

Amendments and Termination

The Board may amend or terminate the 2015 Stock Incentive Plan without shareholder approval unless shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which Shares are traded, or in connection with any outstanding qualified performance-based awards. However, no amendment that in the Board’s judgment would materially adversely affect a recipient (other than a change in the timing of taxation) may be made without the recipient’s consent.

Adjustments for Stock Splits and Similar Events

In the event of an extraordinary stock dividend or other distribution, stock split, reorganization, recapitalization, spin-off, or other similar event, the committee may determine an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Stock Incentive Plan. In such event, the committee may adjust the number and type of Shares available under the 2015 Plan or subject to outstanding grants and, subject to various limits in the 2015 Stock Incentive Plan, the exercise price of outstanding stock options and other awards.

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Future Plan Benefits

The amount of any future benefits that may be received by any one individual or group of individuals under the 2015 Stock Incentive Plan is not presently determinable. The awards granted under the 2010 Stock Incentive Plan to the NEOs for fiscal year 2015 are included in the Fiscal 2015 Grants of Plan-Based Awards table on page 69.

In addition, the following table sets forth the outstanding equity-based awards that have been granted under the 2010 Stock Incentive Plan to our Executive Officers, as a group, our other Associates who are not Executive Officers, as a group, and our Non-Management Directors, as a group, as of March 31, 2015.

	Shares of
	Restricted	Stock			PSUs
Name	Stock	Options		RSUs	(at target)
All Executive Officers, as a group	560,681	120,283		46,849	1,464,416
All other Associates,as a group	2,209,949	990,084		13,391,759	2,503,951
All Non-Management Directors, as a group	—	243,292	(1)	—	—
TOTAL	2,770,630	1,353,659		13,438,608	3,968,367

(1)	We do not issue stock options to our Non-Management Directors. As of March 31, 2015, Michael T. Duke held options to purchase 243,292 shares. These options were granted to Mr. Duke in prior years as part of his compensation for service as an Associate and not as compensation for serving as a director of our company.

Summary of U.S. Tax Consequences

This summary is based on U.S. federal income tax laws in effect on March 31, 2015. This summary does not constitute tax advice and, among other things, does not address possible state, local, or foreign tax consequences.

The grant of a stock option or a stock appreciation right is not intended to have immediate tax consequences for the grantee or Walmart. Upon exercising a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the stock acquired and the stock option exercise price, and Walmart will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the recipient will have no taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), and Walmart will have no deduction. If applicable requirements are satisfied, the grantee of an incentive stock option will recognize capital gain or loss on sale or similar disposition of the Shares after exercise. With respect to an incentive stock option, Walmart will have a deduction if the Shares are sold prior to the end of the applicable holding period. Upon exercising a stock appreciation right, the recipient must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and non-forfeitable stock received, and Walmart will be entitled to a deduction in the same amount.

With respect to other awards granted under the 2015 Stock Incentive Plan that may be settled in cash, in Shares, or a combination of cash and Shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the recipient must generally recognize ordinary income equal to the cash or fair market value of Shares or a combination of cash and Shares received, and Walmart will be entitled to a deduction in the same amount. With respect to awards involving Shares or other property that is restricted as to transferability and is subject to a substantial risk of forfeiture, the recipient must generally recognize ordinary income when the award vests or becomes transferable, and Walmart will be entitled to a deduction in the same amount.

The 2015 Stock Incentive Plan and its administration are intended to avoid adverse tax consequences under Section 409A of the Internal Revenue Code. Awards may, but need not be, structured to be exempt from the limit on deductibility under Section 162(m) of the Internal Revenue Code.

The foregoing provides only a general description of the application of U.S. federal income tax laws to certain types of awards under the 2015 Stock Incentive Plan. Because of the variety of awards that may be made under the 2015 Stock Incentive Plan and the complexities of the tax laws, grantees of awards under the 2015 Stock Incentive Plan should consult a tax advisor about their individual circumstances.

The Board recommends that the shareholders vote FOR the approval of the 2015 Stock Incentive Plan.

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SHAREHOLDER PROPOSALS

Our company has received notice of the intention of shareholders to present five separate proposals for voting at the 2015 Annual Shareholders’ Meeting. The text of the shareholder proposals and supporting statements appear exactly as received by our company. Some shareholder proposals and supporting statements may contain assertions about Walmart that we believe are incorrect, and we have not tried to refute all such inaccuracies in the company’s responses. All statements contained in a shareholder proposal and its supporting statements are the sole responsibility of the proponent of that shareholder proposal. Our company will provide the names, addresses, and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Wal-Mart Stores, Inc., c/o Gordon Y. Allison, Vice President and General Counsel, Corporate Division, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, (479) 273-4000.

The Board recommends a vote against each of the following shareholder proposals for the reasons set forth in Walmart’s statements in opposition following each shareholder proposal.

Proposal No. 5	Request for Annual Report on Recoupment of Executive Pay

RESOLVED, that shareholders of Wal-Mart Stores, Inc. (“Walmart”) urge the board of directors (“Board”) to adopt a policy (“Policy”) that Walmart will disclose annually whether Walmart, in the previous fiscal year, recouped any incentive or stock compensation from any senior executive or caused a senior executive to forfeit an outstanding incentive or stock compensation award, in each case as a result of a determination that the senior executive breached a company policy or engaged in conduct inimical to the interests of or detrimental to Walmart. For purposes of this proposal, “senior executive” includes a former senior executive.

The Policy should provide that the general circumstances of the recoupment or forfeiture will be described. The Policy should also provide that if no recoupment or forfeiture of the kind described above occurred in the previous fiscal year, a statement to that effect will be included in the report. The disclosure made under the Policy is intended to supplement, not supplant, any disclosure of recoupment or forfeiture required by law or regulation.

SUPPORTING STATEMENT

As long-term shareholders, we believe that compensation policies should promote sustainable value creation. We believe disclosure of the application of recoupment/forfeiture provisions would encourage ethical conduct and appropriate risk management at Walmart by educating senior executives about behavioral expectations, while discouraging future costly compliance violations by communicating concrete consequences for misconduct.

Walmart has mechanisms in place to recoup certain incentive compensation upon a finding of misconduct. Walmart’s Management Incentive Plan (“MIP”) provides that the Compensation, Nominating and Governance Committee (“Committee”) may recoup all incentive compensation, whether or not previously paid or deferred, awarded in the previous 12 months if the Committee determines that the recipient engaged in any act deemed inimical to the best interests of Walmart or failed to comply with Walmart’s policies. (2013 MIP, sections 4.3(b) and 4.3(c)) Similarly, the Stock Incentive Plan (“SIP”) provides for forfeiture of outstanding awards and repayment of amounts received in respect of certain plan awards, in the event the recipient is found by the Committee to have engaged in conduct detrimental to Walmart’s best interests. (2010 SIP, section 11.5) Separation agreements with several recently retired senior executives state that Walmart may suspend and recoup payments made under any agreement with the executive if a failure on the executive’s part to abide by Walmart’s Statement of Ethics is discovered.

Walmart never has disclosed whether these recoupment/ forfeiture provisions have been applied, making it difficult for shareholders to hold members of the Committee accountable for administering the provisions. As of Q3 2015, Walmart has incurred $576 million in costs associated with investigations into alleged Foreign Corrupt Practices Act violations in Mexico, China, India and Brazil. (2014 10-K and 2015 Q3 10-Q) It was recently reported that “questionable accounting and unauthorized sales practices” camouflaged poor results at Walmart’s retail business in China for several years. (http://www.bloomberg.com/ news/2014-12-10/wal-mart-report-found-profit-boosted-by-china-maneuvers.html) Recoupment disclosure would allow shareholders to determine whether Walmart recouped compensation from any current or former senior executive for similar misconduct.

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Walmart’s Statement in Opposition to Proposal No. 5

The Board recommends that shareholders vote against this proposal because of Walmart’s existing comprehensive recoupment policies and practices, as well as existing SEC disclosure rules which already require sufficient disclosures when the Company enforces its recoupment policies against NEOs.

The Board and our management believe compensation policies should promote sustainable value creation. That is why we include in our compensation plans, offer letters, and other agreements numerous terms and conditions that give us broad rights to recoup or not to pay compensation otherwise payable to Associates or former Associates who have engaged in misconduct. We believe these recoupment rights are broader than those provided to the boards and management of many companies and reflect Walmart’s strong commitment to ethics and integrity. Walmart’s broad, existing recoupment rights include the following, each of which is noted in the proposal:

•	Our Management Incentive Plan states that a participant must have complied with Walmart’s policies, including our Statement of Ethics, at all times in order to be eligible to receive a cash incentive payment. Moreover, a participant must repay an incentive award upon demand if the CNGC determines within twelve months of its payment that prior to the award’s payment the participant violated any of our policies or otherwise committed acts inimical to the best interests of the Company.

•	Our Stock Incentive Plan provides that if the CNGC determines that an Associate has committed any act detrimental to the best interests of the Company, he or she will forfeit all unexercised options and unvested Shares of restricted stock and performance share units. The Stock Incentive Plan additionally provides that a participant must reimburse the Company if the CNGC determines that the participant, at any time up to one year after the receipt of an equity award, violated any of our policies, breached any restrictive covenants or confidentiality obligations, or otherwise committed acts inimical to the best interests of the Company.

•	When an Executive Officer leaves Walmart, we generally enter into a separation agreement that states “[t]he Associate . . . acknowledges that the Associate has complied with the applicable Statement of Ethics during the Associate’s employment. The discovery of a failure to abide by the Statement of Ethics, whenever discovered, shall entitle Walmart to suspend and recoup any payments paid or due under this Agreement or any other agreements between the parties.” Our Statement of Ethics, among other directives, forbids all Associates from being dishonest, acting illegally, and having conflicts between the Associate’s work and personal affairs.

Walmart and the Board are committed to pursuing recoupment actions, when appropriate, against current and former Associates believed to have acted unethically. We already are required by SEC disclosure requirements to disclose in our annual proxy statement when compensation has been recouped, and the amount recouped, from our NEOs. Moreover, where necessary to an understanding of our compensation policies and compensation decisions regarding the NEOs, we already must disclose in our annual proxy statement the reasons for the recoupment and how we determined the amount to be recovered.

Further, decisions to disclose information, taking into account applicable legal requirements, the desire of investors to receive information, confidentiality and commercial considerations, and other matters, are more properly made on a case-by-case basis. Mandating a report would deprive the Board of the ability to exercise judgment and discretion with respect to the disclosure of potentially sensitive information. As noted above, the SEC’s existing disclosure rules already require Walmart to disclose recoupment from both certain current and former Executive Officers who served during the prior fiscal year, to the extent that such individuals meet the SEC’s definition of an NEO. We do not believe that expanding the disclosure requirements to all current and former “senior executives” is warranted.

In addition, recoupment of compensation is not the only sanction that Walmart may impose on Associates who violate Company policies or otherwise act contrary to the best interests of the Company. For example, an Associate’s misconduct may result in his or her immediate termination from the Company. Thus, producing the report requested by the proponent, which would focus solely on recoupment or forfeiture of incentive or stock compensation, could present an incomplete and misleading picture of the full range of the Company’s alternatives and actions to penalize and deter Associate misconduct.

In sum, the Board believes that this proposal is unnecessary because existing SEC disclosure rules already require sufficient disclosures regarding Walmart’s comprehensive recoupment policies and practices, and because the report requested by the proposal would not include the full range of sanctions used by Walmart to address Associate misconduct.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

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Proposal No. 6	Proxy Access for Shareholders

Resolution

Shareholders ask the Wal-Mart Stores, Inc. (WMT) board, to the fullest extent permitted by law, to amend our governing documents to allow shareholders to make board nominations as follows:

1.	The Company proxy statement, form of proxy, and voting instruction forms shall include, listed with the board’s nominees, alphabetically by last name, nominees of any party of one or more shareholders that have collectively held, continuously for three years, at least three percent of the Company’s securities eligible to vote for the election of directors.

2.	Board members and officers of the Company may not be members of any such nominating party of shareholders.

3.	Parties nominating under these provisions may collectively make nominations numbering up to 25% of the Company’s board of directors.

4.	Preference will be shown to groups holding the greatest number of the Company’s shares for at least three years.

5.	Nominees may include in the proxy statement a 500 word supporting statement.

6.	Each proxy statement or special meeting notice to elect board members shall include instructions for nominating under these provisions, fully explaining all legal requirements for nominators and nominees under federal law, state law and the company’s governing documents.

Supporting Statement

•	The right of shareholders to nominate board candidates is fundamental to good corporate governance and board accountability.

•	Long-term owners of the Company should have a meaningful voice in nominating and electing directors.

•	This proposal adopts popular 3% and 3-year eligibility thresholds.

•	Limiting shareholder-nominated candidates to 25% means control remains with board nominees.

•	Our Company’s share price has substantially underperformed the S&P 500 during the latest one, two, five and ten year time-periods.

•	Rather than independent directors, we need directors who are dependent on, and accountable to, the shareholders who elect them.

•	CFA Institute’s Proxy Access in the United States: Revisiting the Proposed SEC Rule (download at http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) found:

•	“proxy access has the potential to enhance board performance and raise overall US market capitalization by between $3.5 billion and $140.3 billion”

•	“none of the event studies indicate that proxy access reform will hinder board performance.”

•	“proxy access would serve as a useful tool for shareowners in the United States and would ultimately benefit both the markets and corporate boardrooms.”

The Council of Institutional Investors, whose members have $3 trillion invested, maintains the following policy:

Access to the Proxy: Companies should provide access to management proxy materials for a long-term investor or group of long-term investors owning in aggregate at least three percent of a company’s voting stock, to nominate less than a majority of the directors. Eligible investors must have owned the stock for at least two years. Company proxy materials and related mailings should provide equal space and equal treatment of nominations by qualifying investors.

Vote to enhance shareholder value:

Proxy Access for Shareholders – Proposal 6

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Walmart’s Statement in Opposition to Proposal No. 6

Walmart remains committed to quality shareholder engagement because it allows the Board to understand and consider the viewpoints of our shareholders. During fiscal 2015, in addition to our regular conversations with the investment community, we held meetings with a number of significant shareholders and leading proxy advisory firms to discuss issues of interest to our shareholders, including governance matters. Management informs the CNGC about these ongoing discussions and the issues of interest raised by our shareholders.

We recognize that proxy access is a topic of growing interest to members of the investment community who share a sincere interest in ensuring the appropriate composition of company boards. However, we do not believe the adoption of this proposal is the right approach for Walmart.

The CNGC is comprised entirely of independent, non-management directors, and it regularly reviews the composition of the Board and Board committees, as well as the skills and qualifications of our current Board members. Throughout each year, the CNGC engages in ongoing and extensive Board succession planning. The CNGC often also seeks advice and input from a prominent director search consultant firm. This ongoing process is designed to identify and nominate director candidates who possess a diverse and complementary mix of skills and professional experience necessary to oversee our complex, global business and who can contribute to the overall effectiveness of our Board. It also permits the CNGC and the Board to evaluate the thoughtful and timely periodic refreshment of the composition of the Board.

Proxy access can interrupt and undermine the role of the CNGC to guide this critical governance process. While our shareholders ultimately might reject a director candidate in a politicized board election process, which can be initiated at virtually no cost to a nominating shareholder, the resulting cost to the Company and disruption for the CNGC, the Board, and management would be meaningful and, therefore, would not be in our shareholders’ short- or long-term interests.

Shareholders already have the ability to recommend director candidates by means of the processes identified in our governance documents and described in this proxy statement. Each director candidate recommended by a shareholder pursuant to this process is submitted to the CNGC, and the CNGC evaluates all shareholder-recommended candidates on the same basis as all other director candidates.

Over the years our Board has embraced a variety of progressive governance practices which provide an appropriate balance between ensuring the Board’s accountability to shareholders and enabling the Board to provide effective oversight and strategic direction for the long-term benefit of all shareholders. For example:

•	Each member of the Board is elected annually and serves for a one-year term;

•	Currently, 11 of the 16 members of our Board are independent, and 15 of the 16 Board members are Non-Management Directors. Board members have full access to the Company’s officers, Associates, and outside advisors;

•	The Independent Directors annually appoint the Lead Independent Director, whose role and responsibilities have been expanded recently;

•	Shareholders holding 10% or more of Walmart’s outstanding shares may request special shareholders’ meetings; and

•	There are no supermajority voting requirements for matters presented for a shareholder vote.

Therefore, the Board believes our corporate governance policies and the measures employed by the CNGC for the nomination and election of Directors have led to a Board that is responsive to shareholder input and promotes a strategy of long-term value creation.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

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Proposal No. 7	Report on Greenhouse Gas Emissions from International Marine Shipping

RESOLVED that shareholders of Wal-Mart Stores, Inc. (“Walmart”) urge the Board of Directors to set quantitative goals, based on current technologies, for reducing total greenhouse gas (“GHG”) emissions produced by the international marine shipping of products sold in Walmart’s stores and clubs, and report to shareholders by December 31, 2015, at reasonable cost and omitting proprietary information, regarding the goals and the steps Walmart plans to take to achieve them.

SUPPORTING STATEMENT

Scientific consensus exists that the climate is warming and that human activity, primarily the emission of GHGs, is causing it. Marine shipping is one such activity, and its emissions include climate-warming CO2 and black carbon, and disease-causing sulfur oxides. Total fossil fuel-related CO2 emissions attributable to transportation rose by 45% between 1990 and 2007. (http://www.internationaltransportforum.org/Pub/pdf/10GHGTrends.pdf) The International Maritime Organization estimates that marine shipping accounts for 2.2% of global CO2 emissions, and under the “business as usual” scenarios “those emissions are likely to grow by between 50% and 250% in the period to 2050.” (http://www.imo.org/MediaCentre/PressBriefings/Pages/34-mepc-67-emissions.aspx)

Fortunately, as a report by the Pew Charitable Trusts states, “A range of near-, medium- and long-term mitigation options are available to slow the growth of energy consumption and GHG emissions from aviation and marine shipping.” (http://www.c2es.org/docUploads/aviation-and-marine-report-2009.pdf)) The Pew report estimates that GHG emissions from marine vessels can be reduced more than 60%. (Id. at 3) However, reduction of emissions from international transportation may be hard to achieve through regulation because it is difficult to attribute emissions to particular countries.

Walmart has set an overall GHG emissions reduction goal for its supply chain, but it has not set a goal for reducing marine shipping emissions. Walmart is the largest importer of ocean containers, with 731,500 TEUs in 2013, and that number has more than doubled over the past 11 years. Given that a material portion of Walmart’s cost of goods is spent on imports transported via ship, fuel price increases or regulations on ocean emissions could impact financial performance.

Walmart does not disclose GHG emissions from its international marine shipping activities; it does estimate emissions from all “upstream transportation and distribution”— which includes marine shipping, trucking, air freight and rail freight—in its 2014 Carbon Disclosure Project report. It produces this estimate for emissions from all upstream transportation and distribution primarily using data collected from its third-party logistics coordinators and EPA emission factors; only 7% of emissions are from “primary data.” We believe methodologies used by some other retailers are more robust—for example, Marks and Spencer uses 50% primary data for its upstream transportation and distribution emissions estimate. Kering (formerly PPR), discloses marine shipping emissions using a methodology verified by independent auditors.

Walmart can improve the quality of its environmental impact analysis and better manage risks associated with climate change by setting a specific goal for reducing emissions associated with shipping its products internationally.

We urge shareholders to vote for this proposal.

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Walmart’s Statement in Opposition to Proposal No. 7

Walmart is known for being highly efficient with resources, and that holds true when it comes to reducing greenhouse gas (GHG) emissions. As a recognized corporate leader in the area of global GHG emission reductions (see https://www.cdp.net/CDPResults/CDP-SP500-leaders-report-2014.pdf), Walmart understands the objective of the proposal. For seven consecutive years Walmart has reduced our Scope 1 and 2 carbon intensity, and we believe we are on track to hold our absolute emissions flat over this decade, despite our Company’s continued growth. We also believe our current programs, initiatives, and partnerships have been evaluated and selected carefully by management to maximize the impact our Company can have in contributing to the worldwide reduction of GHG emissions. Therefore, we do not believe the adoption of this proposal is appropriate for Walmart at this time.

The Company’s achievements in global climate stewardship are a testament to the collective actions that our Associates and external partners take to operate more efficiently, and more sustainably. Our current programs, initiatives, and partnerships, which are described in more detail in our most recent Global Responsibility Report, have been guided by research to identify the greatest sources of GHG emissions in our business and supply chain, which allows us to focus our efforts on those areas where our initiatives can have the greatest impact.

In evaluating these initiatives, we consider the scale of potential impact we can have on GHG emissions, as well as our ability to influence that impact in a meaningful way. For example, according to The World Shipping Council, maritime shipping is the world’s most carbon-efficient form of transporting goods -with a GHG footprint that is less than half of rail and less than one-fifth of trucking (see http://www.worldshipping.org/industry-issues/environment/air-emissions/carbon-emissions). In 2010, The World Shipping Council reported a total of 114.3 million Twenty-foot Equivalent Units (“TEUs”) were moved in the global market (see http://www.worldshipping.org/about-the-industry/global-trade/trade-statistics). By comparison, the 731,500 TEUs cited in this proposal represents approximately 0.6% of the total number of containers moved in the market. Therefore, in the area of transportation-related GHG emissions, our efforts have focused primarily on trucking because of its larger impact and our greater ability to influence that area. Our efforts are showing results. We recently announced we are 87.4% of the way to our goal of doubling efficiency, and we remain committed to these efforts.

Walmart includes efficiency and sustainability-related criteria, along with other business relevant measures (e.g., on-time shipping, costs, etc.), in our evaluation of maritime and other carriers. However, our ability to directly influence GHG emissions produced by international marine shipment of products is limited by the number of cargo carriers who can accurately track and report their GHG emissions. Therefore, Walmart participates in the Clean Cargo Working Group, along with other companies who collectively are engaged on this topic and who already are focused on more sustainable shipping. The Clean Cargo Working Group is a global business-to-business initiative made up of leading cargo carriers and their customers, and it is dedicated to environmental performance improvement in marine container transport. Walmart was one of the initial proponents of supply chain GHG emissions reporting. Furthermore, over the last three years we have increased the number of our suppliers who are requested to participate in the Carbon Disclosure Project’s reporting process. The response rate has increased every year and, most recently, included over 1,300 suppliers.

Given the framework and priorities outlined above, the Board believes management, and specifically our subject matter experts who are more familiar with the worldwide logistics supply chain, is best situated to make prudent decisions affecting our business and to evaluate how best to leverage our Company’s ability to influence the reduction of GHG emissions globally. We believe Walmart can best address the effect of GHG emissions on climate change by continuing to monitor and report on our current, comprehensive sustainability initiatives and regularly communicating our progress as we have done for the prior seven years.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

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Proposal No. 8	Request for Annual Report Regarding Incentive Compensation Plans

RESOLVED, that shareholders of Wal-Mart Stores, Inc. (“Walmart”) urge the board of directors (the “Board”) to adopt a policy that the Compensation, Nominating and Governance Committee (the “Committee”) will annually analyze and report to shareholders (at reasonable expense and omitting proprietary information) on whether Walmart’s incentive compensation plans and programs, considered together, provide appropriate incentives to discourage senior executives from making investments that result in declining rates of return on investment (“ROI”), taking into account the following over the previous three years:

•	The relationship between growth in invested capital and growth in operating income (“OI”);

•	Trends in ROI;

•	The relationship between same-store sales growth (also known as comparable store sales) and total sales growth;

•	Adjustments made to Walmart’s reported results in connection with the measurement of performance for incentive plans; and

•	The extent to which sales at stores open for more than one year declined because of sales at newly-opened stores (“cannibalization rate”).

Supporting Statement

As Walmart employees and long-term shareholders, we believe that incentive compensation programs for senior executives should encourage sustainable value creation. We are concerned that recent decisions by the Committee may overemphasize sales growth even when that growth results in declining rates of ROI, and in some cases does not produce returns that cover the cost of capital.

Specifically, the 2011 replacement of same-store sales growth—a metric Walmart has repeatedly touted as critically important—with total sales growth as the sales metric under Walmart’s performance share program risks encouraging senior executives to invest in new stores even if doing so leads to cannibalization of existing stores’ sales and lower ROI. During the last five fiscal years, revenue at the Walmart US division grew by about 9%, but comparable store sales declined. During that period, invested capital grew at more than twice the rate of OI growth, reinforcing our concerns. We estimate that during this period the rate of cannibalization—the percentage of new store sales which cannibalized existing WMT US and Sam’s Club sales—averaged above 51%.

Walmart has asserted that the use of OI growth for the annual incentive plan balances the sales and ROI metrics used in the long-term plan, yet the FY 2015 addition of sales growth to the annual plan weakens this claim. Walmart adjusts the OI measure “to ensure that our incentive plans reward underlying operational performance, disregarding factors that are beyond the control of our executives.” (2011 Proxy Statement, at 27) These adjustments have, in all but one of the past five years, resulted in increases in the OI metric used to award performance. In FY 2014, executives benefited from an upward adjustment for the lost sales attributed to cuts in the federal food stamp program, even after executives had publicly downplayed any potential impact. Presumably, adjusting the business to minimize the impact of these cuts would have been well within the control of Walmart executives.

We urge shareholders to vote for this proposal.

Walmart’s Statement in Opposition to Proposal No. 8

We understand shareholder interest in the structure of our annual cash incentive plan and the long-term performance share component of our stock incentive plan. In response to this increasing shareholder interest, we provided additional information in the CD&A this year regarding the goal-setting process and adjustments made for purposes of our incentive plans. In keeping with our pay-for-performance philosophy, and as discussed in more detail in the CD&A included in this proxy statement, our approach is designed to focus our leadership and balance short-term performance and long-term strategic priorities. Moreover, payouts under our compensation plans have been closely aligned with our operating results.

Return on investment (“ROI”) is a key performance measure used in determining the amount of compensation our NEOs receive through our incentive plans. ROI can fluctuate over time as management balances long-term strategic initiatives with short-term impacts. Generally, our objective for a fiscal year is to grow operating expenses at a slower rate than net sales and to grow operating income at a faster rate than net sales. On occasion, the Company may make strategic investments that may, at times, cause our operating expenses to grow at a faster rate than net sales and that may result in our operating income growing at a slower rate than net sales. As described in our public filings, changes in our ROI often are attributed to foreign currency exchange rate fluctuations and continued

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investments in eCommerce, store growth, acquisitions, and property and equipment. Strategic investments are not always limited to stores and clubs but also the Associates who are responsible for delivering superior customer experiences in our stores and clubs. For example, in February 2015, we announced investments of over $1 billion during fiscal 2016 for comprehensive changes to our compensation and training programs.

The importance of ROI performance to our NEOs’ total compensation is described in the narrative in the CD&A in this proxy statement and is clearly depicted in charts included in the CD&A. Approximately, 70% of our NEOs’ total direct compensation for fiscal 2015 was based on achieving specified performance targets related to ROI, sales, operating income, gross merchandise value, or a combination of these metrics. This approach also is reflected in the performance-based total direct compensation reported for our NEO’s over the prior five fiscal years. Even a slight fluctuation in ROI performance can lead to a meaningful reduction in our NEOs’ performance share-based incentive compensation. As explained in the CD&A, we fell short of our target ROI goal for fiscal 2015 under our long-term incentive plan. This resulted in each of our NEOs falling short of target performance under the performance share program in fiscal 2015. Further, because we average three separate years of performance to determine the three-year payout under our performance share program, not only does this result in a lower performance share payout for fiscal 2015, but it will also impact our NEOs’ performance share payouts for fiscal years 2016 and 2017 as well.

The CNGC is responsible for establishing and verifying the attainment of performance goals under our performance-based incentive compensation plans. The members of the CNGC discharge this responsibility with a high degree of care and professionalism, reviewing executive compensation and incentive compensation matters at multiple meetings throughout the year. Through its regular review and approval of the performance measures applicable to performance-based compensation, the CNGC already analyzes whether our incentive compensation programs appropriately incentivize our senior executives to achieve our strategic priorities, including the strategic priority of returns. This year, the CNGC again concluded that the design of our performance-based incentive compensation programs strikes an appropriate balance between rewarding both annual and long-term performance and mitigates the risk that our senior executives will make decisions that overemphasize any single performance metric to the detriment of the Company as a whole. Moreover, the CNGC’s independent compensation consultant conducted an analysis of the correlation between the performance metrics used in our executive compensation program and total shareholder return and concluded that these metrics support value creation for our shareholders. Furthermore, our shareholders have an adequate opportunity to express their approval or disapproval of the Company’s incentive compensation plans and programs by means of the annual shareholder advisory vote on the compensation of our NEOs.

The CNGC, via the CD&As included in the Company’s annual proxy statements, also already reports to shareholders on an annual basis regarding the relationship between our incentive compensation programs and the Company’s ROI performance and how the Company’s ROI performance may have a meaningful impact on the amount of compensation our NEOs receive. Commensurate with its responsibilities, the CNGC continues to analyze whether the performance measures used in our incentive compensation programs properly incentivize our senior executives to achieve the Company’s strategic priorities in light of our evolving business strategy and consistent with the rules and regulations of the SEC. The CNGC’s analyses of our incentive compensation programs will continue to be reported to shareholders in our annual proxy statements.

Because the CNGC already regularly analyzes whether our incentive compensation programs provide proper incentives to our NEOs to achieve our Company’s strategic priorities (including ROI) and because our shareholders already receive annual reports on those matters in the CD&As in our annual proxy statements, we believe the adoption of the policy requested by the proposal is unnecessary, duplicative of practices already followed by the CNGC and our Company, and would result in an expenditure of Walmart’s resources and our management’s and directors’ time that ultimately would not be in our shareholders’ best interests.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

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Proposal No. 9	Independent Chairman Policy

RESOLVED: The stockholders of Wal-Mart Stores, Inc. (the “Company”), ask the board of directors to adopt a policy that, whenever possible, the board chairman should be a director who has not previously served as an executive officer of the Company and who is “independent” of management. For these purposes, a director shall not be considered “independent” if, during the last three years, he or she—

•	was affiliated with a company that was an advisor or consultant to the Company, or a significant customer or supplier of the Company;

•	was employed by or had a personal service contract(s) with the Company or its senior management;

•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•	had a business relationship with the Company that the Company had to disclose under the Securities and Exchange Commission regulations;

•	has been employed by a public company at which an executive officer of the Company serves as a director;

•	had a relationship of the sort described above with any affiliate of the Company; and,

•	was a spouse, parent, child, sibling or in-law of any person described above.

The policy should be implemented without violating any contractual obligation and should specify how to select an independent chairman if a current chairman ceases to be independent between annual shareholder meetings. Compliance with the policy may be excused if no independent director is available and willing to be chairman.

SUPPORTING STATEMENT:

The Board of Directors, led by its chairman, is responsible for protecting shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer, in directing the corporation’s affairs. This oversight can be diminished when the chairman is not independent.

An independent chairman who sets agendas, priorities, and procedures for the board can enhance its oversight and accountability of management and ensure the objective functioning of an effective board. We view the alternative of a lead outside director, even one with a robust set of duties, as adequate only in exceptional circumstances fully disclosed by the board.

Recent developments, including ongoing investigations into bribery and corruption at the Company’s subsidiaries in Mexico, China, Brazil, and India; new revelations of accounting fraud at the Company’s China operations; a recent ruling by a National Labor Relations Board Administrative Law Judge against the Company for its illegal discipline of employees; and, the NLRB decision to authorize a nationwide complaint against the Company for violations of the National Labor Relations Act, highlight the need for enhanced oversight of Wal-Mart’s corporate culture and behavior. A board led by an independent chairman is best positioned to drive such change.

Several respected institutions recommend chair independence. CalPERS’ Corporate Core Principles and Guidelines state that “the independence of a majority of the Board is not enough;” “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

We urge you to vote FOR this proposal.

Walmart’s Statement in Opposition to Proposal No. 9

Walmart has always strived to maintain high corporate governance standards. In keeping with this goal, and unlike many other companies in the Fortune 100, the Board has separated the roles of Chairman and CEO since 1988. We believe this separation of roles allows our CEO to focus on managing Walmart’s complex daily operations. We also believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role.

In addition, we have a number of other key corporate governance measures in place to see that our Board acts independently of management, including the following:

•	Lead Independent Director. Since 2004, our Board has appointed an independent director to serve as a lead independent director. As can be seen in our Corporate Governance Guidelines, the Lead Independent Director is appointed annually by the independent members of the Board, and the responsibilities of the Lead Independent Director include:

•	Approving Board meeting agendas, schedules, and Board meeting-related information;

•	Presiding at meetings of our Non-Management Directors and Independent Directors, which are held regularly;

•	Serving as a liaison between the Chairman of the Board and the Independent Directors;

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•	Having the authority to call meetings of directors, including separate meetings of the Non-Management Directors and Independent Directors; and

•	Being available for consultation with major shareholders (generally defined as those holding two percent or more of the Company’s outstanding common stock) when appropriate.

•	Majority independent Board. Currently, 11 of the 16 members of our Board are independent, and 15 of the 16 Board members are Non-Management Directors. Board members have full access to the Company’s officers, Associates, and outside advisors.

•	Fully independent key Board committees. All members of the Audit Committee and the Compensation, Nominating and Governance Committee are independent. The chairs of these committees are heavily engaged in establishing the agenda for each committee meeting. Walmart has no plans to rely on any of the governance exemptions available to “controlled companies” under the NYSE Listed Company Rules, if and when such exemptions may become available to the Company.

•	Annual Board and Board committee self-assessments. As required by our Corporate Governance Guidelines, the Board and each of the Board committees evaluate their organization, leadership structure, and processes each year to see that the Board and Board committees are functioning effectively.

Our Chairman has more than 40 years of experience with Walmart, and is well positioned to provide our CEO with guidance, advice, and counsel regarding Walmart’s business, operations, and strategy. Moreover, our Chairman’s significant ownership stake in our Company provides unparalleled alignment with the interests of his fellow shareholders. We believe the corporate governance measures noted above demonstrate that our Board has embraced independence, and our shareholders have recognized the effectiveness of our current Board leadership structure by re-electing our Chairman, the Lead Independent Director, and other Board members each year.

For the above reasons, the Board recommends that the shareholders vote AGAINST this proposal.

OTHER MATTERS

Our company is not aware of any matters that will be considered at the 2015 Annual Shareholders’ Meeting other than the matters described in this proxy statement. If any other matters are properly brought before the 2015 Annual Shareholders’ Meeting, the proxy holders will vote the Shares as to which they hold proxies in their discretion.

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QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT, THE MEETING, AND VOTING

1.	What is a proxy statement, and what is a proxy?

A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters yourself or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the Shares you own. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. By signing the proxy card we provide to you, you will designate our Chairman and our CEO as your proxies to cast your vote at the 2015 Annual Shareholders’ Meeting. Walmart’s Board is soliciting your proxy to vote your Shares at the 2015 Annual Shareholders’ Meeting. Walmart pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card, or voting instruction form, and Annual Report to Shareholders and, for certain shareholders, the notice of internet availability of our proxy materials.

2.	Who may vote at the 2015 Annual Shareholders’ Meeting?

You may vote at the meeting if you were the holder of record of Shares at the close of business on April 10, 2015, the record date set by the Board for determining those shareholders who are entitled to receive notice of, and to vote on matters at, the 2015 Annual Shareholders’ Meeting. You are entitled to one vote on each matter presented at the 2015 Annual Shareholders’ Meeting for each Share you owned of record at that time.

If your Shares are registered directly in your name with the company’s transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to such Shares. Some shareholders hold Shares through a bank, broker, or other nominee, and are often said to hold such shares in “street name.” These shareholders are considered “beneficial owners” of those Shares. If you held Shares as a beneficial owner in “street name” at the close of business on April 10, 2015, you must obtain a legal proxy, executed in your favor, from the holder of record of those Shares as of that time, to be entitled to vote those Shares at the meeting. As of the close of business on April 10, 2015, Walmart had 3,225,503,170 Shares outstanding.

3.	What am I voting on, and what are my voting choices for each of the proposals to be voted on, at the 2015 Annual Shareholders’ Meeting?

You are voting on the following items:

Proposal	Voting Choices and Board Recommendation
Proposal No. 1: Election of 15 Directors	• vote in favor of each nominee;
• vote in favor of one or more specific nominees;
• vote against each nominee;
• vote against one or more specific nominees;
• abstain from voting with respect to each nominee; or
• abstain from voting with respect to one or more specific nominees.
The Board recommends a vote FOR each of the nominees.
Proposal No. 2: Ratification of EY as	• vote in favor of the ratification;
Independent Accountants for Fiscal 2016	• vote against the ratification; or
• abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.
Proposal No. 3: Non-Binding Advisory	• vote in favor of the advisory resolution;
Resolution to Approve Named Executive	• vote against the advisory resolution; or
Officer Compensation	• abstain from voting on the advisory resolution.
The Board recommends a vote FOR the advisory resolution.

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Proposal	Voting Choices and Board Recommendation
Proposal No. 4: Wal-Mart Stores, Inc.	• vote in favor of approving the stock incentive plan;
Stock Incentive Plan of 2015	• vote against the approval of the stock incentive plan; or
• abstain from voting on the approval of the stock incentive plan.
The Board recommends a vote FOR the stock incentive plan.
Proposal Nos. 5-9: Shareholder	• vote in favor of each shareholder proposal;
Proposals Appearing in this Proxy	• vote against each shareholder proposal;
Statement	• vote in favor of one or more shareholder proposals;
• vote against one or more shareholder proposals;
• abstain from voting on one or more shareholder proposals; or
• abstain from voting on all shareholder proposals.
The Board recommends a vote AGAINST each of the shareholder proposals.

4.	Who counts the votes? Are my votes confidential?

Broadridge will count the votes. The Board has appointed two employees of Broadridge as the inspectors of election. Your proxy card or ballot and voting records (including with respect to votes cast by phone or mobile device or over the internet) will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election. If you write comments on your proxy card or ballot, your comments will be provided to Walmart by Broadridge, but how you voted will remain confidential.

5.	What is the quorum requirement for holding the 2015 Annual Shareholders’ Meeting?

The holders of a majority of the Shares outstanding and entitled to vote as of the record date for the meeting must be present in person or represented by proxy for business to be transacted at the meeting.

6.	What vote is required to elect a director at the 2015 Annual Shareholders’ Meeting?

To be elected in an “uncontested election” of directors, which under our Bylaws is an election in which the number of nominees for director is not greater than the number of directors to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”). To be elected in a “contested election” of directors, which our Bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, a director nominee must receive a plurality of the votes of the holders of Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. We expect the election of directors at the 2015 Annual Shareholders’ Meeting to be an uncontested election.

7.	What happens if a director nominee fails to receive a majority vote in an uncontested election at the 2015 Annual Shareholders’ Meeting?

Any incumbent director who is a director nominee and who does not receive a majority vote must promptly tender his or her offer of resignation as a director for consideration by the Board. Each director standing for reelection at the 2015 Annual Shareholders’ Meeting has agreed to resign, effective upon acceptance of such resignation by the Board, if he or she does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws. If a director’s resignation offer is not accepted by the Board, that director will continue to serve until our company’s next Annual Shareholders’ Meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who fails to receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.

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8.	What vote is required to pass the other proposals at the 2015 Annual Shareholders’ Meeting?

At any meeting at which a quorum has been established, the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote on the proposal at issue is required for: (i) the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2016; (ii) the adoption of a non-binding advisory resolution to approve the compensation of the company’s NEOs; (iii) the approval of the Stock Incentive Plan of 2015; and (iv) the adoption of each of the shareholder proposals.

9.	What is the effect of an “abstain” vote or a “broker non-vote” on the proposals to be voted on at the 2015 Annual Shareholders’ Meeting?

Abstentions. A Share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority of the Shares present and entitled to vote on each such proposal in order to pass, an abstention will have the effect of a vote against each of the other proposals.

Broker Non-Votes. A “broker non-vote” occurs if your Shares are not registered in your name (that is, you hold your Shares in “street name”) and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the NYSE rules for member organizations (such as brokers), a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your Shares. Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered “votes cast” or Shares “entitled to vote” with respect to a voting matter. Therefore, a broker non-vote will not have any effect on the outcome of the proposals.

Under the NYSE rules for member organizations: (i) the election of directors; (ii) the non-binding advisory vote to approve the compensation of the company’s NEOs; (iii) the approval of the Stock Incentive Plan of 2015; and (iv) each of the shareholder proposals described in this proxy statement are not matters on which a broker may vote without your instructions. Therefore, if your Shares are not registered in your name and you do not provide instructions to the record holder of your Shares regarding these proposals, a broker non-vote as to your Shares will result with respect to these proposals. The ratification of the appointment of independent accountants is a routine item under the NYSE rules for member organizations. As a result, brokers who do not receive instructions from you as to how to vote on that matter generally may vote your Shares on that matter in their discretion.

If your Shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your Shares to be voted so you may participate in the shareholder voting on these important matters.

10.	How do I vote?

The process for voting your Shares depends on how your Shares are held. Generally, as discussed above, you may hold Shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold Shares in “street name,” you are considered to be the “beneficial owner” of those Shares.

Voting by Record Holders. If you are a record holder, you may vote by proxy or you may vote in person at the 2015 Annual Shareholders’ Meeting. If you are a record holder and would like to vote your Shares by proxy prior to the 2015 Annual Shareholders’ Meeting, you have four ways to vote:

go to the website www.proxyvote.com and follow the instructions at that website;

scan the QR code on your proxy card or notice of availability with your mobile device and follow the instructions provided;

call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided on the call; or

if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

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Please note that telephone and internet voting will close at 11:59 p.m. Eastern time on June 4, 2015. If you wish to vote by telephone or internet, follow the instructions on your proxy card (if you received a paper copy of the proxy materials) or in the notice of availability of the proxy materials. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting at the 2015 Annual Shareholders’ Meeting.

If you plan to attend the 2015 Annual Shareholders’ Meeting and wish to vote in person, you will be given, upon your request, a ballot at the 2015 Annual Shareholders’ Meeting. Even if you vote by proxy prior to June 5, 2015, you may still attend the 2015 Annual Shareholders’ Meeting.

Voting by Beneficial Owners of Shares Held in “Street Name.” If your Shares are held in the name of a broker, bank, or other nominee (that is, your Shares are held in “street name”), you should receive separate instructions from the record holder of your Shares describing how to vote. If your Shares are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain (and bring with you to the 2015 Annual Shareholders’ Meeting) a legal proxy from the record holder of your Shares (who must have been the record holder of your Shares as of the close of business on April 10, 2015) indicating that you were a beneficial owner of Shares as of the close of business on April 10, 2015, as well as the number of Shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote the Shares covered by that proxy at the 2015 Annual Shareholders’ Meeting.

Voting of Shares Held in the 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan. If your Shares are held through the 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must provide instructions on how you wish to vote your Shares held through such plans no later than 11:59 p.m. Eastern time on June 2, 2015. If you do not provide such instructions by that time, your Shares will be voted by the Retirement Plans Committee of the respective plan in accordance with the rules of the applicable plan.

11.	What if I do not specify a choice for a proposal when returning a proxy or a voting instruction form?

We urge all shareholders to express their choices on each voting matter described on the proxy card or the voting instruction form (which you will receive from your broker, bank, or other nominee, if your Shares are held in “street name”).

Shares Owned by Record Holders. If you are a record owner of Shares and you sign and return a proxy card, unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: FOR the election of each of the nominees for director named in this proxy statement; FOR the ratification of EY as Walmart’s independent accountants for fiscal 2016; FOR the non-binding advisory resolution to approve the compensation of the company’s NEOs; FOR the approval of the 2015 Stock Incentive Plan; and AGAINST each of the shareholder proposals appearing in this proxy statement.

Shares Held in “Street Name” by Beneficial Owners. If you are a beneficial owner of Shares held in “street name” and you sign and return a voting instruction form to your bank, broker, or other nominee (in accordance with the voting instructions provided by such bank, broker, or other nominee), but do not provide instructions regarding how you wish your Shares to be voted on each of the voting matters described in this proxy statement, as more specifically discussed in the answer to Question No. 9 above, a “broker non-vote” will result with respect to your Shares regarding the election of each of the nominees for director named in this proxy statement; the non-binding advisory resolution to approve the compensation of the company’s NEOs; the 2015 Stock Incentive Plan; and each of the shareholder proposals appearing in this proxy statement. Banks, brokers, and other nominees who do not receive instructions from you regarding the ratification of the appointment of independent accountants may generally vote on that matter in their discretion.

12.	I completed and returned my proxy card, but I have changed my mind about how I want to vote. Can I revoke my proxy and change my vote?

Yes, if you are a record holder, you may revoke a previously submitted proxy and change your vote by:

•	delivering a written notice of revocation to Walmart’s Corporate Secretary at the address provided in the Notice of 2015 Annual Shareholders’ Meeting included in this proxy statement before the polls close for voting at the 2015 Annual Shareholders’ Meeting;

•	signing a proxy bearing a later date than the proxy being revoked and delivering it to Walmart’s Corporate Secretary at the address provided in the Notice of 2015 Annual Shareholders’ Meeting included in this proxy statement before the polls close for voting at the 2015 Annual Shareholders’ Meeting; or

•	voting in person at the 2015 Annual Shareholders’ Meeting.

If your Shares are held in street name through a broker, bank, or other nominee, you should contact the record holder of your Shares regarding how to revoke your voting instructions.

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13.	Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Shareholders’ Meeting to be held on June 5, 2015. This year, we are again taking advantage of the rules of the SEC that allow us to furnish our proxy materials over the internet. As a result, we are mailing a notice of availability of the proxy materials on the internet, rather than a full paper set of the proxy materials, to many of our shareholders. This notice of availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

14.	How can I access the proxy materials over the internet? How can I elect to receive proxy materials for future annual meetings electronically? How can I request a paper copy of the proxy materials?

Accessing the Proxy Materials on the Internet. You can access the proxy statement and the Annual Report to Shareholders in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports. In accordance with the rules of the SEC, we do not use software that identifies visitors accessing our proxy materials on our website.

Electing to Receive Proxy Materials for Future Annual Shareholders’ Meetings Electronically. If you wish to join in Walmart’s sustainability efforts, you can instruct Walmart to deliver its proxy materials for future annual shareholders’ meetings to you electronically by e-mail. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it. You may choose this method of delivery in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports.

Obtaining a Paper Copy of the Proxy Materials. If you received a notice regarding the internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders in your notice. If you received an e-mail notification as to the availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders as part of that e-mail notification. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a notice of availability or an e-mail notification regarding the internet availability of the proxy materials.

15.	What should I do if I receive more than one notice of, or e-mail notification about, the internet availability of the proxy materials or more than one paper copy of the proxy materials?

Some shareholders may receive more than one notice of internet availability, more than one e-mail notification, or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold your Shares in more than one brokerage account, you may receive a separate notice of availability, a separate e-mail notification, or a separate voting instruction form for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, you may receive a separate notice of availability, a separate e-mail notification, or a separate set of paper proxy materials and proxy card for each name in which you hold Shares. To vote all of your Shares, you must complete, sign, date, and return each proxy card you receive or vote the Shares to which each proxy card relates by telephone, internet, or mobile device as described above, or vote in person as described above. If you have Shares held in one or more “street names,” you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold Shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote in person at the 2015 Annual Shareholders’ Meeting).

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16.	What is householding and how can I opt-out or enroll?

If you are a beneficial owner of Shares, your bank, broker, or other nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting their bank, broker, or other nominee. Alternatively, if you wish to receive a separate set of proxy materials for the 2015 Annual Shareholders’ Meeting, we will deliver them promptly upon request made by writing to the Global Investor Relations team at the address at the top of page 5 above.

17.	How can I attend the 2015 Annual Shareholders’ Meeting? What do I need to bring?

IMPORTANT NOTICE: If you plan to attend the 2015 Annual Shareholders’ Meeting in person, you must follow the instructions below to gain admission.

Only shareholders who owned Shares as of the close of business on April 10, 2015 are entitled to attend the 2015 Annual Shareholders’ Meeting. You will be admitted to the 2015 Annual Shareholders’ Meeting only if you present valid proof of Share ownership as described below and photo identification (such as a valid driver’s license or passport) at an entrance to Bud Walton Arena, the facility at which the 2015 Annual Shareholders’ Meeting is to be held.

•	If your Shares are registered in your name and you received your proxy materials by mail, you should bring the proxy statement you received in the mail or the proxy card that you received in the mail (or, if you have already completed and returned your proxy card, the top part of the proxy card marked “keep this portion for your records”) to the 2015 Annual Shareholders’ Meeting.

•	If your Shares are registered in your name and you received a notice of internet availability of the proxy materials in the mail, you should bring that notice of internet availability with you to the 2015 Annual Shareholders’ Meeting.

•	If you received an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website, bring that e-mail with you to the 2015 Annual Shareholders’ Meeting.

•	If you are a beneficial owner of Shares and your Shares are held in street name as described above, you will be admitted to the 2015 Annual Shareholders’ Meeting only if you present either a valid legal proxy from your bank, broker, or other nominee as to your Shares, the notice of internet availability of the proxy materials (if you received one), a voting instruction form that you received from your bank, broker, or other nominee (if you have not already completed and returned the voting instruction form), or a recent bank, brokerage, or other statement showing that you owned Shares as of the close of business on April 10, 2015.

•	Each shareholder may appoint only one proxy holder or representative to attend the meeting on behalf of such shareholder.

The use of cameras, camcorders, videotaping equipment, and other recording devices will not be permitted in Bud Walton Arena. Attendees may not bring into the arena large packages or other material that could pose a safety or disruption hazard (e.g., fireworks, noisemakers, horns, confetti, etc.). Photographs and videos taken at the 2015 Annual Shareholders’ Meeting may be used by Walmart. By attending the 2015 Annual Shareholders’ Meeting, you will be agreeing to Walmart’s use of those photographs and waive any claim or rights with respect to those photographs and videos and their use.

18.	I am unable to attend the meeting in person. Can I view the meeting via webcast?

Yes. If you are unable to attend the 2015 Annual Shareholders’ Meeting in person, we invite you to view a live webcast of the meeting at http://stock.walmart.com/annual-reports. The webcast of the 2015 Annual Shareholders’ Meeting will be available for viewing on our corporate website for a limited time after the meeting.

19.	When will the company announce the voting results?

We will announce the outcome of each proposal voted on at the 2015 Annual Shareholders’ Meeting at the conclusion of that meeting. We will report the preliminary voting results in a press release on or before June 8, 2015, which will be available on our corporate website, and report the official voting results in a filing with the SEC on or before June 11, 2015.

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SUBMISSION OF SHAREHOLDER PROPOSALS

If you wish to submit a proposal for possible inclusion in our proxy statement relating to our 2016 Annual Shareholders’ Meeting, send the proposal, by registered, certified, or express mail to:

Gordon Y. Allison, Vice President and General Counsel,

Corporate Division

Wal-Mart Stores, Inc.

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

Shareholder proposals intended for inclusion in our proxy statement for the 2016 Annual Shareholders’ Meeting in accordance with the SEC’s Rule 14a-8 under the Exchange Act must be received by our company in the manner described above no later than the close of business on December 24, 2015. Any shareholder proposal received by the company after that date will not be included in the company’s proxy statement relating to the 2016 Annual Shareholders’ Meeting. Further, all proposals submitted for inclusion in the company’s proxy statement relating to the 2016 Annual Shareholders’ Meeting must comply with all of the requirements of SEC Rule 14a-8.

Shareholders who wish to bring business before Walmart’s 2016 Annual Shareholders’ Meeting, other than through a shareholder proposal pursuant to the SEC’s rules, or nominate a person for election as a director, must notify the Corporate Secretary of our company in writing and provide the information required by the provision of the Bylaws dealing with business at annual and special meetings. Under the Bylaws, the notice must be delivered to or mailed and received at Walmart’s principal executive offices not less than 90 nor more than 120 days prior to the one-year anniversary of the 2015 Annual Shareholders’ Meeting (assuming the 2015 Annual Shareholders’ Meeting is held on June 5, 2015, no later than March 7, 2016 and no earlier than February 6, 2016), unless the date of the 2016 Annual Shareholders’ Meeting is more than 30 days before or more than 60 days after such anniversary date, in which case such notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 120 days prior to the date of the 2016 Annual Shareholders’ Meeting nor less than the later of 90 days prior to the date of the 2016 Annual Shareholders’ Meeting or the tenth day following the day on which a public announcement of the 2016 Annual Shareholders’ Meeting is made. The requirements for such notice are set forth in the Bylaws, a copy of which can be found on our corporate website at http://stock.walmart.com/corporate-governance/governance-documents. The Board periodically reviews the Bylaws, as in effect from time to time, and approves amendments as it deems appropriate. Any amendments to the Bylaws will be reported in a filing with the SEC, as required by Form 8-K, and the amended Bylaws will be filed as an exhibit to an SEC filing and posted on our corporate website at the web address above.

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TABLE OF ABBREVIATIONS

The following abbreviations are used for certain terms that appear in this proxy statement:

2010 Stock Incentive Plan: the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010, as amended and restated effective August 12, 2013.

2015 Stock Incentive Plan: the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, as amended and restated by action of the Board on February 6, 2015, subject to shareholder approval at the 2015 Annual Shareholders’ Meeting.

2014 Annual Shareholders’ Meeting: Walmart’s Annual Shareholders’ Meeting held on June 6, 2014

2015 Annual Shareholders’ Meeting: Walmart’s Annual Shareholders’ Meeting to be held on June 5, 2015

2016 Annual Shareholders’ Meeting: Walmart’s Annual Shareholders’ Meeting to be held in 2016

401(k) Plan: the Walmart 401(k) Plan

Annual Report to Shareholders: Walmart’s Annual Report to Shareholders for fiscal 2015

Associate: an employee of Walmart or one of its consolidated subsidiaries

Audit Committee: the Audit Committee of the Board

Board: the Board of Directors of Walmart

Board committees: the Audit Committee, the CNGC, the Executive Committee, the Global Compensation Committee, the SPFC, and the TeCC

Broadridge: Broadridge Financial Solutions, Inc., representatives of which will serve as the inspectors of election at the 2015 Annual Shareholders’ Meeting

Bylaws: the amended and restated Bylaws of Walmart, effective as of June 5, 2014

CD&A: the Compensation Discussion and Analysis included in this proxy statement

CEO: the Chief Executive Officer of a company

CFO: the Chief Financial Officer of a company

CNGC: the Compensation, Nominating and Governance Committee of the Board

Deferred Compensation Matching Plan or DCMP: the Wal-Mart Stores, Inc. Deferred Compensation Matching Plan, as adopted effective February 1, 2012, and which replaced the Officer Deferred Compensation Plan

Director Compensation Deferral Plan: the Wal-Mart Stores, Inc. Director Compensation Deferral Plan, effective June 4, 2010

EY: Ernst & Young LLP, an independent registered public accounting firm

Exchange Act: the Securities Exchange Act of 1934, as amended

Executive Committee: the Executive Committee of the Board

Executive Officers: those senior officers of our company determined by the Board to be executive officers (as defined by Rule 3b-7 under the Exchange Act) as to whom Walmart has certain disclosure obligations and who must report certain transactions in equity securities of our company under Section 16

Fiscal 2018, fiscal 2017, fiscal 2016, fiscal 2015, fiscal 2014, fiscal 2013, fiscal 2012, and fiscal 2011: Walmart’s fiscal years ending January 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012, and 2011, respectively

GAAP: generally accepted accounting principles in effect in the United States

Global Compensation Committee or GCC: the Global Compensation Committee of the Board

Gross Merchandise Value or GMV: the total sales value of merchandise sold or transacted where the transaction originates online, excluding the sale of gift cards

Independent Directors: the Walmart directors whom the Board has determined have no material relationships with our company pursuant to the standards set forth in the NYSE Listed Company Rules and, as to members of the Audit Committee, who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act and, as to members of the CNGC, who meet the requirements of Section 10C of the Exchange Act and Rule 10C-1 under the Exchange Act

Internal Revenue Code: the Internal Revenue Code of 1986, as amended

Management Incentive Plan or MIP: the Wal-Mart Stores, Inc. Management Incentive Plan, as amended effective February 1, 2013

Named Executive Officers or NEOs: Walmart’s President and CEO, Walmart’s CFO, the next three most highly compensated Executive Officers other than our CEO and CFO during fiscal 2015, and the Executive Vice President, President and CEO, Global eCommerce during fiscal 2015, whom Walmart is voluntarily including as an NEO in this proxy statement

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NYSE: the New York Stock Exchange

NYSE Listed Company Rules: the NYSE’s rules for companies with securities listed for trading on the NYSE, including the continual listing requirements and rules and policies on matters such as corporate governance, shareholder communication, and shareholder approval

Officer Deferred Compensation Plan or ODCP: the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan, amended and restated effective January 1, 2009, and which was replaced, effective February 1, 2012, with the Deferred Compensation Matching Plan

Outside Directors or Non-Management Directors: the members of the Board who are not employed by Walmart or a consolidated subsidiary of Walmart

Return on Investment or ROI: our adjusted operating income (operating income from continuing operations plus interest income, depreciation and amortization, and rent) for the fiscal year divided by average investment during that period. We consider average investment to be the average of our beginning and ending total assets of continuing operations plus average accumulated depreciation and amortization less average accounts payable and average accrued liabilities for that fiscal year, plus a rent factor equal to the rent for the fiscal year multiplied by a factor of eight. ROI, as used as a performance measure in our executive compensation program, is subject to certain adjustments.

SEC: the United States Securities and Exchange Commission

Section 16: Section 16 of the Exchange Act

SERP: the Wal-Mart Stores, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009, which was replaced, effective February 1, 2012, with the Deferred Compensation Matching Plan

Share or Shares: a share or shares of Walmart common stock, $0.10 par value per share

SOX: the Sarbanes-Oxley Act of 2002

SPFC: the Strategic Planning and Finance Committee of the Board

Stock Incentive Plan: the 2010 Stock Incentive Plan or the 2015 Stock Incentive Plan, as the context may require

Stock Purchase Plan: the Wal-Mart Stores, Inc. 2004 Associate Stock Purchase Plan, as restated effective February 1, 2004, and subsequently amended

TeCC: the Technology and eCommerce Committee of the Board

Walmart, our company, the company, we, our, or us: Wal-Mart Stores, Inc., a Delaware corporation and, where the context requires, its consolidated subsidiaries

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APPENDIX A

Wal-Mart Stores, Inc.

Stock Incentive Plan of 2015

(As amended and restated effective June 5, 2015)

1.1	Purpose and Effective Date. Wal-Mart Stores, Inc. (“Walmart”) believes it is important to provide incentives to Walmart’s Associates, and Non-Management Directors, through participation in the ownership of Walmart and otherwise. The Wal-Mart Stores, Inc. Stock Incentive Plan of 2015 was originally established under the name Wal-Mart Stores, Inc. Stock Incentive Plan of 1998 (“1998 Plan”). The 1998 Plan was amended, restated and renamed from time to time, and approved and re-approved by Walmart stockholders, as the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005 (“2005 Plan”) and the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010 (“2010 Plan”), as amended and restated in 2013 (“2013 Restatement”), and most recently as the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015 (“Plan”). The Plan, as heretofore amended, is hereby further amended and restated as set forth herein effective June 5, 2015. The purpose of the Plan is to provide incentives to certain Associates and Non-Management Directors to enhance their job performance, to motivate them to remain or become associated with Walmart and its Affiliates, and to increase the success of Walmart. The Plan is not limited to Associates who are executive officers of Walmart, but will be available to provide incentives to any Associate or Non-Management Director that the Committee believes has made or may make a significant contribution to Walmart or an Affiliate of Walmart.

Definitions

2.1	“Affiliate” means any corporation, partnership, limited liability company, business trust, other entity or other business association that is now or hereafter controlled by Walmart; provided that if a Plan Award provides for the deferral of compensation within the meaning of Code Section 409A, and if the applicable Notice of Plan Award does not contain a definition of “Affiliate” that satisfies the requirements of Code Section 409A, then for purposes of such Plan Award, “Affiliate” means the entity for which the Recipient performs services and with respect to which the legally binding right to deferred compensation arises, and all persons that would be considered a single employer with such entity under section 414(b) of the Code (employees of controlled group of corporations), or section 414(c) of the Code (employees of partnerships, etc. under common control); provided that the applicable standard of control for purposes of such determination shall be “at least 50 percent”; and provided further that the entity is one with respect to which Shares will qualify as “service recipient stock” under Code Section 409A.

2.2	“Associate” means any person employed by Walmart or any Affiliate.

2.3	“Board” means the Board of Directors of Walmart.

2.4	“Cause” means a Recipient’s commission of any act deemed inimical to the best interest of Walmart or any Affiliate, as determined in the sole discretion of the Committee.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6	“Committee” means the Compensation, Nominating and Governance Committee of the Board. Where the Compensation, Nominating and Governance Committee of the Board has delegated duties, powers or authority hereunder, the term “Committee” shall refer to the delegate.

2.7	“Continuous Status” means the absence of any interruption or termination of the employment relationship between an Associate and Walmart or an Affiliate or the absence of any termination of services as a Non-Management Director. Continuous Status shall not be considered interrupted in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by Walmart or an Affiliate; provided that leave does not exceed one year, unless re-employment upon the expiration of that leave is guaranteed by contract or law or unless provided otherwise by a policy of Walmart or an Affiliate. Notwithstanding the preceding definition, if a Plan Award provides for the deferral of compensation within the meaning of Code Section 409A, and if the applicable Notice of Plan Award does not define a term that is a “separation from service” within the meaning of Code Section 409A, then for purposes of such Plan Award the Recipient’s Continuous Status will terminate if it is reasonably anticipated that no further services would be performed by the Recipient after a certain date or that the level of bona fide services the Recipient would perform after such date (whether as an employee or as an independent contractor) would permanently decrease

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to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an Associate or Non-Management Director, or in any other capacity) over the immediately preceding 36-month period (or the full period of services to the Walmart or an Affiliate if the Recipient has been providing services to the Walmart or an Affiliate less than 36 months).

2.8	“Covered Employee” has the meaning set forth in Code Section 162(m)(3).

2.9	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

2.10	“Fair Market Value” means, as of any date, the closing sales price for a Share (a) on the NYSE (or if no trading in Shares occurred on that date, on the last day on which Shares were traded) or (b) if the Shares are not listed for trading on the NYSE, but if there is a public market for the Shares, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded (or if no trading in Shares occurred on that date, on the last day on which Shares were traded), or (c) as reported by the National Market System, or similar organization, or (d) if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (e) in the event that there is no public market for the Shares, the value of a Share as determined by the reasonable application of a reasonable valuation method, determined good faith by the Committee; provided that for purposes of tax withholding, for purposes of a “net exercise” procedure for Options, and for such other purposes as the Committee deems appropriate, the Committee may apply a different method for calculating Fair Market Value determined in good faith by the Committee for such purpose.

2.11	“Fiscal Year” means the 12-month period beginning on each February 1 and ending on the following January 31.

2.12	“Gross Misconduct” is conduct that the Committee determines is detrimental to the best interests of Walmart or any Affiliate. Examples of conduct detrimental to the best interests of Walmart or any Affiliate include, without limitation, violation of Walmart’s Statement of Ethics or other Walmart policy governing behavior while providing services to Walmart or an Affiliate, or applicable period thereafter, or theft, the commission of a felony or a crime involving moral turpitude, gross misconduct or similar serious offenses while providing services to Walmart or an Affiliate.

2.13	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

2.14	“Non-Management Director” means a member of the Board who is not employed by Walmart or a consolidated subsidiary of Walmart.

2.15	“Nonqualified Option” means an Option not intended to be treated as an Incentive Stock Option or that in fact does not qualify as an Incentive Stock Option.

2.16	“Notice of Plan Award” means the agreement or other document evidencing and governing any Plan Award.

2.17	“NYSE” means the New York Stock Exchange or any successor organization thereto.

2.18	“Option” means a stock option to acquire a certain number of the Subject Shares granted pursuant to the Plan.

2.19	“Parent/Subsidiary Corporation” means a “parent corporation” (within the meaning of Code Section 424(e)) or a “subsidiary corporation” (within the meaning of Code Section 424(f)) of Walmart, in each case determined as of the date of grant.

2.20	“Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of Walmart, of any Affiliate, or a division or unit thereof, or of an individual Recipient, or groups of Recipients, or of a store or groups of stores, using one or more of the Performance Measures selected by the Committee. Separate Performance Goals may be established by the Committee for Walmart or any Affiliate, or division or unit thereof, or an individual Recipient, or groups of Recipients, or of a store or groups of stores, using one or more of the Performance Measures selected by the Committee and different Performance Measures may be given different weights. The Performance Goals shall include one or more threshold Performance Goals under which no portion of the Plan Award shall become vested, be transferred, retained, or the value of which is to be paid as provided by the Plan and Notice of Plan Award, if the threshold goal or goals are not achieved. With respect to Recipients who are not Covered Employees, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate. The preceding sentence shall also apply to Covered Employees with respect to any Plan Awards not intended at the time of grant to be Qualified Performance Based Awards.

Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies, business units, divisions or individuals or a defined index. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following, to the extent determined by

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the Committee prior to the grant: changes in applicable accounting standards after the Performance Goal is established; realized investment gains and/or losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; investment returns relating to investment vehicles which are unaffiliated with a corporate or divisional operating strategy; bonus expense; the impact on pre-tax income of interest expense attributable to the repurchase of Shares; extraordinary dividends or stock dividends; the effect of corporate reorganizations or restructuring, spinoff, or a sale of a business unit; and other items as the Committee determines to be required so that the operating results of Walmart, a division, or an Affiliate shall be computed on a comparative basis from Performance Period to Performance Period; in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to Walmart’s financial statements, notes to Walmart’s financial statements, and/ or management’s discussion and analysis in Walmart’s financial statements. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

2.21	“Performance Measures” means one or more of the following criteria, on which Performance Goals may be based, each a “Performance Measure”: (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends or net of or including the after-tax cost of capital) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation and amortization (“EBITDA”); (b) gross or net revenue, or changes in annual revenues, same store sales, or comparable store sales, average ticket sales; (c) cash flow(s) (including either operating or net cash flows or free cash flows); (d) economic value added; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, (f) Share price or Share price appreciation; (g) market capitalization or changes in market capitalization; (h) earnings growth or growth in earnings per Share; (i) return measures, including financial return ratios, return or net return on assets, net assets, equity, investment, capital or gross sales, sales per square foot; (j) adjusted pre-tax margin; (k) pre-tax profits; (l) operating and gross margins; (m) operating profits; (n) operating or administrative expenses; (o) dividends; (p) net income or net operating income; (q) growth in operating earnings or growth in earnings per Share; (r) value of assets; (s) volume, unit volume, market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas, market capitalization or changes in market capitalization; (t) aggregate product price, including markdown goals, and other product measures; (u) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (v) reduction of losses, loss ratios or expense ratios; (w) reduction in fixed costs; (x) operating cost management and budget comparisons; (y) cost of capital; (z) debt reduction; (aa) balance sheet measures and financial ratings (including maintenance of specified credit availability levels, compliance with credit covenants, inventory measurements and receivables/payables metrics, credit rating, capital expenditures, debt, debt reduction, working capital, average invested capital, leverage ratio, coverage ratio); (bb) productivity improvements and store payroll goals (including stocking and other labor hours goals); (cc) average inventory turnover or inventory controls and net asset turnover; (dd) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures, including implementation or completion of strategic initiatives or critical projects; (ee) customer satisfaction based on specified objective goals or a Walmart-sponsored customer survey designed and administered by an independent surveyor, and customer growth, number of customers; (ff) employee diversity goals; (gg) employee engagement; (hh) employee turnover; (ii) specified objective social goals, including specified goals in corporate ethics and integrity; (jj) compliance objectives; (kk) environmental and health and safety goals and record; (ll) workers’ compensation goals; (mm) business integration; or (nn) succession plan development and implementation; (oo) store constructions, openings, remodels, and/or closings.

Performance Measures may be applied on a pre-tax or post-tax basis, and based upon the performance of Walmart, of any Affiliate, of a division thereof, or other business unit, or of an individual Recipient. The Committee may, at time of grant, in the case of a Plan Award intended to be a Qualified Performance Based Award, and in the case of other grants, at any time, provide that the Performance Goals for such Plan Award shall include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual nonrecurring gain or loss.

2.22	“Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Committee with respect to a Plan Award are to be measured. A Performance Period may be a 12-month period or a longer or shorter period.

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2.23	“Performance Share Unit,” “Performance Unit” or “PSU” means the right to receive the value of a Share, whether settled in Shares or in cash, upon attainment of specified Performance Goals. For Plan Awards granted prior to the 2013 Restatement, the term “Performance Share” referred to a Performance Share Unit (as defined above) payable in Shares, and “Performance Share Unit” referred to a Performance Share Unit (as defined above) to be settled in cash. To the extent that Notices of Plan Award granted prior to the 2013 Restatement use the term “Performance Share,” the term “Performance Share” as used in such Notices of Plan Award shall, without formal amendment, be deemed to refer to Performance Share Units (as defined above) payable in Shares. To the extent that Notices of Plan Award granted prior to the 2013 Restatement use the term “Performance Share Unit,” the term “Performance Share Unit” as used in such Notices of Plan Award shall, without formal amendment, be deemed to refer to Performance Share Units (as defined above) to be settled in cash.

2.24	“Plan” means this Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, as amended from time to time.

2.25	“Plan Award” means an award or right granted under the Plan consisting of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Unit, or Stock. The terms and conditions applicable to a Plan Award shall be set forth in the applicable Notice of Plan Award.

2.26	“Qualified Performance Based Award” means a Plan Award to a Covered Employee or to an Associate that the Committee determines may be a Covered Employee at the time Walmart or an Affiliate would be entitled to a deduction for such Plan Award, which is intended to provide “qualified performance-based compensation” within the meaning of Code Section 162(m). For any Performance Period for which a Plan Award is intended to be a Qualified Performance Based Award, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date 25% of the Performance Period has elapsed.

2.27	“Recipient” means an Associate or Non-Management Director who has received a Plan Award that has not yet been settled.

2.28	“Restricted Stock,” or “Restricted Shares” means Shares awarded to a Recipient pursuant to a Plan Award of Restricted Stock that are subject to a Restriction and all non-cash proceeds of those Shares that are subject to a Restriction.

2.29	“Restricted Stock Unit” or “RSU” means a right denominated in Shares, awarded under the Plan that, subject to Section 8.2, may result in payment to the Recipient in Shares or cash upon, but not before, the lapse of Restrictions related thereto. To the extent that Notices of Plan Award granted prior to the 2013 Restatement use the term “Restricted Stock Right,” the term “Restricted Stock Right” as used in such Notices of Plan Award shall, without formal amendment, be deemed to refer to Restricted Stock Units (as defined above) payable in Shares. To the extent that Notices of Plan Award granted prior to the 2013 Restatement use the term “Restricted Stock Unit,” the term “Restricted Stock Unit” as used in such Notices of Plan Award shall, without formal amendment, be deemed to refer to Restricted Stock Units (as defined above) to be settled in cash.

2.30	“Restriction” means any restriction on a Recipient’s free enjoyment of the Shares or other rights underlying a Plan Award. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Plan Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.31	“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

2.32	“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.33	“Section 16 Person” means any individual who is required to file reports under Section 16 of the Exchange Act.

2.34	“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations adopted thereunder.

2.35	“Share” means a share of the common stock, $.10 par value per share, of Walmart.

2.36	“Stock Appreciation Right” means a right granted to a Recipient pursuant to the Stock Appreciation Rights feature of the Plan.

2.37	“Subject Shares” means such term as defined in Section 3.1.

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Shares Subject to the Plan

3.1	Shares Subject to the Plan. Subject to Section 11.9, the sum of (a) 50,000,000 Shares plus (b) the number of remaining Shares under the 2005 Plan (not subject to outstanding Plan Awards and not delivered out of Shares reserved thereunder) as of the date of stockholder approval of the Plan (collectively, the “Subject Shares”) are reserved for delivery under the Plan. The Subject Shares may be authorized, but unissued Shares, treasury Shares held by Walmart or an Affiliate, or Shares acquired on the open market, including shares acquired on the open market by forwarding cash to an independent broker who will purchase Shares on behalf, and in the name of the Recipient. Shares reserved for delivery pursuant to a Plan Award or any rights thereto that expire, are forfeited or otherwise are no longer exercisable may be the subject of a new Plan Award.

Notwithstanding the foregoing, (a) Shares already owned by a Recipient and used to pay all or a portion of the exercise price of Shares subject to an Option, and (b) any other Shares reacquired by Walmart after such Shares have been issued (or, in the case of Open Market Shares, have been delivered), other than Restricted Stock that is forfeited or reacquired by Walmart without lapse of the Restrictions, shall not become Subject Shares to the extent such Shares are withheld, tendered, or reacquired by Walmart, or are otherwise no longer exercisable. For avoidance of doubt, pursuant to the preceding sentence, (i) when Stock Appreciation Rights are settled in shares, the full number exercised shall cease to be Subject Shares, (ii) when Options are “net exercised,” the full number exercised shall cease to be Subject Shares, and (iii) shares withheld to satisfy tax withholding obligations shall cease to be Subject Shares.

3.2	Limits on Shares. No Recipient may be granted a Plan Award denominated in Shares with respect to a number of Shares in any one Fiscal Year which when added to the Shares subject to any other Plan Award denominated in Shares granted to such Recipient in the same Fiscal Year would exceed 2,000,000 Shares; provided, however, that if the Performance Period applicable to a Plan Award exceeds twelve months, the 2,000,000 Share limit shall apply to each 12-month period in the Performance Period. If a Plan Award denominated in Shares is cancelled, the cancelled Plan Award continues to count against the maximum number of Shares for which a Plan Award denominated in Shares may be granted to a Recipient in any Fiscal Year. The Share limit shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 11.9.

Notwithstanding the foregoing, no Non-Management Director may be granted a Plan Award denominated in Shares with respect to a number of Shares in any one Fiscal Year which when added to the Shares subject to any other Plan Award denominated in Shares granted to such Non-Management Director in the same Fiscal Year would exceed a Share value of $500,000; provided, however, that if the Performance Period applicable to a Plan Award granted to a Non-Management Director exceeds twelve months, the $500,000 limit shall apply to each 12-month period in the Performance Period. For sake of clarity, the $500,000 annual limit on Shares subject to any Plan Award granted to a Non-Management Director applies to Options granted under Section 6.1, Stock granted under Section 7.1, Restricted Stock granted under Section 7.2, Restricted Stock Units granted under Section 8.1, Stock Appreciation Rights granted under Section 9.1, and Performance Units granted under Section 10.1, but shall not include any Shares granted in lieu of cash compensation earned by a Non-Management Director or any Shares received by a Non-Management Director in settlement a Plan Award pursuant to Sections 6.3, 7.4, 8.3, 9.5, and 10.6.

Administration

4.1	Administration. The Committee will administer the Plan and will grant all Plan Awards; provided that solely for purposes of granting Plan Awards to Non-Management Directors, “Committee” shall mean the full Board. The Plan and Plan Awards to Section 16 Persons shall be administered by the Committee in compliance with Rule 16b-3.

4.2	Duties and Powers. The Committee shall have these duties and powers as to the Plan:

(a)	to establish rules, procedures, and forms governing the Plan;

(b)	to interpret and apply the provisions of the Plan and any Plan Award;

(c)	to recommend amendments of the Plan to the Board;

(d)	to determine those individuals who will be Recipients and what Plan Awards will be made to them;

(e)	to set the terms and conditions of any Plan Award and to determine and certify whether, and the extent to which, any such terms and conditions have been satisfied;

(f)	to determine the Fair Market Value of the Shares for any purpose;

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(g)	to amend the terms of any Plan Award without the consent of the Recipient or any other person or to waive any conditions or obligations of a Recipient under or with respect to any Plan Award; provided that no amendment that, in the judgment of the Committee would materially adversely affect the Recipient shall be made without the Recipient’s consent; provided further that no amendment that changes the timing of taxation of the Plan Award shall be deemed to materially adversely affect the Recipient;

(h)	to make such adjustments or modifications to Plan Awards to Recipients who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish, amend and terminate sub-plans for individuals outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions to the extent permitted under local law;

(i)	to correct any defect or supply any omission; and

(j)	take any other action it deems necessary or advisable.

Notwithstanding the authority of the Committee under this Section 4.2 and notwithstanding any other discretionary power granted to the Committee under the Plan, except in connection with any corporate transaction involving Walmart, the terms of outstanding Plan Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Plan Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the prior approval of Walmart stockholders.

4.3	Delegation. Except for the administration of Qualified Performance Based Awards and matters under the Plan affected by Section 16 of the Exchange Act and the rules adopted thereunder, the Committee may delegate ministerial duties under the Plan (including but not limited to the duties described in Section 4.2(h)) to one or more administrators, who may be Associates of Walmart, and may delegate non-ministerial duties to an officer of Walmart; provided that the delegate of non-ministerial duties (a) shall not be authorized to make Plan Awards to himself or herself, and (b) in any Fiscal Year shall not make Plan Awards in excess of 100,000 Shares in the aggregate or 1,000 Shares to any one Recipient.

The Committee has delegated its powers, duties, and authority under the Plan (including the power to delegate, but not including the power to recommend amendments under Section 4.2(c)) with respect to Associates who are not Section 16 Persons, and other than Covered Employees whose awards are intended to be Qualified Performance Based Awards, to the Global Compensation Committee of the Board.

The Board may also delegate administration of the Plan or a particular feature of the Plan to another Committee of the Board.

Any delegated authority, duty or power may be revoked at any time by the delegator as it deems appropriate. Any delegated authority, duty or power may be exercised by the delegator as well as the delegate; provided, however, that in the event of any conflict between the exercise of any authority, duty or power by the delegator and the exercise of any authority, duty or power by the delegate, the exercise by the delegator shall govern.

4.4	Determinations Binding. All actions taken or determinations made by the Committee, in good faith, with respect to the Plan, a Plan Award or any Notice of Plan Award shall not be subject to review by anyone, but shall be final, binding and conclusive upon all persons interested in the Plan or any Plan Award.

Participation

5.1	All Associates and Non-Management Directors who the Committee determines have the potential to contribute significantly to the success of Walmart or an Affiliate, are eligible to participate in the Plan, except that Non-Management Directors may not receive Incentive Stock Options. An Associate may be granted one or more Plan Awards, unless prohibited by applicable law and subject to the limitations under Code Section 422 with respect to Incentive Stock Options. For any Performance Period for which Plan Awards are intended to be Qualified Performance Based Awards, the Committee shall designate the Associates eligible to be granted Plan Awards no later than the 90th day of the Fiscal Year (or in the case of a Performance Period other than a Fiscal Year, after not later than the date 25% of the Performance Period has elapsed).

Stock Options

6.1	Term of Options. Walmart may grant Options covering Subject Shares to Associates and Non-Management Directors. The term of each Option shall be the term stated in the Notice of Plan Award; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than 10 years from the date of grant unless the Incentive Stock Option is granted to a Recipient

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who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of Walmart or any Parent/Subsidiary Corporation, in which case the term may not exceed 5 years from the date of grant.

Each Option shall be a Nonqualified Option unless designated otherwise in the Notice of Plan Award. Notwithstanding the designation of an Option, if the aggregate Fair Market Value of Shares subject to Incentive Stock Options that are exercisable for the first time by a Recipient during a calendar year exceeds $100,000 (whether due to the terms of the Plan Award, acceleration of exercisability, miscalculation or error), or if such Option for any other reason fails to qualify as an Incentive Stock Option, the excess Options shall be treated as Nonqualified Options.

6.2	Option Exercise Price and Consideration. The per Share exercise price of an Option shall be determined by the Committee in its discretion, except that the per Share exercise price for an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant except that, with respect to an Incentive Stock Option granted to an Associate who owns stock representing more than 10% of the voting power of all classes of stock of Walmart or any Parent/Subsidiary Corporation at the time of the grant, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant. The type of consideration in which the exercise price of an Option is to be paid shall be determined by the Committee in its discretion, and, in the case of an Incentive Stock Option, shall be determined at the time of grant.

6.3	Exercise of Options. An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to Walmart in accordance with the Option’s terms and Walmart receives full payment for the Shares as to which the Option is exercised or other provision for such payment is made in accordance with rules and procedures established by the Committee from time to time. Except with respect to Incentive Stock Options, such rules and procedures may include procedures for a “net-share settlement” method of exercise, under which, subject to the method requirements in the rules and procedures, the Recipient provides an irrevocable notice of exercise of the Option and Walmart retains a number of Shares sufficient to cover the exercise price and the minimum required withholding, and delivers the net number of Shares to the Recipient. In addition, if determined by the Committee in its discretion, which may be applied differently among Recipients or Plan Awards, an Option will be deemed exercised by the Recipient (or in the event of the death of the Recipient then by the person authorized to exercise the Recipient’s Option under Section 11.6) on the expiration date of the Option, or if the NYSE is not open on the expiration date, on the last day prior to the expiration date on which the NYSE is open, using a net share settlement method of exercise to the extent that as of such expiration date the Option is vested and exercisable and the per Share exercise price of the Option is below the Fair Market Value of a Share on such expiration date.

6.4	Termination of Employment. If a Recipient’s Continuous Status is terminated for any reason other than Cause, the Recipient may exercise Options that are not subject to Restrictions as of the termination date to the extent set out in the Recipient’s Notice of Plan Award. Incentive Stock Options may be exercised only within 60 days (or other period of time determined by the Committee at the time of grant of the Option and not exceeding 3 months) after the date of the termination (but in no event later than the expiration date of the term of that Option as set forth in the Notice of Plan Award), and only to the extent that Recipient was entitled to exercise the Incentive Stock Option at the date of that termination. To the extent the Recipient is not entitled to or does not exercise an Option at the date of that termination or within the time specified herein or in the Notice of Plan Award, the Option shall terminate. In addition, the Recipient’s right to exercise Options will be tolled pending any period initiated by the Committee to determine the existence of Cause with respect to the Recipient regardless of whether the commencement of such period is prior to, coincident with, or subsequent to the termination of the Recipient’s Continuous Status. If the Committee determines there is no Cause, then the tolling period will end and the Recipient’s right to exercise Options will be reinstated; provided, however, in no event will the exercise date of an Option be later than the earlier of (a) 90 days following the termination of the Recipient’s Continuous Status plus the tolling period, or (b) the expiration date of the Option as set forth in the Notice of Plan Award. Notwithstanding any provision in the Plan to the contrary, an Associate’s Continuous Status is not terminated for purposes of the Associate’s Options if immediately upon the termination of the Associate’s employment relationship with Walmart or an Affiliate the Associate becomes a Non-Management Director.

6.5	Administrative Suspension from Employment. During a period for which the Recipient is subject to administrative suspension from employment, the Recipient’s right to exercise Options will be suspended. If upon the conclusion of the administrative suspension the Recipient returns to employment, then the Recipient’s right to exercise Options

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will be reinstated subject to Restrictions set forth in the Notice of Plan Award; provided, however, in no event will the exercise date of an Option be later than the expiration date of the term of that Option as set forth in the Notice of Plan Award.

6.6	Disability of Recipient. Notwithstanding the provisions of Section 6.4, in the case of an Associate’s Incentive Stock Option, if the Recipient’s Continuous Status is terminated as a result of his or her total and permanent disability (as defined in Code Section 22(e)(3)), the Recipient may, but only within 12 months from the date of that termination (but in no event later than the expiration date of the term of that Option as set forth in the Notice of Plan Award), exercise an Incentive Stock Option to the extent otherwise entitled to exercise it at the date of that termination. To the extent the Recipient is not entitled to exercise an Incentive Stock Option at the date of termination, or if Recipient does not exercise that Incentive Stock Option to the extent so entitled within the time specified herein, the Incentive Stock Option shall terminate.

6.7	Non-transferability of Options. An Option may not be sold, pledged, hedged, assigned, hypothecated, transferred or disposed of in any manner except by testamentary devise or by the laws of descent or distribution or, in those circumstances expressly permitted by the Committee, to a Permitted Transferee. For this purpose, a “Permitted Transferee” means any member of the Immediate Family of the Recipient, any trust of which all of the primary beneficiaries are the Recipient or members of his or her Immediate Family or any partnership of which all of the partners or members are the Recipient or members of his or her Immediate Family. The “Immediate Family” of a Recipient means the Recipient’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, or the spouse of any of the foregoing individuals.

6.8	Withholding. The Committee may withhold, or provide for the payment of, any amounts necessary to collect any withholding taxes upon any taxable event relating to an Option in accordance with Section 11.10 except to the extent otherwise provided under Section 6.3.

Shares and Restricted Stock

7.1	Grant of Shares. Walmart may grant Shares without Restrictions or payment to those Non-Management Directors as the full Board may determine in its sole discretion.

7.2	Grant of Restricted Stock. Walmart may grant Restricted Stock to those Associates and Non-Management Directors as the Committee may select in its sole discretion. Each Plan Award of Restricted Stock shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and any other terms and conditions as the Committee may determine in its discretion.

7.3	Dividends; Voting. While any Restriction applies to any Recipient’s Restricted Stock, (a) unless the Committee provides otherwise, the Recipient shall receive the dividends paid on the Restricted Stock and shall not be required to return those dividends to Walmart in the event of the forfeiture of the Restricted Stock, (b) the Recipient shall have the right to, subject to all Restrictions then existing as to the Recipient’s Restricted Stock, receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of Walmart, which proceeds shall automatically and without need for any other action become Restricted Stock and be delivered as provided in Section 7.4, and (c) the Recipient shall be entitled to vote the Restricted Stock during the Restriction period.

7.4	Delivery of Shares. Subject to any deferral election under Section 7.8, a Share will be delivered to the Recipient upon, or as soon as practicable after, the lapse of the Restrictions on a Share of Restricted Stock. Shares awarded under Section 7.1 shall be delivered immediately upon issuance of any such Plan Award. During the period of Restriction applicable to Restricted Stock, the Recipient shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber the Restricted Stock or any interest therein. As a result of the retention of rights in the Restricted Stock by Walmart, except as required by any law, neither any Shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hedge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

7.5	Forfeiture. Unless expressly provided for in the Plan Award, any Restricted Stock held by the Recipient at the time the Recipient ceases to be an Associate or Non-Management Director for any reason shall be forfeited by the Recipient to Walmart and automatically re-conveyed to Walmart.

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7.6	Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to a Plan Award or the exercise or settlement thereof.

7.7	Evidence of Share Ownership. The Restricted Stock will be book-entry Shares held for the benefit of the Recipient with stop transfer instructions on Walmart’s stop transfer records until the Restrictions lapse, at which time Walmart will remove stop transfer instructions from the Shares on its stock transfer records.

7.8	Deferral of Shares or Restricted Stock. At the time of grant of Shares or Restricted Stock (or at such earlier or later time as the Committee determines to be appropriate in light of the provisions of Code Section 409A) the Committee may permit a Recipient of a Plan Award of Shares or a Plan Award of Restricted Stock to defer his or her Stock or Restricted Stock in accordance with rules and procedures established by the Committee. Alternatively, the Committee may, in its discretion and at the times provided above, permit an individual who would have been a Recipient of a Plan Award of Shares or a Plan Award of Restricted Stock to elect instead to receive an equivalent Plan Award of Restricted Stock Units to be settled in Shares and may permit the Recipient to elect to defer receipt of Shares under such Plan Award of Restricted Stock Units in accordance with Section 8.7.

Restricted Stock Units

8.1	Grant of Restricted Stock Units. Walmart may grant Restricted Stock Units to those Associates and Non-Management Directors as the Committee may select in its sole discretion. Each Plan Award of Restricted Stock Units shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and the Notice of Plan Award, as the Committee may determine in its discretion. The Restrictions imposed shall take into account potential tax treatment under Code Section 409A.

8.2	Beneficial Ownership. Until the Restricted Stock Unit is released from Restrictions and settled in Shares or cash, the Recipient shall not have any beneficial ownership in any Shares subject to the Restricted Stock Unit, nor shall the Recipient have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Restricted Stock Unit or any interest therein. Except as required by any law, no Restricted Stock Unit nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hedge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

8.3	Settlement of Restricted Stock Units. Upon the lapse of the Restrictions, the Recipient of Restricted Stock Units shall, except as noted below, be entitled to receive, as soon as administratively practical, (a) that number of Shares subject to the Plan Award that are no longer subject to Restrictions, (b) in cash in an amount equal to the Fair Market Value of the number of Shares subject to the Plan Award that are no longer subject to Restrictions, or (c) any combination of cash and Shares, as the Committee shall determine in its sole discretion and specify at the time the Plan Award is granted. Where in the judgment of the Committee, it is in the interests of Walmart to do so, a grant of Restricted Stock Units may provide that Walmart or an Affiliate may purchase Shares on the open market on behalf of a Recipient in accordance with Section 11.1 (“Open Market Shares”).

8.4	Forfeiture. Restricted Stock Units and the entitlement to Shares, cash, or any combination thereunder will be forfeited and all rights of an Associate or Non-Management Director to such Restricted Stock Units and the Shares thereunder will terminate if the applicable Restrictions are not satisfied.

8.5	Limitation of Rights. A Recipient of Restricted Stock Units is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan. The Committee may, however, provide in the Notice of Plan Award that the Recipient shall be entitled to receive dividend equivalent payments on Restricted Stock Units, on such terms and conditions as the Notice of Plan Award shall specify.

8.6	Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to Restricted Stock Units.

8.7	Deferral of Restricted Stock Units. At the time of grant of Restricted Stock Units (or at such earlier or later time as the Committee determines to be appropriate in light of the provisions of Code Section 409A) the Committee may permit the Recipient to elect to defer receipt of the Shares or cash to be delivered upon lapse of the Restrictions applicable to the Restricted Stock Units in accordance with rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A, and may provide for payment in Shares or cash.

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Stock Appreciation Rights

9.1	Grant. Walmart may grant Stock Appreciation Rights to those Associates and Non-Management Directors as the Committee selects in its sole discretion, on any terms and conditions the Committee deems desirable. A Recipient granted a Stock Appreciation Right will be entitled to receive payment as set forth in the Notice of Plan Award in an amount equal to (a) the excess of the Fair Market Value of a Share on the date on which the Recipient properly exercises Stock Appreciation Rights that are no longer subject to Restrictions over the Fair Market Value of a Share on the date of grant of the Recipient’s Stock Appreciation Rights, (b) a predetermined amount that is less than that excess, or (c) with respect to Recipients who are exempt from U.S. taxation and who are expected to remain exempt from U.S. taxation until the Plan Award is settled, any other amount as may be set by the Committee, multiplied by the number of Stock Appreciation Rights as to which the Recipient exercises the Stock Appreciation Right. The Committee may provide that payment with respect to an exercised Stock Appreciation Right may occur on a date which is different than the exercise date, and may provide for additional payment in recognition of the time value of money and any delay between the exercise date and the payment date.

9.2	Award Vesting and Forfeiture. The Committee shall establish the Restrictions, if any, applicable to Stock Appreciation Rights. Stock Appreciation Rights and the entitlement to Shares thereunder will be forfeited and all rights of the Recipient to such Stock Appreciation Rights and the Shares thereunder will terminate if any applicable Restrictions in the Plan or Notice of Plan Award are not satisfied.

9.3	Beneficial Ownership. The Recipient of any Stock Appreciation Rights shall not have any beneficial ownership in any Shares subject to such Plan Awards until Shares are delivered in satisfaction of the Plan Award nor shall the Recipient have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Stock Appreciation Rights or any interest therein. Except as required by any law, neither the Stock Appreciation Rights nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hedge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

9.4	Election to Receive Payments. A Recipient of a Stock Appreciation Right may elect to receive a payment to which the Recipient is entitled under the Plan Award by giving notice of such election to the Committee in accordance with the rules established by the Committee. In addition, if determined by the Committee in its discretion, which may be applied differently among Recipients or Plan Awards, a Stock Appreciation Right will be deemed exercised by the Recipient (or in the event of the death of the Recipient then by the person authorized to exercise the Recipient’s Stock Appreciation Right under Section 11.6) on the expiration date of the Stock Appreciation Right, or if the NYSE is not open on the expiration date, on the last day prior to the expiration date on which the NYSE is open, to the extent that as of such expiration date the Stock Appreciation Right is vested and exercisable and to the extent that, if the Recipient exercised such Stock Appreciation Right, the Recipient would receive a payment under Section 9.5.

9.5	Payments to Recipients. Subject to the terms and conditions of the Notice of Plan Award granting the Stock Appreciation Rights, a payment to a Recipient with respect to Stock Appreciation Rights may be made (a) in cash, (b) in Shares having an aggregate Fair Market Value on the date on which the Stock Appreciation Rights are settled equal to the amount of the payment to be made under the Plan Award, or (c) any combination of cash and Shares, as the Committee shall determine in its sole discretion and specify at the time the Plan Award is granted. The Committee shall not make any payment in Shares if such payment would result in any adverse tax or other legal effect as to this Plan or Walmart.

9.6	Termination of Continuous Status. If a Recipient’s Continuous Status is terminated for any reason other than Cause, then, Recipient may elect payment with respect to Stock Appreciation Rights that are not subject to Restrictions as of the termination date to the extent set out in the Recipient’s Notice of Plan Award. To the extent the Recipient is not entitled to or does not elect payment with respect to a Stock Appreciation Right at the date of termination or within the time specified herein or in the Notice of Plan Award, the Stock Appreciation Right shall terminate. In addition, the Recipient’s right to exercise Stock Appreciation Rights will be tolled pending any period initiated by the Committee to determine the existence of Cause with respect to the Recipient regardless of whether the commencement of such period is prior to, coincident with, or subsequent to the termination of the Recipient’s Continuous Status. If the Committee determines there is no Cause, then the tolling period will end and the Recipient’s right to elect payment of Stock Appreciation Rights will be reinstated; provided, however, in no event will the exercise date of a Stock Appreciation

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Right be later than the earlier of (a) 90 days following the termination of the Recipient’s Continuous Status plus the tolling period, or (b) the expiration date of the Stock Appreciation Right as set forth in the Notice of Plan Award. Notwithstanding any provision in the Plan to the contrary, an Associate’s Continuous Status is not terminated for purposes of the Associate’s Stock Appreciation Rights if immediately upon the termination of the Associate’s employment relationship with Walmart or an Affiliate the Associate becomes a Non-Management Director.

9.7	Administrative Suspension from Employment. During a period for which the Recipient is subject to administrative suspension from employment, the Recipient’s right to elect payment of Stock Appreciation Rights will be suspended. If upon the conclusion of the administrative suspension the Recipient returns to employment, then the Recipient’s right to elect payment of Stock Appreciation Rights will be reinstated subject to Restrictions set forth in the Notice of Plan Award; provided, however, in no event will the date of the payment election be later than the expiration date of the term of the Stock Appreciation Right as set forth in the Notice of Plan Award.

9.8	Limitation of Rights. A Recipient of Stock Appreciation Rights is not entitled to any rights of a holder of the Shares (e.g., voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan.

9.9	Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to the Stock Appreciation Rights.

9.10	Deferral of Stock Appreciation Rights. At the time of grant of a Plan Award of Stock Appreciation Rights the Committee may permit a Recipient who is exempt from U.S. taxation and who is expected to remain exempt from U.S. taxation until the Plan Award is settled to elect to defer the Shares or cash to be delivered in settlement of a Stock Appreciation Right in accordance with rules and procedures established by the Committee.

Performance Units

10.1	Grant. Walmart may grant Performance Units to those Associates and Non-Management Directors as it may select in its sole discretion, on any terms and conditions the Committee deems desirable. Each Plan Award of Performance Units shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and Notice of Plan Award.

10.2	Performance Goals. The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Units that will be earned by the Recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target and maximum performance levels, with the number of Performance Units to be earned tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No Performance Units will be earned if the threshold performance level is not attained.

10.3	Beneficial Ownership. The Recipient of Performance Units shall not have any beneficial ownership in any Shares subject to the Performance Units unless and until Shares are delivered in satisfaction of the Performance Units nor shall the Recipient have the right to sell, transfer, assign, convey, pledge, hedge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Performance Units or any interest therein. Except as required by any law, neither the Performance Units nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

10.4	Determination of Achievement of Performance Goals. The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

10.5	Settlement of Performance Units. After the applicable Performance Period has ended, the Recipient of Performance Units shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Performance Units.
The Committee may, in its sole discretion, reduce, eliminate or increase any amount of Shares or cash earned under Performance Units for any individual or group, except that such amount of Shares or cash intended to be a Qualified Performance Based Award may not be increased above the amount provided in the Notice of Plan Award. Unless deferred in accordance with Section 10.9, Performance Units shall be settled as soon as practicable after the Committee determines and certifies the degree of attainment of Performance Goals for the Performance Period.

The Committee shall have the discretion and authority to make adjustments to any Performance Units in circumstances where, during the Performance Period: (a) a Recipient leaves Walmart or an Affiliate and is subsequently rehired; (b) a Recipient transfers between positions with

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different incentive percentages or Performance Goals; (c) a Recipient transfers to a position not eligible to participate in the Plan; (d) a Recipient becomes eligible, or ceases to be eligible, for an incentive from another incentive plan maintained by Walmart or an Affiliate; (e) a Recipient is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the Plan; provided however, that the Committee shall not be authorized to increase the amount of Performance Units payable to a Covered Employee that would otherwise be payable if the amount was intended to be Qualified Performance Based Award.

10.6	Payments to Recipients. Subject to the terms and conditions of the Notice of Plan Award, payment to a Recipient with respect to Performance Units may be made (a) in Shares, (b) in cash or by check equal to the Shares’ Fair Market Value on the date the Performance Units are settled, or (c) any combination of cash and Shares, as the Committee shall determine at any time in its sole discretion.

10.7	Limitation of Rights. A Recipient of Performance Units is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of Shares pursuant to the settlement of the Plan Award (if the Plan Award is settled in Shares). No dividend equivalents will be paid with respect to Performance Units.

10.8	Withholding. The Committee may withhold in accordance with Section 11.10 any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Units.

10.9	Deferral of Shares or Cash Payout. At the time of grant of Performance Units (or at such earlier or later time as the Committee determines to be appropriate in light of Code Section 409A) the Committee may permit the Recipient to elect to defer delivery of Shares (or payment of cash) with respect to the Plan Award in accordance with such rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.

Miscellaneous

11.1	Issuance of Stock Certificates; Book-Entry; or Purchase of Shares.

(a)	If a Recipient has the right to the delivery of any Shares pursuant to any Plan Award, Walmart shall issue or cause to be issued a stock certificate or a book-entry crediting Shares to the Recipient’s account promptly upon the exercise of the Plan Award or the right arising under the Plan Award.

(b)	A Recipient’s right to Open Market Shares pursuant to settlement of a Plan Award of Restricted Stock Units or Performance Units shall not be satisfied by Walmart’s delivery of Shares but rather Walmart or an Affiliate shall purchase the Shares on the open market on behalf of the Recipient by forwarding cash to an independent broker who will in turn purchase the Shares on the open market on behalf, and in the name, of the Recipient.

11.2	Compliance with Code Section 162(m).

(a)	To the extent awards to Covered Employees are intended to be Qualified Performance Based Awards, the material terms of the Performance Goals under which awards are paid (and any material changes in material terms) shall be disclosed to and approved by Walmart’s stockholders in a separate vote. Material terms include the eligible Recipients specified in Section 5.1, the Performance Measures pursuant to which the Performance Goals are set, and the maximum amount of compensation that could be paid to any Covered Employee or the formula used to calculate the amount of compensation to be paid to the Covered Employee if the Performance Goal is attained.

(b)	Performance Measures must be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Measures. If applicable laws change to permit Committee discretion to alter the governing Performance Measures without conditioning deductibility on obtaining stockholder approval (or reapproval) of any changes, the Committee shall have sole discretion to make changes without obtaining stockholder approval or reapproval.

(c)	Whenever the Committee determines that it is advisable to grant or pay awards that do not qualify as Qualified Performance Based Awards, the Committee may make grants or payments without satisfying the requirements of Code Section 162(m).

(d)	The Committee may, but shall not be required to, establish rules and procedures providing for the automatic deferral of Shares or other Plan payouts of Recipients who are Covered Employees as necessary to avoid a loss of deduction under Code Section 162(m)(1).

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11.3	Termination of Employment or Interruption or Termination of Continuous Status. Except as otherwise expressly set forth in the Plan, the Committee shall determine the effect of the termination of an Associate’s employment, or a Recipient’s disability or death, or any other interruption or termination of Continuous Status, on the lapse of any Restrictions contained in a Plan Award made to the Recipient. During a period for which the Recipient is subject to administrative suspension, a Recipient’s right to exercise or receive payment for any rights under any Plan Award or the vesting of any rights under any Plan Award shall be suspended to the extent permitted under local law.

11.4	Forfeiture for Cause. Notwithstanding anything to the contrary contained in the Plan, any Recipient upon a finding of “Cause” by the Committee shall forfeit all Plan Awards (and rights thereunder) granted under the Plan, whether or not vested or otherwise exercisable.

11.5	Repayment Obligation.

(a)	Notwithstanding anything to the contrary contained in the Plan, in the event the Committee or its delegate (which expressly may include any officer of Walmart or a non-Associate third party (such as counsel to Walmart)) determines that a Recipient has engaged in Gross Misconduct, then the Recipient shall forfeit all Plan Awards then outstanding, and the Recipient shall repay to Walmart any payments received from Walmart with respect to any Plan Awards subsequent to the date which is twenty-four (24) months prior to the date of the behavior serving as the basis for the finding of Gross Misconduct. Any amount to be repaid by a Recipient pursuant to this Section 11.5 shall be held by the Recipient in constructive trust for the benefit of Walmart and shall be paid by the Recipient to Walmart with interest at the prime rate (as published in The Wall Street Journal) as of the date the Committee or its delegate determines the Recipient engaged in Gross Misconduct. The amount to be repaid pursuant to this Section 11.5 shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of payment to the Recipient, and without regard to any subsequent change in the Fair Market Value of a Share.

(b)	If the Committee determines at any time that the Recipient of a Plan Award, prior to or within one year after the date of settlement of such Plan Award, (A) engaged in any act the Committee deems inimical to the best interest of Walmart or an Affiliate, (B) breached any restrictive covenant or confidentiality requirement to which the Recipient was subject; or (C) otherwise failed to comply with applicable policies of Walmart or an Affiliate at all times prior to the settlement of the Plan Award, the Recipient shall be obligated, upon demand, to return the amount paid or distributed in settlement of such Plan Award to Walmart. In addition, all Plan Awards, whether or not previously settled, and whether or not previously deferred, shall be subject to Walmart’s policies, including Walmart’s Statement of Ethics or requirements of applicable law (including regulations and other applicable guidance) regarding clawbacks (recoupment) as in effect from time to time.

11.6	Death of Recipient. To the extent permitted in the Notice of Plan Award or under Committee rules and procedures, a Recipient may name a beneficiary or beneficiaries to whom the Recipient’s Plan Award may be paid, or who is authorized to exercise the Recipient’s Plan Award, in the event of the death of the Recipient, subject to Committee rules and procedures. If no such beneficiary is effectively named by the Recipient for any reason, then except to the extent otherwise provided in the Notice of Plan Award or Committee rules and procedures, if the Recipient dies, the Recipient’s Plan Award may be paid to the Recipient’s estate or may be exercised, in accordance with its terms or as allowed by law, by the Recipient’s estate or by the beneficiary or person to whom the award devolves by bequest or inheritance. Unless otherwise provided in the Notice of Plan Award, (a) Plan Awards may be exercised after death only to the extent the Recipient was otherwise entitled to exercise the Plan Award at the date of the Recipient’s death and only if exercised within 12 months after the Recipient’s death, and (b) to the extent a Plan Award was unvested at the date of death, the Plan Award shall terminate.

11.7	Limitations on Liability and Award Obligations. Receiving a Plan Award or being the owner of any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or Performance Unit shall not:

(a)	give a Recipient any rights except as expressly set forth in the Plan or in the Plan Award and except as a stockholder of Walmart as set forth herein as to the Restricted Stock only;

(b)	as to Shares deliverable on the exercise of Options or Stock Appreciation Rights, or in settlement of Performance Units or Restricted Stock Units, until the delivery (as evidenced by the appropriate entry on the books of Walmart of a duly authorized transfer agent of Walmart) of such Shares, give the Recipient the right to vote, or receive dividends on, or exercise any other rights as a stockholder with respect to such Shares, notwithstanding the exercise (in the case of Options or Stock Appreciation Rights) of the related Plan Award;

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(c)	be considered a contract of employment or give the Recipient any right to continued employment, or to hold any position, with Walmart or any Affiliate;

(d)	create any fiduciary or other obligation of Walmart or any Affiliate to take any action or provide to the Recipient any assistance or dedicate or permit the use of any assets of Walmart or any Affiliate that would permit the Recipient to be able to attain any performance criteria stated in the Recipient’s Plan Award;

(e)	create any trust, fiduciary or other duty or obligation of Walmart or any Affiliate to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products;

(f)	create any obligation of Walmart or any Affiliate that shall be greater than the obligations of Walmart or that Affiliate to any general unsecured creditor of Walmart or the Affiliate; or

(g)	give a Recipient any right to receive any additional Plan Award of any type.

If Walmart or an Affiliate terminates a Recipient’s employment with Walmart or the Affiliate, the potential value of any Plan Award that must be returned to Walmart will not be an element of any damages that the Recipient may have for any termination of employment or other relationship in violation of any contractual or other rights the Recipient may have.

11.8	No Liability of Committee Members. Walmart shall indemnify and hold harmless each member of the Committee and each other officer and director of Walmart or any Affiliate that has any duty or power relating to the administration of the Plan against any liability, obligation, cost or expense incurred by that person arising out of any act or omission to act in connection with the Plan or any Plan Award if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Walmart. Indemnification of Associates, directors, and agents shall be determined pursuant to the requirements of Article VI of Walmart’s Amended and Restated Bylaws.

11.9	Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the Walmart stockholders, the number and type of Shares (or other securities or property) covered by each Plan Award, and the number and type of Shares (or other securities or property) which have been authorized for delivery under the Plan but as to which no Plan Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Plan Award, the price per Share covered by any outstanding Plan Award that includes in its terms a price per Share, and the number of Shares with respect to which Plan Awards may be granted to an individual shall be proportionately adjusted to reflect an extraordinary dividend or other distribution (whether in the form of cash, Shares or other securities or property), stock split, reverse stock split, merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, split-up, spin-off, combination or reclassification of the Shares, or any other increase or decrease in the number of outstanding Shares effected without receipt of consideration by Walmart, issuance or warrants or other rights to purchase Shares or other securities of Walmart or other similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. That adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive as to every person interested under the Plan. Except as expressly provided herein, no issuance by Walmart of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Plan Award.

11.10	Tax Withholding. Whenever taxes are to be withheld in connection with the grant, vesting, lapse of restrictions, exercise or settlement of a Plan Award or for any other reason in connection with a Plan Award (the date on which such withholding obligation arises being hereinafter referred to as the “Tax Date”), the Committee may decide, in its sole discretion, to provide for the payment for the withholding of federal, state and local taxes (including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods and may (but need not) permit the Recipient to elect the method or methods: (a) payment in cash of the amount to be withheld, (b) requesting Walmart to withhold from Shares that would otherwise be delivered in settlement of a Plan Award payable in Shares (or upon the lapse of Restrictions on a Plan Award) a number of Shares having a Fair Market Value on the Tax Date or the last NYSE trading day prior to the Tax Date no greater than the amount to be withheld, (c) transfer of unencumbered Shares owned by the Recipient in circumstances permitted by the Committee valued at their Fair Market Value on the Tax Date or the last NYSE trading day prior to the Tax Date, (d) withholding from any cash compensation otherwise due to the Recipient; or (e) such other method

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as authorized by the Committee in its discretion. The Committee may set limits on the amount of withholding to be satisfied through withholding of Shares; e.g., the Committee may require that only the minimum withholding be satisfied in Shares, and may prohibit withholding from Open Market Shares or using a particular method if necessary or advisable in a particular country. Any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Recipient.

11.11	Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time without the approval of the Recipients or any other person, except to the extent any action of that type is required to be approved by the stockholders of Walmart under applicable law, listing standards, or in connection with any outstanding Qualified Performance Based Awards. Notwithstanding the foregoing, no amendment that, in the judgment of the Board would materially adversely affect a Recipient holding an Award shall be made without the Recipient’s consent; provided that no amendment that changes the timing of taxation of a Plan Award shall be deemed to materially adversely affect the Recipient.

11.12	Compliance with Law. The making of any Plan Award or delivery of any Shares is subject to compliance by Walmart with all applicable laws as determined by Walmart’s legal counsel. Walmart need not issue or transfer any Plan Award or Shares pursuant to the Plan unless Walmart’s legal counsel has approved all legal matters in connection with the delivery of any Plan Award or Shares.

11.13	No Representation or Warranty Regarding Tax Treatment. Notwithstanding any language contained in the Plan or any Plan Award, Walmart does not represent or warrant that any particular tax treatment will be achieved.

11.14	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

11.15	Superseding Existing Plans, Effective Date, and Transition. The Plan, as set forth herein, was approved by the Board on February 6, 2015, to be effective on June 5, 2015, subject to the approval of Walmart’s stockholders. The 2013 Restatement was approved by the Board on April 12, 2013, to be effective August 12, 2013. The 2010 Plan was effective January 1, 2010, and approved by Walmart’s stockholders on June 4, 2010. The 2005 Plan was effective January 1, 2005, and was approved by Walmart’s stockholders on June 3, 2005. The 1998 Plan was effective as of March 5, 1998, and was approved by Walmart’s stockholders on June 5, 1998. Shares made available for delivery in settlement of Plan Awards shall also be available for delivery in settlement of amounts payable under the provisions of the Wal-Mart Stores, Inc. Director Compensation Deferral Plan.

11.16	Funding. To the extent the Plan is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), it is intended to be (and will be administered as) an unfunded employee pension plan benefiting a select group of management or highly compensated employees under the provisions of ERISA. It is intended that the Plan be unfunded for federal tax purposes and for purposes of Title I of ERISA.

11.17	Code Section 409A. Plan Awards are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, or to the extent not so exempt, to satisfy the requirements of Code Section 409A, and the Plan and Plan Awards shall be interpreted accordingly.

 2015 Proxy Statement    A-15

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NW Arkansas
Regional Airport (XNA)
To Rogers and Bentonville
3
Hwy. 264
Hwy. 264
Hwy. 71 Business
Hwy. 412
4
4
4
5
Razorback Road
I-49
(formerly I-540)
Meadow
6
2
1
Leroy
Pond Road
7
4
Hwy. 62
To Fort Smith

1 Bud Walton Arena
2 Disabled Parking (Lot No. 55)
3 NW Arkansas Regional Airport (XNA)
4 Parking Lots No. 44, 56, 72 & 73
5 Razorback Stadium
6 Track
7 Indoor Tennis Center (Overflow Seating)

2015 Annual
Shareholders’ Meeting

Place:

Bud Walton Arena
University of Arkansas Campus
Fayetteville, Arkansas

Date and Time:

June 5, 2015, 7:30 a.m., Central time

Casual dress is recommended.
Doors open at 6:30 a.m., Central time.
Please note that due to on-campus construction,
parking may be limited.

Photographs taken at the meeting may be used
by Walmart. By attending, you waive any claim or rights
to these photographs and their use.

2015 Annual Shareholders’ Meeting Admission Requirements

In order to be admitted to the 2015 Annual Shareholders’ Meeting, you must bring photo ID AND one of the following:

•	The proxy statement or proxy card you received in the mail;

•	The notice of internet availability you received in the mail;

•	The e-mail you received with a link to our proxy materials; or

•	Other proof of share ownership, such as a valid legal proxy from your bank, broker, or other nominee who holds your shares, a voting instruction form that you received from your bank, broker, or other nominee, or a recent bank, brokerage or other statement demonstrating that you owned shares as of the close of business on April 10, 2015.

Please see page 102 of this proxy statement for more information regarding admission requirements.

The use of cameras, camcorders, videotaping equipment, and other recording devices will not be permitted in Bud Walton Arena. Attendees may not bring into the arena large packages or other material that could pose a safety or disruption hazard (e.g., fireworks, noisemakers, horns, confetti, etc.).

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WAL-MART STORES, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on June 4, 2015. If you participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on June 2, 2015. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic proxy.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may also agree to receive or access proxy materials electronically in future years on Walmart's corporate website at http://stock.walmart.com/annual-reports.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2015. If you participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on June 2, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return it in the postage-paid envelope we have provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M90501-P60535-Z64890 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WAL-MART STORES, INC.

The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3, and 4, and "AGAINST" Proposals 5 through 9.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Aida M. Alvarez	☐	☐	☐
1b. James I. Cash, Jr.	☐	☐	☐
1c. Roger C. Corbett	☐	☐	☐
1d. Pamela J. Craig	☐	☐	☐
1e. Michael T. Duke	☐	☐	☐
1f. Timothy P. Flynn	☐	☐	☐
1g. Thomas W. Horton	☐	☐	☐
1h. Marissa A. Mayer	☐	☐	☐
1i. C. Douglas McMillon	☐	☐	☐
1j. Gregory B. Penner	☐	☐	☐
1k. Steven S Reinemund	☐	☐	☐
1l. Kevin Y. Systrom	☐	☐	☐
1m. Jim C. Walton	☐	☐	☐
1n. S. Robson Walton	☐	☐	☐
1o. Linda S. Wolf	☐	☐	☐

Company Proposals:	For	Against	Abstain
2. Ratification of Ernst & Young LLP as Independent Accountants	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
4. Approval of the Wal-Mart Stores, Inc. Stock Incentive Plan of 2015	☐	☐	☐
Shareholder Proposals:			
5. Request for Annual Report on Recoupment of Executive Pay	☐	☐	☐
6. Proxy Access for Shareholders	☐	☐	☐
7. Report on Greenhouse Gas Emissions from International Marine Shipping	☐	☐	☐
8. Request for Annual Report Regarding Incentive Compensation Plans	☐	☐	☐
9. Independent Chairman Policy	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M90502-P60535-Z64890

WAL-MART STORES, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL SHAREHOLDERS' MEETING OF WAL-MART STORES, INC. TO BE HELD ON JUNE 5, 2015

I have received the Notice of 2015 Annual Shareholders' Meeting (the "Meeting") to be held on June 5, 2015, and the related Proxy Statement furnished by Wal-Mart Stores, Inc.'s ("Walmart") Board of Directors. I appoint S. ROBSON WALTON and C. DOUGLAS MCMILLON, and each of them, as my proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Walmart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof. If I participate in the Walmart 401(k) Plan or the Wal-Mart Puerto Rico 401(k) Plan and I have a portion of my interest invested in Walmart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote the stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxy holders cannot vote the shares unless you sign, date and return this card, vote by Internet, or vote by telephone.

If you do not specify how the proxy should be voted, it will be voted "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3, and 4, and "AGAINST" Proposals 5 through 9.

If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown on the reverse side. Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, or in another capacity, please indicate full title as such.